Exhibit 10.1 - Redacted Version

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

FINANCING AGREEMENT
dated as of April 1, 2026
among
CARIS LIFE SCIENCES, INC.,
as Borrower,
CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors,
VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,
AND
BLUE OWL CAPITAL CORPORATION,
as Administrative Agent

- i -

- ii -

- iii -

- iv -

APPENDICES:	A	Term Loan Commitments
	B	Notice Addresses

SCHEDULES:	[***]	[***]
	1.1(b)	Specified Contracts
	4.1	Jurisdictions of Organization
	4.2	Capital Stock and Ownership
	4.10	Adverse Proceedings
	4.23	Intellectual Property
	4.24	Insurance
	4.34	Regulatory Compliance
	5.14	Certain Post-Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.6	Restrictive Agreements
	6.7	Certain Investments
	6.9(b)(ii)	Certain Asset Sales
	[***]	[***]
	6.12	Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	B	Compliance Certificate
	C	Assignment Agreement
	D	Closing Date Certificate
	E	Solvency Certificate
	F	Counterpart Agreement
	G	U.S. Tax Compliance Certificates
	H	VCOC Letter

- v -

FINANCING AGREEMENT
This FINANCING AGREEMENT, dated as of April 1, 2026, is entered into by and among CARIS LIFE SCIENCES, INC., a Texas corporation (“Borrower”), and certain Subsidiaries of Borrower, as Guarantors, the Lenders from time to time party hereto, and Blue Owl Capital Corporation, a Maryland corporation, as administrative agent for the Lenders (in such capacity, “Administrative Agent”).
RECITALS
WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;
WHEREAS, Lenders have agreed to extend certain senior secured credit facilities to Borrower, in an aggregate principal amount not to exceed $1,200,000,000, consisting of (a) an initial term loan in an aggregate principal amount equal to $400,000,000, (b) a committed delayed draw term loan facility in an aggregate principal amount not to exceed $300,000,000, and (c) an uncommitted incremental facility in an aggregate principal amount not to exceed $500,000,000, in each case the proceeds of which will be used as described in Section 2.2;
WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of its assets (except as otherwise set forth herein or in the Collateral Documents), including a pledge of all of the Capital Stock of each of its direct Subsidiaries (except as otherwise set forth herein or in the Collateral Documents); and
WHEREAS, Guarantors have agreed to guarantee the Obligations of Borrower hereunder and to secure their respective Obligations by granting to Administrative Agent, for the benefit of Secured Parties, a First Priority Lien on substantially all of their respective assets (except as otherwise set forth herein or in the Collateral Documents), including a pledge or mortgage of all of the Capital Stock of each of their respective direct Subsidiaries (except as otherwise set forth herein or in the Collateral Documents).
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Article I

DEFINITIONS AND INTERPRETATION
Section 1.1Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:
“Administrative Agent” has the meaning specified in the preamble hereto.
“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.
135828258.v32

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), civil investigative demand, governmental investigation or arbitration (whether or not purportedly on behalf of Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Borrower or any of its Subsidiaries, threatened in writing, and, in each case, solely to the extent any of the foregoing is brought or targeted against Borrower or any of its Subsidiaries or any property of Borrower or any of its Subsidiaries.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Lender” has the meaning specified in Section 2.19(b).
“Affected Loans” has the meaning specified in Section 2.19(b).
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender or any of their Affiliates or Related Funds be considered an “Affiliate” of any Loan Party. Any reference to an Affiliate of Blue Owl Capital Corporation shall include its affiliated funding entity, Hedgewig Funding I LLC, and any Person that is Controlled or managed by Blue Owl Capital Corporation (or its Affiliates), or where Blue Owl Capital Corporation, together with its Affiliates, has a direct or indirect majority economic interest therein.
“Aggregate Amounts Due” has the meaning specified in Section 2.13.
“Aggregate Payments” has the meaning specified in Section 7.2.
“Agreement” means this Financing Agreement and any annexes, exhibits and schedules attached hereto.
“Anti-Corruption Laws” means all Requirements of Law concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, and the anti-bribery and anti-corruption laws and regulations of those jurisdictions in which the Loan Parties do business.
“Applicable Margin” means, as of any date of determination with respect to any Initial Term Loan and any Delayed Draw Term Loan, the applicable percentage per annum set forth in the table below:

Applicable Margin for SOFR Loans	Applicable Margin for Base Rate Loans
5.00%	4.00%
Furthermore, the Applicable Margin in respect of any Incremental Term Loans or Replacement Term Loans shall be the applicable percentages per annum set forth in the applicable Incremental Amendment or Refinancing Amendment, respectively.

“Application Event” means the (a) occurrence of an Event of Default and (b) the election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.12(f).
“Asset Sale” means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license or sublicense or other disposition to, or any exchange of property with, any Person (other than to a Loan Party), in one transaction or a series of transactions, of all or any part of Borrower or any Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Loan Party. For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, (b) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law, (c) any sale of accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Loan Party or Subsidiary of Borrower, and (d) any Royalty Monetization Transaction.
Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:
(i)an issuance of Capital Stock by a Subsidiary of Borrower to Borrower or to another Loan Party;
(ii)an issuance of Capital Stock by Borrower;
(iii)use or transfer of Cash or Cash Equivalents in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents;
(iv)the non-exclusive licensing or non-exclusive sublicensing alone of any Intellectual Property Rights in the ordinary course of business and that is otherwise permitted under this Agreement; and
(v)[***].
“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit C, with such amendments or modifications as may be approved by Administrative Agent.
“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), director, chief executive officer, president or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).

“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (c) Term SOFR (which rate shall be calculated based upon an Interest Period of one (1) month and to be determined on a daily basis) plus 1.00%, and (d) [***]% per annum. Any change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR shall be effective on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or Term SOFR, respectively.
“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.
“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent in consultation with Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement as so determined (including any related Benchmark Replacement Adjustment) would be less than the Floor, such Benchmark Replacement shall be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been reasonably selected by the Administrative Agent in consultation with Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the

Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).
“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.
“Beneficiary” means Administrative Agent and each Lender.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“Blackstone” means each of Blackstone Credit, Blackstone Holdings Finance Co. L.L.C. and any of their respective Affiliates, including, without limitation, certain funds, accounts and clients managed, advised, or sub-advised or administered by Blackstone Credit, Blackstone Finance or any of their respective Affiliates, as the context may require, and any warehouse entity.
“Blackstone Credit” means Blackstone Alternative Credit Advisors LP (on behalf of its funds, accounts and clients managed, advised or sub-advised by it or its affiliates).
“Blackstone Entities” means Blackstone Credit, any of its affiliates, and shall include, without limitation, certain funds, accounts and clients managed, advised, sub-advised or administered by Blackstone Credit or any of their respective affiliates, as the context may require, and any warehouse entity.
“Blue Owl” means Blue Owl Capital Corporation, and any of its Affiliates and their respective affiliated funds or accounts.
“Board of Directors” means, (a) with respect to any corporation or company, the board of directors of the corporation, company or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” has the meaning specified in the preamble hereto.
“Business Associate” has the same meaning as the term “business associate” in 45 C.F.R. § 160.103.
“Business Day” means any day that is not a Saturday, Sunday, or any other day on which the Federal Reserve Bank of New York is closed.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person (a) as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee that is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for income tax purposes).
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a company or a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, shares, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing; provided that Capital Stock shall exclude debt securities and other Indebtedness convertible into or exchangeable for any of the foregoing (including without limitation, Permitted Convertible Indebtedness and Permitted Call Spread Swap Agreements).
“Caris Discovery” means the Loan Parties’ drug target or therapeutic discovery business.
“Caris Molecular Intelligence” means the Loan Parties’ profiling business operated under the current names MI Cancer Seek, MI Tumor Seek Hybrid (or variations thereof), MI Profile, Caris Assure and Caris Detect, and any future name, which relates to: (i) the profiling of patient samples (whether tissue or blood), including but not limited to immunohistochemistry, in situ hybridization, next-generation sequencing of DNA and/or RNA, (ii) the analysis and performance of bioinformatics, and any other analysis (including FOLFIRSTai, and GPSai) related to tumors and (iii) reporting, consultations, treatment recommendations (including companion diagnostics) or other end product related tumor profiling and the analysis therein.
“Caris Strategic Data” means the Loan Parties’ data platform and business relating to molecular and clinical outcomes data and molecular signatures.
“Cash” means money, currency or a credit balance in any demand or Deposit Account.
“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government, or (ii) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A 1 from S&P or at least P 1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code.
“Change of Control” means, at any time, any of the following occurrences:
(a)any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Holders (i) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting or economic interest in the securities or Capital Stock of Borrower or (ii) shall have obtained the power (whether or not exercised) to elect a majority of the members of the Board of Directors (or similar governing body) of Borrower; provided that for purposes of this provision, any Person or group shall not be deemed to beneficially own Capital Stock to be acquired by such Person or group pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Capital Stock in connection with the transactions contemplated;
(b)any “change of control”, “fundamental change” or similar event shall occur under, and as defined in or set forth in the documents evidencing or governing the Capital Stock of Borrower, any agreement evidencing any Royalty Monetization Transaction, any Permitted Convertible Indebtedness or any other Indebtedness, in an aggregate outstanding principal amount of $[***] or more of Borrower or any of its Subsidiaries, in each case to the extent any repayment or payment obligation would result in connection with the occurrence of such event; or
(c)except in connection with a transaction permitted pursuant to this Agreement, Borrower shall cease to directly or indirectly beneficially own and control 100% on a fully diluted basis of the economic and voting interest in the Capital Stock of each other Loan Party.
“CLIA” means the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. § 263a, et. seq.), together with implementing regulations (42 C.F.R. Part 493) and interpretative guidelines issued by CMS.
“Closing Date” means the date on which this Agreement becomes effective, which is April 1, 2026.
“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit D.
“Closing Date Refinancing” means the repayment of all outstanding Indebtedness under that certain Credit Agreement, dated as of January 18, 2023, by and among the Borrower, the lenders from time to time thereto and Wilmington Trust, National Association, as administrative agent, as amended, and the termination of all guarantees, Liens and other security interests granted thereunder.
“CMS” means the U.S. Centers for Medicare and Medicaid Services.

“Collateral” means, collectively, all of the real, personal and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Loan Party upon which a Lien is granted or purported to be granted by such Loan Party in favor of the Administrative Agent pursuant to the Collateral Documents as security for the Obligations. For the avoidance of doubt, the “Collateral” shall not exclude any Excluded Assets (as defined in the Pledge and Security Agreement).
“Collateral Access Agreement” means a customary landlord waiver in form and substance reasonably acceptable to [***] the Administrative Agent and the Required Lenders, between the Administrative Agent and any third party landlord [***] (and acknowledged by the Borrower or an applicable Subsidiary).
“Collateral Documents” means the Pledge and Security Agreement, any Control Agreement, any Mortgages, any Collateral Access Agreement, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Administrative Agent, for the benefit of Secured Parties, a Lien on any real, personal or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.
“Common Stock” means Borrower’s common stock.
“Company Competitor” means [***].
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit B.
“Confidential Business Information” means, whether patentable or unpatentable and whether or not reduced to practice, confidential business information, including trade secrets, proprietary information, technical data, laboratory notebooks, clinical data, know-how, inventions, manufacturing processes and techniques, financial, marketing and business data, pricing and cost information, business, finance and marketing plans, customer and prospective customer lists and information, and supplier and prospective supplier lists and information, research and development information, data and other information included in or supporting Regulatory Authorizations.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.19(c) and other technical, administrative or operational matters) that Administrative Agent, in consultation with Borrower, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent, in consultation with Borrower, decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent, in consultation with Borrower, determines that no market practice for the administration of any such rate exists, in such other manner of administration as Administrative Agent, in consultation with Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Total Assets” means, at any date, total assets of the Loan Parties and their Subsidiaries calculated in accordance with GAAP on a consolidated basis.
“Contractual Obligation” means, as applied to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract (including, but not limited to, any Material Contract), undertaking, agreement, license or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” (and its correlatives) by any Person means the power of such Person, directly or indirectly, to direct or cause the direction of the management and policies of such other Person (whether by contract or otherwise).
“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Administrative Agent and the Required Lenders, executed and delivered by the applicable Loan Party, Administrative Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).
[***].
“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.
“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.
“Copyrights” means all registered and unregistered copyrights, whether statutory or common law, along with any and all (i) renewals, revisions, extensions, derivative works, enhancements, modifications, updates and new releases thereof, (ii) rights in works of authorship, including all rights of authorship of any type and in all forms of media, use, publication, reproduction, distribution, performance, preparation of derivative works, transformation, moral and economic rights of authors, design rights and registered designs and (iii) foreign copyrights and any other rights corresponding thereto throughout the world.
“Core Asset” means all rights, interest and title of the Borrower and its Subsidiaries in any Intellectual Property Rights or other proprietary products, services, data or processes that directly relate to Caris Molecular Intelligence or Caris Strategic Data.
“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit F delivered by a Loan Party pursuant to Section 5.10.
“Covered Entity” has the same meaning as the term “covered entity” in 45 C.F.R. § 160.103.
“Credit Date” means the date of a Credit Extension.
“Credit Extension” means the making of a Loan.
“Data” means customer lists, correspondence, data, submissions and licensing and purchasing histories relating to customers of Borrower or any Subsidiary, and all other reports, information and documentation collected or maintained by Borrower or any Subsidiary regarding purchasers of Borrower or any Subsidiary’s products and the visitors to websites owned or controlled by Borrower or any of its Subsidiaries.

“Data Processors” means any Third Party service providers, software developers, outsourcers, or others to which Borrower or its Subsidiaries engage and allow access to Personal Data or IT Assets (solely with respect to all Personal Data stored or contained therein or transmitted thereby) or that collect or process Personal Data on behalf of the Borrower or any Subsidiary.
“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.
“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.
“Delayed Draw Availability Period” means the period commencing the day after the Closing Date and ending on the earlier to occur of (i) the date that is sixteen (16) months after the Closing Date (or if such day is not a Business Day, the preceding Business Day) and (ii) the date on which the aggregate amount of all Delayed Draw Term Loan Commitments shall have been terminated pursuant to Section 2.9(c) or otherwise reduced to zero in accordance with the terms hereof.
“Delayed Draw Term Loan” means any Term Loan funded pursuant to Section 2.1(a)(ii).
“Delayed Draw Term Loan Commitment” means the commitment of a Lender to make or otherwise fund the Delayed Draw Term Loans, and “Delayed Draw Term Loan Commitments” means such commitments of all such Lenders in the aggregate. The amount of each Lender’s Delayed Draw Term Loan Commitment, if any, is set forth on Appendix A. The aggregate amount of the Delayed Draw Term Loan Commitments as of the Closing Date is $300,000,000.
“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Term Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Term Loans of such Defaulting Lender.
“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, as applicable, and ending on the earliest of the following dates: (a) the date on which all Term Loan Commitments are cancelled or terminated or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.9 or Section 2.10 or by a combination thereof), and (ii) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Term Loan Commitments, and (c) the date on which Borrower, Administrative Agent and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing.
“Default Rate” means any interest payable pursuant to Section 2.6.
“Defaulted Loan” has the meaning specified in Section 2.17.
“Defaulting Lender” has the meaning specified in Section 2.17.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Disputes” has the meaning set forth in Section 4.23(d).
“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Capital Stock that would constitute Disqualified Capital Stock, in each case of clauses (a) through (d), prior to the date that is [***] after the Latest Maturity Date and other than solely for Qualified Capital Stock or as a result of a change of control or asset sale (so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Term Loan Commitments); provided that if such Capital Stock is issued pursuant to a plan for the benefit of current or former employees, directors, independent contractors or other service providers of the Loan Parties or by any such plan to such current or former employees, directors, independent contractors or other service providers, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by a Loan Party in order to satisfy applicable statutory or regulatory obligations, including tax withholding, or as a result of such current or former employee’s, director’s, independent contractor’s or other service provider’s termination, death or disability; provided further that Disqualified Capital Stock shall exclude Permitted Equity Derivatives.
“Disqualified Institution” means [***].
“Dollars” and the sign “$” mean the lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of the Borrower that is not a Foreign Subsidiary.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person); provided, that neither Borrower nor any Affiliate of Borrower shall, in any event, be an Eligible Assignee.
“EMA” means the European Medicines Agency, or any successor agency thereto.
“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA that is or was sponsored, maintained or contributed to by, or required to be contributed by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.
“Employee Stock Purchase Plan” means the Caris Life Sciences, Inc. 2025 Employee Stock Purchase Plan, as amended and restated, as in effect on the Closing Date, and as amended, modified, restated, supplemented or replaced in any manner that is not materially adverse to the interest of the Administrative Agent or the Lenders, or on such other terms as are acceptable to Administrative Agent and Required Lenders.
“Environmental Claim” means any complaint, summons, citation, investigation, notice, directive, notice of violation, order, claim, demand, action, litigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority or any other Person, involving (a) any actual or alleged violation of any Environmental Law, (b) any Hazardous Material or any actual or alleged Hazardous Materials Activity, (c) injury to the environment, natural resource, any Person (including wrongful death) or property (real or personal) in connection with Hazardous Materials or actual or alleged violations of Environmental Laws, or (d) actual or alleged Releases or threatened Releases of Hazardous Materials either (i) on, at or migrating from any assets, properties or businesses currently or formerly owned or operated by any Loan Party or any of its Subsidiaries or any predecessor in interest, (ii) from adjoining properties or businesses, or (iii) onto any facilities that received Hazardous Materials generated by any Loan Party or any of its Subsidiaries or any predecessor in interest.
“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, decrees, permits, licenses or binding determinations of any Governmental Authorizations, or any other requirements of Governmental Authorities relating to (a) the manufacture, generation, use, storage, transportation, treatment, disposal or Release of Hazardous Materials, or (b) occupational safety and health, industrial hygiene, land use or the protection of the environment, human, plant or animal health or welfare.
“Environmental Liabilities and Costs” means all liabilities, monetary obligations, losses (including monies paid in settlement), damages, punitive damages, natural resources damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred in connection with any Remedial Action, any Environmental Claim, or any other claim or demand by any Governmental Authority or any Person that relates to any actual or alleged violation of Environmental Laws, actual or alleged exposure or threatened exposure to Hazardous Materials, or any actual or alleged Release or threatened Release of Hazardous Materials.
“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal

Revenue Code of which that Person is a member; (b) any trade or business (whether or not incorporated) that is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary would be liable under the Internal Revenue Code or ERISA.
“ERISA Event” means: (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty (30) day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard Section 412 or 430 of the Code with respect to any Pension Plan or the failure to make any required contribution (including any installment) to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by any Loan Party or any ERISA Affiliate from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan; (f) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by application of Section 4212(c) of ERISA; (g) the withdrawal of any ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan; or (h) the imposition of a Lien pursuant to the Code or ERISA on any Loan Party or its Subsidiaries with respect to any Pension Plan or Multiemployer Plan.
“Erroneous Payment” has the meaning specified in Section 9.12(a).
“Erroneous Payment Subrogation Rights” has the meaning specified in Section 9.12(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means each of the conditions or events set forth in Section 8.1.
“Exchange Act” means the Securities Exchange Act of 1934.
“Excluded Account” means Deposit Accounts, (a) the balance of which consists exclusively of withheld income taxes and foreign, federal, state or local employment or payroll taxes in such amounts as are required to be paid to the Internal Revenue Service or any other government agencies, (b) used exclusively for payroll to or for the benefit of employees of Borrower or any of its Subsidiaries in such amounts as are required to be paid to such employees within the immediately succeeding two payroll cycles, (c) that are exclusively health care reimbursement accounts or employee benefits accounts, including any accounts exclusively containing amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of Borrower or any of its Subsidiaries, (d) all segregated Deposit Accounts constituting (and the balance of which consists solely of funds set aside in connection with) fiduciary accounts, escrow accounts and trust accounts, (e) any other Deposit Accounts that have amounts on deposit that do not exceed $[***] individually or $[***] in the aggregate at any one time, (f) that are exclusively holding cash collateral or other deposits constituting Liens permitted by clauses (g) and (o) of Permitted Liens, and (g) consisting of zero balance accounts so long as the balance in such account is zero at the end of each Business Day; provided that any account excluded pursuant to this clause (g) shall remain a zero balance account during the term of this Agreement and shall be subject to a sweep agreement reasonably satisfactory to the Administrative Agent, and the Borrower shall use commercially reasonable efforts to require that the depositary bank thereunder provide [***] written prior notice to the Administrative Agent of any change to the terms of the daily sweep of such account.
“Excluded Subsidiary” means (a) any not-for-profit Subsidiary (which as of the Closing Date shall include, for the avoidance of doubt, Caris Molecular Pathology, a Texas not-for-profit corporation), (b) any captive insurance entity, (c) any merger Subsidiary formed in connection with a Permitted Acquisition so long as such merger Subsidiary is merged out of existence pursuant to such Permitted Acquisition or dissolved within [***] of its formation thereof or such later date as permitted by Administrative Agent in its reasonable discretion, (d) any Immaterial Subsidiary, (e) any Subsidiary that is prohibited or restricted by any Requirement of Law or by contractual obligations (or, in the case of a non-wholly owned Subsidiary, by its Organizational Documents) existing on the Closing Date (or, in the case of any Subsidiary acquired after the Closing Date, in existence at the time of acquisition but not entered into in contemplation hereof and only for so long as such prohibition or contractual obligation remains in effect) from guaranteeing the Obligations and (f) (A) any Foreign Subsidiary or Foreign Subsidiary Holding Company that: (i) does not hold any exclusive right, title or interest in any Core Asset or other Material Intellectual Property, (ii) does not hold or maintain any material Regulatory Authorization, whether now in effect or hereafter issued by any Regulatory Agency, including any Key Permits, (iii) is not party to any Material Contract, other than ordinary course contracts or agreements (including leases of or licenses to use real property) that are not material to the business of Borrower and the Guarantors (taken as a whole), (iv) does not, individually or together with all Excluded Subsidiaries except for Excluded Subsidiaries excluded pursuant to clause (a) of this definition, have cash or Cash Equivalent Investments exceeding $[***] in the aggregate at any time, (v) contributed [***]% or less of the total Revenues of Borrower and its Subsidiaries, for the period of two consecutive Fiscal Quarters ended on the Test Date and, together with all other Excluded Subsidiaries except for Excluded Subsidiaries excluded pursuant to clause (a) of this definition, contributed [***]% or less of the Revenue for such period, and (vi) contributed less than [***]% or less of the Consolidated Total Assets of the Borrower and its Subsidiaries on the applicable Test Date, and together with all other Excluded Subsidiaries except for Excluded Subsidiaries excluded pursuant to clause (a) of this definition, contributed less than [***]% or less of the Consolidated Total Assets of the Borrower and its Subsidiaries on the applicable Test Date, (B) any other Foreign Subsidiary or Foreign Subsidiary Holding Company if the Borrower in good faith after consulting with its tax or other relevant advisors and subject to the Required Lenders’ consent (not to be unreasonably withheld, conditioned or delayed) determines that the burden or cost (including any adverse tax consequences to the Borrower or any of its Subsidiaries, which are not de minimis) of providing a guarantee by such Foreign Subsidiary or Foreign Subsidiary Holding Company will outweigh the benefits to be obtained by the Lenders therefrom, including by taking into account the overall collateral package under the Loan Documents and the amount of the Loans. For the avoidance of doubt, no Subsidiary that (i) is party to any Royalty Monetization Transaction (other than any special purpose vehicle), (ii) holds any exclusive right, title or interest (including an exclusive license) in any Material Contracts, Core Assets or other Material Intellectual Property, (1) in each case of the foregoing, other than in the case of a Subsidiary referred to in clause (a) of this definition or (2) in the case of any Material Contracts, other than a Foreign Subsidiary or Foreign Subsidiary Holding Company to the extent contemplated by clause (f)(A)(iii) of this definition or (iii) is a direct or indirect parent of any Loan Party, shall be an “Excluded Subsidiary”.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment hereunder pursuant to a law in effect on the date on which (i) such Lender acquires such interest in such commitment (or, in the case of Loan not funded by such Lender pursuant to a prior commitment, acquires such interest in such Loan), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such commitment or Loan (as applicable) or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.15(d), and (d) any withholding Taxes imposed under FATCA.
“Fair Share” has the meaning specified in Section 7.2.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“Family Member” means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to current Section 1471(b)(1) of the Internal Revenue Code (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (and any related laws, regulations or other official administrative guidance) implementing the foregoing.
“FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, 21 U.S.C. Section 301 et. seq. (or any successor thereto), as amended from time to time, and regulations promulgated thereunder.
“FDA” means the U.S. Food and Drug Administration or any successor agency thereto.
“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.
“Federal Health Care Program” has the meaning as described at 42 U.S.C. § 1320a-7b(f).
“Fee Letters” means [***].

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief financial officer of Borrower that such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.
“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of Borrower and its Subsidiaries ending on December 31 of each calendar year.
“Floor” means a rate of interest equal to [***].
“Foreign Lender” means a Lender that is not a U.S. Person.
“Foreign Official” means any officer or employee of a non-U.S. government or any department, agency, or instrumentality thereof, or of a public international organization, or any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization.
“Foreign Sovereign Immunities Act” means the US Foreign Sovereign Immunities Act of 1976 (28 U.S.C. Sections 1602-1611).
“Foreign Subsidiary” means a Subsidiary of the Borrower that is not organized under the laws of the United States, any state thereof, or the District of Columbia.
“Foreign Subsidiary Holding Company” means any Subsidiary that is not a Foreign Subsidiary, and that owns (directly or through one or more entities that are disregarded for U.S. federal income tax purposes) no material assets other than equity interests (and/or indebtedness) of: (x) one or more Foreign Subsidiaries that are CFCs and/or (y) one or more entities that would be treated as Foreign Subsidiary Holding Companies.
“Funding Default” has the meaning specified in Section 2.17.
“Funding Notice” means a written notice substantially in the form of Exhibit A-1.
“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.2, United States generally accepted accounting principles in effect as of the date of determination thereof.
“GCP” means the Good Clinical Practices that establish the national and international requirements for designing, conducting, recording and reporting a clinical trial that are enforced by the FDA (including 21 CFR Parts 50, 54, and 56) and by comparable foreign Governmental Authorities.
“GLP” means the Good Laboratory Practices that establish the regulatory requirements for or concerning the conduct of nonclinical laboratory studies for products regulated by the FDA (including 21 CFR Part 58) and by comparable foreign Governmental Authorities.

“Governmental Authority” means any federal, state, municipal, national, supranational or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, including any patent office, in each case whether associated with a state of the United States, the United States or a foreign entity or government.
“Governmental Authorization” means any permit, license, authorization, clearance, approval, Registration, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Grantor” has the meaning specified in the Pledge and Security Agreement.
“Guaranteed Obligations” has the meaning specified in Section 7.1.
“Guarantor” means each Subsidiary of Borrower and each other Person that guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations. For the avoidance of doubt, no Excluded Subsidiary shall be required to become a Guarantor except at the election of Borrower in accordance with Section 5.10.
“Guarantor Subsidiary” means each Guarantor.
“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to Administrative Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.
“Hazardous Materials” means, regardless of amount or quantity, (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or risk to human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law, (b) petroleum and its refined products, (c) polychlorinated biphenyls, (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials, (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws, and (f) any substance or materials that are otherwise regulated under Environmental Law.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.
“Health Care Laws” means collectively, (a) Title XVIII of the Social Security Act, 42 U.S.C. §§ 1395-1395hhh (the Medicare statute); (b) Title XIX of the Social Security Act, 42 U.S.C. §§ 1396-1396y (the Medicaid statute) and any other Requirement of Law pertaining to or governing a Federal Health Care Program; (c) all federal and state fraud and abuse and other healthcare Requirements of Law, including the Stark Law (42 U.S.C. §1395nn), the Federal

Anti-Kickback Statute, 42 U.S.C. § 1320a-7b(b) and the Eliminating Kickbacks in Recovery Act (18 U.S.C. § 220); (d) the civil False Claims Act, 31 U.S.C. §§ 3729 et seq.; (e) the criminal False Claims Act, 42 U.S.C. § 1320a-7b(a); (f) criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. §§ 286, 287, 1035, 1347 and 1349; (g) the criminal fraud provisions under HIPAA; (h) the Civil Monetary Penalties law, 42 U.S.C. §§ 1320a-7a and 1320a-7b; (i) the U.S. Physician Payments Sunshine Act, 42 U.S.C. § 1320-7h; (j) the Exclusion Law, 42 U.S.C. § 1320a-7; (k) comparable state Requirements of Law and other Requirements of Law that directly or indirectly govern the distribution, sale, promotion, marketing and billing of any Product; and (l) each as amended and the regulations promulgated thereunder.
“Hedging Agreement” means any interest or foreign exchange rate swap agreement, interest rate or foreign exchange cap agreement, interest rate or foreign exchange collar agreement, interest rate or foreign exchange hedging agreement or other similar agreement or arrangement, each of which is (a) for the purpose of hedging the interest rate exposure or foreign exchange exposure associated with Borrower’s and its Subsidiaries’ operations, and (b) not for speculative purposes.
“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender that are presently in effect or, to the extent allowed by law, under such applicable laws that may hereafter be in effect and that allow a higher maximum non-usurious interest rate than applicable laws now allow.
“HIPAA” means, collectively, the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5, and their implementing regulations, including but not limited to, the Standards for Privacy of Individually Identifiable Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and E, the Security Standards for the Protection of Electronic Protected Health Information at 45 C.F.R. Parts 160 and 164, Subparts A and C, and the Notification of Breach of Unsecured Protected Health Information requirements at 45 C.F.R. Part 160 and 164, Subparts A and D.
“Historical Financial Statements” means the audited financial statements of Borrower and its Subsidiaries, for the Fiscal Year ended December 31, 2025, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity and cash flows for such Fiscal Year.
“Immaterial Subsidiary” means any Domestic Subsidiary that (i) had assets representing [***]% or less of the Consolidated Total Assets of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the last day of the most recent Fiscal Quarter for which financial statements have been, or were required to be, delivered pursuant to Section 3.1(f) or Section 5.1(b) or (c), as applicable (the “Test Date”), (ii) contributed [***]% or less of the total Revenues of Borrower and its Subsidiaries, for the Fiscal Quarter ended on the Test Date and (iii) does not own or hold an exclusive license or other exclusive right, title or interest in any [***]; provided, if at any time and from time to time after the Closing Date, Subsidiaries that are Excluded Subsidiaries pursuant to clause (d) of the definition thereof either (x) comprise in the aggregate more than [***]% of the Consolidated Total Assets of Borrower and its Subsidiaries as of the Test Date or contribute more than [***]% of the total Revenues of Borrower and its Subsidiaries for the Fiscal Quarter ended on the Test Date or (x) hold more than $[***] of Cash and Cash Equivalents, in each case, in the aggregate with all other such Subsidiaries, then Borrower shall, not later than [***] after the date by which financial statements for such period are required to be delivered (or such longer period as the Administrative Agent may agree in its sole discretion in writing), designate in writing to

Administrative Agent that one or more of such Subsidiaries is no longer an Excluded Subsidiary for purposes of this Agreement to the extent required such that the foregoing conditions cease to be true, and such designated Subsidiaries shall cease to be Excluded Subsidiaries and shall be subject to the provisions of Section 5.10.
“Incremental Amendment” has the meaning specified in Section 2.21.
“Incremental Request” has the meaning specified in Section 2.21.
“Incremental Term Loan” has the meaning specified in Section 2.21.
“Incremental Term Loan Commitment” has the meaning specified in Section 2.21.
“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any earn-outs or other deferred payment obligations in connection with an acquisition to the extent such earn-outs and deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms), (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above, (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including, without limitation, any Hedging Agreement, whether entered into for hedging or speculative purposes, (l) Disqualified Capital Stock, and (m) all obligations in respect of Royalty Monetization Transactions. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person. Notwithstanding anything herein to the contrary, Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) endorsements of checks or drafts arising in the ordinary course of business, (iii) Capital Stock to the extent not constituting Disqualified Capital Stock, (iv) any obligations in respect of any Permitted Equity Derivative, (v) deferred compensation and severance, and, solely to the extent such obligations are properly classified as liabilities on a balance sheet in conformity with GAAP, pension, retiree welfare and equivalent benefits or any deferred obligations incurred under ERISA, (vi) purchase price adjustments or earn outs or other contingent payments of a similar nature (including any non-compete payments and consulting payments) made in connection with any Investment or other acquisitions, mergers, amalgamations, or similar transaction, in each case, to the extent such obligations have not become due and payable and not been paid within [***] (unless such obligation is subject to a good faith dispute contested by appropriate proceedings) of such obligation becoming due and payable (provided that deferred payments that are fixed or not subject to a bona fide contingency shall constitute Indebtedness to the extent provided in clause (d) above), (vii) non-compete or consulting obligations incurred in connection with Investments or other acquisitions, mergers, amalgamations, or similar transaction, until such obligations become a liability on the balance sheet of such Person in accordance with GAAP, (viii) unsecured installment payments or the deferred purchase price of property or services to the extent payable solely in Qualified Capital Stock of such Person, (ix) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such asset and (x) any bona fide unsecured royalty obligations payable by a Loan Party or any Subsidiary in respect of any in-license or acquisition of Intellectual Property Rights by any Loan Party or Subsidiary.
“Indemnified Liabilities” means, collectively, any and all liabilities (including Environmental Liabilities and Costs), obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented out-of-pocket fees and disbursements of counsel pursuant to Sections 10.2 or 10.3 for Indemnitees in connection with any investigative, administrative or judicial proceeding, whether incurred in connection with actions between the parties hereto or between the parties hereto and third parties, commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted in writing against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)), (b) the statements contained in the proposal letter delivered by any Lender to Borrower prior to the Closing Date with respect to the transactions contemplated by this Agreement, or (c) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.
“Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.3.
“Indemnitee Agent Party” has the meaning specified in Section 9.6.

“Infringement” and “Infringes” means the infringement, misappropriation or other violation of Intellectual Property Rights.
“Initial Funding Date” means the Closing Date.
“Initial Term Loan” means the Term Loan funded on the Initial Funding Date pursuant to Section 2.1(a)(i).
“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund Initial Term Loans on the Initial Funding Date, and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Appendix A. The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $400,000,000.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.
“Intellectual Property Rights” means all intellectual property and other proprietary rights of any kind or nature, in any jurisdiction in the world, whether registered or unregistered and whether registrable or not, protected, created or arising under any law, including any and all rights in (i) Patents; (ii) Trademarks; (iii) Copyrights; (iv) computer software, databases, data, compilations of data, and documentation; (v) Confidential Business Information; and (vi) rights to sue for past, present and future Infringements of any of the foregoing.
“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the Closing Date, made by the Loan Parties and their Subsidiaries in favor of Administrative Agent for the benefit of the Secured Parties.
“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last Business Day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date, (b) with respect to any SOFR Loan, the last day of the applicable Interest Period (or, for an Interest Period longer than three (3) months, every three (3) months), commencing on the first such date to occur after the Closing Date, and (c) with respect to each Loan, the final maturity date of the Loans (whether by scheduled maturity, acceleration or otherwise).
“Interest Period” means, in connection with a SOFR Loan, an interest period of one (1), three (3) or six (6) months (or, if agreed by all relevant Lenders, twelve (12) or fewer months or a period of shorter than one (1) month), (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be, and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (b)(iii) of this definition, end on the last Business Day of a calendar month, and (iii) no Interest Period with respect to any portion of any Term Loan shall extend beyond Term Loan Maturity Date; provided, further, that the Interest Period for any SOFR Loan to be made on the Initial Funding Date may, at the Borrower’s option, end on June 30, 2026.
“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.
“Investment” means (a) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the securities or Capital Stock or all or substantially all of the assets of any other Person (or of any product, division, product line or business line of such other Person), (b) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Borrower from any Person, of any Capital Stock of such Person, (c) any direct or indirect loan, advance, or capital contributions (or transfer or similar payment made from one entity to its Subsidiary in lieu of any capital contributions that would otherwise be required) by Borrower or any of its Subsidiaries to any other Person (including, without limitation, any intercompany indebtedness) other than trade accounts payable and accrued expenses arising in the ordinary course of business, and (d) any direct or indirect guarantee of any obligations of any other Person. The amount of any Investment shall be (i) the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment; minus (ii) the amount of dividends or distributions actually received in connection with such Investment and any return of capital and any payment of principal received in respect of such Investment that in each case is received in cash or Cash Equivalents (not in excess of the amount of Investments originally made).
“IT Assets” means the computers and other information technology infrastructure and assets used by the Borrower or any of the Subsidiaries in the conduct of their business as currently operated.
“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form, in which Borrower or any of its Subsidiaries holds any Capital Stock; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.
“Junior Debt” means (a) Permitted Subordinated Indebtedness, (b) Permitted Convertible Indebtedness, (c) any other Indebtedness that is secured by a Lien that is junior in priority to the Lien securing the Obligations or is unsecured and (c) any other Indebtedness that is expressly subordinated (in right of payment or otherwise) to all or any portion of the Obligations.
“Key Permits” means all Permits related to the Products, including all Regulatory Authorizations.
“Latest Maturity Date” means, as of any date of determination, the latest maturity date applicable to any Term Loan hereunder as of such date.
“LDT” means a laboratory developed test that is designed, developed, validated and performed by a single clinical laboratory authorized to perform high complexity testing under CLIA. The parties acknowledge that, as of the Closing Date, the FDA’s regulation of LDTs has evolved considerably over time and that the FDA has not historically required LDTs to comply with medical device requirements, including premarket clearances or approvals and has not persisted with rulemaking that would lift this enforcement discretion policy, although FDA continues to assert that such requirements for premarket review apply as a matter of Law, and that Congress or FDA leadership may change the FDA’s current position in the future.
“Lender” means each lender listed on the signature pages hereto as a Lender, and (i) any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement, and (ii) any other Person that becomes a “Lender” pursuant to the terms and conditions of Section 2.21.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.
“Licensed Intellectual Property” means all Intellectual Property Rights that are licensed to, or otherwise authorized for use by, the Borrower or any Subsidiary.
“Lien” means (a) any lien, mortgage, pledge, assignment, hypothec, deed of trust, security interest, license or sublicense, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of securities or Capital Stock, any purchase option, call or similar right of a third party with respect to such securities or Capital Stock. For the avoidance of doubt, Liens shall not include any bona fide royalty obligations payable by a Loan Party or any Subsidiary in respect of any in-license or acquisition of Intellectual Property Rights by any Loan Party or Subsidiary.
“Loan” means any Term Loan.
“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letters, any Guaranty, the Intercompany Subordination Agreement, the Perfection Certificate, and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of Administrative Agent or any Lender in connection herewith.
“Loan Party” means Borrower or any Guarantor.
“Malicious Code” has the meaning set forth in Section 4.36(c).
“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.
“Market Capitalization” means, as of any date of determination, an amount equal to (a) the total number of issued and outstanding shares of Common Stock on such date, multiplied by (b) the arithmetic mean of the closing prices per share of such Common Stock on the NASDAQ exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the [***] immediately preceding such date.
“Material Adverse Effect” means a material adverse effect with respect to (a) the business operations, properties, assets, financial condition, or liabilities of Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to fully and timely perform its obligations under any Loan Document to which it is a party, (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party, (d) the validity, perfection or priority of Administrative Agent’s Liens on the Collateral or (e) the rights, remedies and benefits available to, or conferred upon, Administrative Agent and any Lender or any other Secured Party under any Loan Document.
“Material Contract” means [***].

“Material Intellectual Property” means (i) all Core Assets and (ii) all other Intellectual Property Rights that are material to the business of the Borrower and its Subsidiaries, taken as a whole.
“Material Real Property” means any fee-owned real property located in the United States that is owned by any Loan Party with a fair market value in excess of $[***] (at the time of acquisition, as reasonably estimated by the Borrower in good faith).
“Material Regulatory Liability” means (i) any Liabilities or Adverse Proceedings arising from the violation of Public Health Laws, Health Care Laws, and other applicable comparable Requirements of Law, or the terms, conditions of or requirements applicable to any Registrations (including costs of actions required under applicable Requirements of Law, including Public Health Laws or Health Care Laws, or necessary to remedy any violation of any terms or conditions applicable to any Registrations or Permits), including, but not limited to, withdrawal of approval or licensure, recall, revocation, suspension, import, detention and seizure of any Product, and (ii) any loss of recurring annual revenues as a result of any loss, suspension or limitation of any Registrations or Permits, that, in the case of the foregoing clauses (i) and (ii), (a) exceed $[***] in the aggregate, or (b) could reasonably be expected to result in a Material Adverse Effect.
“Measurement Period” means, at any date of determination, the most recently completed four (4) consecutive Fiscal Quarters of the Borrower and its Subsidiaries for which financial statements have been (or were required to have been) delivered in accordance with Section 5.1(b) or 5.1(c) (or, prior to the first delivery of any such financial statements, the period of four (4) consecutive Fiscal Quarters of the Borrower and its Subsidiaries ended December 31, 2025).
“Moody’s” means Moody’s Investor Services, Inc.
“Mortgage” means a mortgage, deed of trust or deed to secure debt that encumbers Real Property, in form and substance satisfactory to Administrative Agent, made by a Loan Party in favor of Administrative Agent for the benefit of the Secured Parties, securing the Obligations and delivered to Administrative Agent.
“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA.
“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide costs or expenses incurred in connection with such Asset Sale that are properly attributable to such Asset Sale and to the extent paid or payable to non-Affiliates, and minus Taxes incurred in connection with such Asset Sale and (b) with respect to any insurance, condemnation, taking or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by Borrower or any of its Subsidiaries (A) under any [***] insurance policies in respect of any covered loss thereunder, or (B) as a result of the condemnation or taking of any assets of Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual costs or expenses incurred by Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Borrower or such Subsidiary in respect thereof, including Taxes, and (B) any bona fide costs and expenses incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, and (c) with respect to any issuance of Capital Stock or Permitted Convertible Indebtedness, the cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred by Borrower or any Subsidiary in connection therewith.

“Note” means a promissory note evidencing the Initial Term Loan, Delayed Draw Term Loan or an Incremental Term Loan, as applicable.
“Notice” means a Funding Notice or a Conversion/Continuation Notice.
“Obligations” means all obligations of every nature of each Loan Party and its Subsidiaries from time to time owed to Administrative Agent (including former Administrative Agents), the Lenders or any of them, under any Loan Document, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), the Prepayment Premium, Erroneous Payment Subrogation Rights, fees, expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).
“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.
“Organizational Documents” means (a) with respect to any corporation or company, its certificate of incorporation, its articles or memorandum of incorporation, organization or association, and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, and (d) with respect to any limited liability company, its articles of organization, and its operating agreement (or, in each case of (a) through (d), the equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction). In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than any connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” has the meaning specified in Section 2.15(b).
“Owned Intellectual Property” means all Intellectual Property Rights owned (solely or jointly with others) by the Borrower or any Subsidiary.
“Participant Register” has the meaning specified in Section 10.6(h)(ii).
“Patent” means any issued national, regional and international patent and any application or invention disclosure therefor (whether provisional applications, non-provisional applications, divisionals, continuations, continuations in-part, and continued prosecution applications), and which for purposes of this Agreement, shall be deemed to include any substitutions, reissues, reexaminations, renewals, extensions, adjustments, restorations, supplemental protection certificates and patent rights in any form in connection therewith, whether in or related to the United States or any foreign country or other jurisdiction.
“PATRIOT Act” has the meaning specified in Section 4.29.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, that is subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA.
“Perfection Certificate” means that certain Perfection Certificate dated as of the Closing Date, as updated from time to time in accordance with Section 5.1(n).
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permits” means all permits, licenses, registrations, certificates, orders, approvals, authorizations, provider or supplier numbers, consents, clearances, waivers, franchises, variances, exclusions and similar rights issued by or obtained from any Governmental Authority, including, without limitation, those relating to Regulatory Authorizations or to clinical laboratory certification or accreditation.
“Permitted Acquisition” means any acquisition by Borrower or its Subsidiaries, whether by purchase, merger, in-licensing or otherwise, of all or substantially all of the assets of, a majority of the Capital Stock of, or a business line or unit or a division of, or Patents, royalty rights or similar or related assets of, any Person (collectively, an “Acquisition”); provided, subject to Section 1.7,
(a)immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;
(b)the aggregate consideration paid with proceeds provided by the Borrower or a Guarantor for entities that do not become Guarantors or pledge their assets as Collateral or, without duplications, for assets that do not become Collateral, shall, in each case, not exceed $[***] in the aggregate during the term of this Agreement;
(c)the Borrower shall have taken, or caused to be taken, any actions required to be taken as set forth in Section 5.10, Section 5.11 or Section 5.12 within the time periods set forth therein, as applicable;
(d)Borrower and its Subsidiaries shall, as of the applicable Test Date, on a pro forma basis after giving effect to such Acquisition, be in compliance with Section 6.8;
(e)Borrower shall have delivered to the Administrative Agent and the Lenders, at least [***] prior to such Acquisition, a written notice describing the transaction;
(f)in the case of an Acquisition with total Cash and Cash Equivalent consideration in excess of $[***], if requested by the Administrative Agent or the Required Lenders, Borrower shall have delivered to Administrative Agent and the Required Lenders, prior to such proposed Acquisition, such information and documents that Administrative Agent or the Required Lenders may reasonably request, including, without limitation, historical financial information with respect to such acquired assets, [***] projections for the target and for the Borrower after giving effect to such Acquisition and drafts of the respective material acquisition agreements related thereto;
(g)any Person or assets or division as acquired in such Permitted Acquisition shall be in the same business or lines of business in which Borrower or its Subsidiaries are engaged as of the Closing Date (or otherwise permitted by Section 6.13);

(h)the Acquisition shall have been approved by the Board of Directors or other governing body or controlling Person of the Person acquired or the Person from whom such assets or division is acquired or a court of competent jurisdiction; and
(i)the total Cash and Cash Equivalent consideration (excluding [***]) paid or payable in connection with all such Acquisitions shall not exceed [***].
“Permitted Convertible Indebtedness” means Indebtedness incurred by the Borrower that is convertible at the option of the holders thereof into common stock of the Borrower together with cash in lieu of fractional shares; provided, however, that (a) such Indebtedness is unsecured, (b) such Indebtedness is not guaranteed by any Person that is not a Guarantor, (c) cash interest rate on such Indebtedness shall not exceed [***]% per annum at any time prior to the date that is [***] after the Term Loan Maturity Date, (d) such Indebtedness shall not include covenants and defaults (other than covenants and defaults customary for convertible indebtedness but not customary for loans for public company issuers [***]) that are, taken as a whole, more restrictive on the Loan Parties than the provisions of this Agreement [***], (e) immediately prior to and after giving effect to the incurrence of such Indebtedness, no Event of Default shall have occurred and be continuing or could reasonably be expected to occur as a result therefrom, (f) such Indebtedness shall not (i) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable at the option of the holder thereof, in whole or in part, (iii) provide for the scheduled payment of dividends or distributions (other than scheduled cash interest payments) in cash, in each case of the foregoing sub-clauses (i), (ii) and (iii), prior to the date that is 6 months after the Term Loan Maturity Date (it being understood, for the avoidance of doubt, that (w) a redemption right of the Borrower in respect of such Indebtedness, (x) conversion rights of holders in respect of such Indebtedness to convert into common stock of the Borrower together with cash in lieu of fractional shares, (y) acceleration rights of holders of such Indebtedness upon the occurrence of an event of default specified in the agreement governing such Indebtedness and (z) the obligation to pay customary amounts to holders of such Indebtedness in connection with an asset disposition, casualty event, “change of control” or “fundamental change”, in each case, shall not be considered in connection with the determination of scheduled maturity date for purposes of this clause (f) and (g) any cross-default or cross acceleration event of default (howsoever defined) provision contained therein that relates to indebtedness of Borrower (or any of its Subsidiaries) (such indebtedness, a “Cross-Default Reference Obligation”) contains a cure period of at least [***] before a default, event of default, acceleration or other event or condition under such Cross-Default Reference Obligation results in an “event of default” under such cross-default or cross acceleration provision).
“Permitted Equity Derivative” means (a) (i) any Swap Agreement (including, but not limited to, any bond hedge transaction or capped call transaction) pursuant to which the Borrower acquires an option requiring the counterparty thereto to deliver to the Borrower shares of common stock of the Borrower, the cash value of such shares or a combination thereof from time to time upon exercise of such option and (ii) any Swap Agreement pursuant to which the Borrower issues to the counterparty thereto warrants to acquire common stock of the Borrower (whether such warrant is settled in shares, cash or a combination thereof), in each case of clauses (i) and (ii) entered into by the Borrower in connection with the issuance of Permitted Convertible Indebtedness or (b) is explicitly permitted under Section 6.5; provided that (x) the terms, conditions and covenants of each such Swap Agreement shall be such as are customary for Swap Agreements of such type [***], (y) in the case of clause (ii) above, such Swap Agreement would be classified as an equity instrument in accordance with GAAP, and the settlement of such Swap Agreement does not require the Borrower to make any payment in cash or cash equivalents that would disqualify such Swap Agreement from so being classified as an equity instrument and (z) the purchase price for any such Swap Agreement does not exceed [***]% of the proceeds of the related Permitted Convertible Indebtedness issuance.

“Permitted Holders” means (a) David Dean Halbert, his heirs and other Family Members and any trusts or other holding, investment or estate planning vehicles for the benefit of any of the foregoing and any Controlled Investment Affiliate thereof and (b) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which any Person described in the foregoing clause (a) is a member for so long as the Persons referred to in clause (a), collectively, have beneficial ownership of no less than [***]% of the total voting power of the issued and outstanding Capital Stock of the Borrower (or any parent thereof) then held by such group.
“Permitted Indebtedness” means:
(a)the Obligations (including any Replacement Term Loans);
(b)to the extent constituting Indebtedness, Permitted Intercompany Investments; provided, that such Indebtedness shall be unsecured and to the extent applicable the parties thereto are party to an Intercompany Subordination Agreement;
(c)Indebtedness incurred by Borrower or any of its Subsidiaries in the ordinary course of business arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements;
(d)Indebtedness that may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Borrower and its Subsidiaries;
(e)Indebtedness incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations;
(f)(i) Indebtedness in respect of netting services, overdraft protections and otherwise in connection with deposit accounts; and (ii) Indebtedness customarily arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within [***] of incurrence;
(g)Indebtedness existing on the Closing Date and described in Schedule 6.1, and any Permitted Refinancing Indebtedness in respect of such Indebtedness;
(h)Indebtedness in an aggregate amount outstanding not to exceed at any time $[***] with respect to (i) Capital Leases and (ii) purchase money Indebtedness (including any Indebtedness acquired in connection with a Permitted Acquisition); provided that any such Indebtedness shall be secured only by the asset subject to such Capital Lease or by the asset acquired in connection with the incurrence of such Indebtedness;
(i)guaranties with respect to Indebtedness of Borrower or any of its Subsidiaries, to the extent that the Person that is obligated under such guaranty could have incurred such underlying Indebtedness and to the extent such guaranties are not prohibited by Section 6.7; provided that, if the Indebtedness being guaranteed is subordinated to the Obligations, such guaranty shall be subordinated to the Obligations on terms at least as favorable to the Secured Parties as those contained in the subordination of such Indebtedness;
(j)unsecured Indebtedness of Borrower owing to former employees, officers, or directors (or any spouses, ex-spouses, or estates of any of the foregoing) incurred in connection with the repurchase by Borrower of the Capital Stock of Borrower that has been issued to such Persons, so long as (i) no Default or Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness, (ii) the aggregate outstanding principal amount of all such Indebtedness incurred pursuant to this clause (j) does not exceed at any time $[***];
(k)Indebtedness owed to any Person providing property, casualty, liability, or other insurance to the Loan Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;
(l)Indebtedness arising from agreements of the Borrower or any Subsidiary providing for indemnification, adjustment of purchase or acquisition price or similar obligations (including earn-outs or similar Permitted Investments), in each case, incurred or assumed in connection with any Permitted Acquisition or other Permitted Investment or any license, transfer or other Asset Sale permitted hereunder in an aggregate principal amount (when combined with the aggregate principal amount of Indebtedness incurred or assumed under clauses (m) and (y) of this definition of “Permitted Indebtedness”) not to exceed at any time $[***];
(m)Indebtedness of a Person whose assets or Capital Stock are acquired by Borrower or any of its Subsidiaries in a Permitted Acquisition; provided, that such Indebtedness (i) is either purchase money Indebtedness or a Capital Lease with respect to equipment or mortgage financing with respect to a facility, (ii) was in existence prior to the date of such Permitted Acquisition, and (iii) was not incurred in connection with, or in contemplation of, such Permitted Acquisition, in an aggregate principal amount (when combined with the aggregate principal amount of Indebtedness incurred or assumed under clauses (l) and (y) of this definition of “Permitted Indebtedness”) not to exceed at any time $[***];
(n)Permitted Convertible Indebtedness and any Permitted Refinancing Indebtedness in respect thereof in an aggregate outstanding principal amount not to exceed at any time (when combined with the aggregate principal amount of Indebtedness incurred under clause (u) of this definition of “Permitted Indebtedness”) $[***];
(o)Indebtedness consisting of obligations in respect of letters of credit, bank guarantees, surety bonds, performance bonds or similar extensions of credit in an aggregate outstanding principal amount not to exceed at any time $[***];
(p)Indebtedness incurred in the ordinary course of business and owed to any financial institution in respect of (i) purchasing or credit card programs and (ii) treasury, depository or cash management services, including any payments in connection with the termination thereof; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (p) shall not exceed $[***] at any time;
(q)Indebtedness consisting of take-or-pay obligations contained in supply arrangements in the ordinary course of business;
(r)customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(s)Indebtedness incurred in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or, without duplication of Indebtedness of the type referred to in clause (x) below, the discounting of receivables for collection purposes, in each case incurred or undertaken in the ordinary course of business;
(t)guarantees incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners;
(u)Permitted Subordinated Indebtedness and any Permitted Refinancing Indebtedness in respect thereof in an aggregate principal amount not to exceed $[***]; provided that the aggregate principal amount of such Indebtedness shall not (when combined with the aggregate principal amount of Indebtedness incurred under clause (n) of the definition of “Permitted Indebtedness”) exceed $[***];
(v)Permitted Equity Derivatives and obligations under any Hedging Agreement;
(w)Indebtedness of non-Guarantor Foreign Subsidiaries and the guarantees of any such Indebtedness; provided that (i) the aggregate principal amount or liquidation preference, as applicable, of Indebtedness incurred or guaranteed pursuant to this clause (w) at any time outstanding does not exceed $[***] and (ii) such Indebtedness is non-recourse to the Borrower and the Guarantors, and, if secured, is secured solely by assets of non-Guarantor Foreign Subsidiaries;
(x)Permitted Receivables Indebtedness and, to the extent constituting Indebtedness, any Permitted Royalty Monetization Transaction;
(y)Indebtedness incurred in connection with Permitted Acquisitions or other Permitted Investments (including existing Indebtedness of a Person acquired in connection with a Permitted Acquisition or any such permitted Investment, provided such Indebtedness was not incurred in anticipation of such acquisition); provided, however, that (i) the aggregate amount of all such Indebtedness (when combined with the aggregate principal amount of Indebtedness incurred or assumed under clauses (l) and (m) of this definition of “Permitted Indebtedness”), at any one time outstanding, shall not exceed $[***]; (ii) the obligors in respect of any such Indebtedness assumed in connection with a Permitted Acquisition or other Permitted Investment shall be solely the entities acquired in such Permitted Acquisition or such Permitted Investment and (iii) any such Indebtedness incurred (rather than assumed) in connection with Permitted Acquisitions or other Permitted Investments shall be solely Indebtedness of the Loan Parties (including any entities that will become Loan Parties in connection with such Permitted Acquisition or such Permitted Investment) and shall be unsecured and subordinated to the Obligations in a manner satisfactory to Administrative Agent and the Required Lenders; and
(z)other Indebtedness of Borrower and its Subsidiaries (other than intercompany Indebtedness), in an aggregate amount not to exceed at any time $[***].
For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt.
“Permitted Intercompany Investments” means Investments by (a) a Loan Party to or in another Loan Party, (b) a Subsidiary that is an Excluded Subsidiary to or in another Subsidiary that is an Excluded Subsidiary, (c) a Subsidiary that is an Excluded Subsidiary to or in a Loan

Party, so long as, in the case of a loan or an advance, the parties thereto are party to an Intercompany Subordination Agreement, (d) Investments by the Loan Parties in Subsidiaries that are not Loan Parties to the extent such Investments constitute bona fide transfer pricing transactions, cost-sharing arrangements or “cost-plus” arrangements in the ordinary course of business; and (e) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties in an aggregate amount outstanding not to exceed at any time $[***]; provided that, no Core Assets of [***] or Material Intellectual Property, may be assigned, transferred, contributed, licensed, sublicensed, or otherwise disposed by any Loan Party pursuant to clauses (d) or (e).
“Permitted Investments” means:
(a)Investments in Cash and Cash Equivalents;
(b)Investments owned as of the Closing Date in any Subsidiary;
(c)Permitted Intercompany Investments;
(d)loans and advances to employees of Borrower and its Subsidiaries an aggregate amount not to exceed $[***] at any time outstanding;
(e)Permitted Acquisitions;
(f)Investments existing on the Closing Date and described in Schedule 6.7;
(g)any Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;
(h)Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;
(i)Investments in the ordinary course of business consisting of customary trade arrangements with customers;
(j)advances made in connection with purchases of goods or services in the ordinary course of business;
(k)Investments held by a Person acquired in a Permitted Acquisition to the extent that such Investments were not made in contemplation of or in connection with such Permitted Acquisition and were in existence on the date of such Permitted Acquisition;
(l)Investments in similar businesses, Joint Ventures in an aggregate outstanding amount not to exceed $[***]; provided that such Investment shall not constitute a transfer of exclusive rights in any Core Assets of [***];
(m)Permitted Equity Derivatives;
(n)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(o)Investments under Hedging Agreement permitted under this Agreement;
(p)any Investment of the non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with this Agreement;
(q)Investments consisting of earnest money deposits made by the Borrower or its Subsidiaries in connection with any letter of intent or other agreement in respect of any Investment permitted by this Agreement;
(r)acquisitions of obligations of one or more officers or other employees of Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Qualified Capital Stock of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by the Borrower or any Subsidiary to such officers or employees in connection with the acquisition of any such obligations;
(s)guarantees of operating leases or of other obligations, in each case, that do not constitute Indebtedness, and are entered into by the Borrower or any Subsidiary in the ordinary course of business;
(t)Investments consisting of the redemption, purchase, repurchase or retirement of any Capital Stock of Borrower permitted by this Agreement;
(u)so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Investments made with Qualified Capital Stock of the Borrower or from the Net Proceeds received by the Borrower from the sale of Qualified Capital Stock of the Borrower so long as (i) such Investments are made within [***] after the receipt of such proceeds and (ii) such proceeds have not otherwise been utilized for the making of any Permitted Acquisition, Restricted Junior Payment or for any other purpose;
(v)other Investments (other than Investments consisting of Core Assets or other Material Intellectual Property) in an aggregate amount outstanding not to exceed at any time $[***];
(w)[***];
(x)ordinary course Investments in non-profit Subsidiaries employing licensed medical practitioners for the purpose of paying corporate overhead and employee compensation; and
(y)Investments made to redeem or purchase the unvested portion of an award from a given service provider (or his/her successors, heirs, descendants and/or estates).
Notwithstanding anything to the contrary contained herein, (i) all Investments by the Borrower or any Guarantor in Excluded Subsidiaries (other than any not-for-profit Subsidiary) shall be required to be made through the foregoing clause (c) and all Investments by the Borrower or any Guarantor in Excluded Subsidiaries that are non-profit Subsidiaries shall be required to be made through the foregoing clauses (c) or (x) and (ii) no Investments may be made in Persons other than the Borrower or a Subsidiary with (A) Core Assets of Caris Strategic Data (other than, to the extent constituting an Investment, any license of Intellectual Property Rights of Caris Strategic Data otherwise permitted hereunder) or (B) Core Assets of [***].
“Permitted Liens” means:
(a)Liens in favor of Administrative Agent for the benefit of Secured Parties granted pursuant to any Loan Document;
(b)Liens for Taxes (i) not yet due and payable or (ii) if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made;
(c)statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue;
(d)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof;
(e)easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case, that do not and will not interfere in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;
(f)any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder;
(g)Liens solely on any cash earnest money deposits made by Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(h)purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business;
(i)Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(k)Liens existing on the Closing Date and described in Schedule 6.2; provided that any such Lien shall only secure the Indebtedness that it secures on the Closing Date and any Permitted Refinancing Indebtedness in respect thereof;
(l)Liens securing Capital Leases or purchase money Indebtedness permitted pursuant to clause (h) of the definition of Permitted Indebtedness; provided, any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness;
(m)Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;
(n)Liens assumed by Borrower and its Subsidiaries in connection with a Permitted Acquisition that secure assumed Indebtedness permitted by clause (l), (m) or (y) of the definition of Permitted Indebtedness; provided that (i) such Indebtedness was in existence prior to the date of such Permitted Acquisition and was not incurred in connection with, or in contemplation of, such Permitted Acquisition, and (ii) such Liens shall only encumber the assets that secured such Indebtedness immediately prior to such Permitted Acquisition;
(o)(i) Liens solely on any cash deposits securing Indebtedness permitted pursuant to clause (o) of the definition of Permitted Indebtedness not in excess of [***]% of the face amount of such Indebtedness secured thereby, (ii) Liens securing Indebtedness permitted pursuant to clauses (p) or (y) of the definition of Permitted Indebtedness;
(p)Liens in favor of vendors or suppliers of such Person in the ordinary course of business to the extent encumbering property purchased from or provided by such vendors or suppliers and the proceeds thereof;
(q)Liens securing any judgments, writs or warrants of attachment or similar process not constituting an Event of Default under Section 8.1(h);
(r)leases, subleases, licenses or sublicenses (in each case, other than with respect to Core Assets of [***]) that are (i) permitted by Section 6.9(b), (ii) excluded from the definition of Asset Sale, (iii) licenses with respect to the data of Caris Strategic Data permitted hereunder, or (iv) otherwise of Intellectual Property Rights and permitted under this Agreement or the other Loan Documents, and restrictions under licenses of Intellectual Property Rights entered into in the ordinary course of business pursuant to which the Borrower or any Subsidiary is a licensee;
(s)bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by Borrower or its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, as part of a bank’s standard term and conditions; provided, that, unless such Liens are non-consensual and arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;
(t)Liens (i) of a collection bank arising under Section 4-210 of the UCC, or any comparable or successor provision, on items in the course of collection; and (ii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking or finance industry;
(u)Liens (i) solely on accounts receivable and related rights of payment, in each case arising from the sale of goods or services in the ordinary course of business, (ii) securing Permitted Receivables Indebtedness of the Borrower or Subsidiary that is the obligor with respect to such Permitted Receivables Financing; provided that the lender under the facility governing such Permitted Receivables Indebtedness shall have entered into a customary intercreditor agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders or (iii) to the extent constituting a Lien, securing obligations in respect of any Permitted Royalty Monetization Transaction;
(v)Liens on specific items of inventory or other goods and proceeds of the Borrower or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(w)Liens arising from, or from UCC financing statement filings regarding, operating leases or consignments entered into by the Borrower or its Subsidiaries in the ordinary course of business;
(x)Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(y)any encumbrance or restriction, including any put and call arrangements, related to Capital Stock in any Joint Venture set forth in the Organizational Documents of such Joint Venture or any related joint venture, shareholders’ or similar agreement;
(z)Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(aa)Liens on Cash and Cash Equivalents securing obligations (i) under Hedging Agreements in an aggregate amount not in excess of $[***] and (ii) in respect of Permitted Equity Derivatives, in each case, as permitted pursuant to clause (v) of the definition of “Permitted Indebtedness”;
(ab)Liens securing obligations of non-Loan Parties permitted pursuant to clause (w) of the definition of Permitted Indebtedness so long as such Liens do not encumber any assets of the Loan Parties; and
(ac)other Liens incurred in the ordinary course of business of Borrower or any Subsidiary of Borrower with respect to obligations in aggregate amount outstanding not to exceed at any time $[***].
“Permitted Receivables Indebtedness” means [***].
“Permitted Refinancing Indebtedness” means any Indebtedness of Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness (the “Refinanced Indebtedness”) of Borrower or any of its Subsidiaries; provided that:
(a)the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(b)such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the applicable Refinanced Indebtedness;

(c)if the applicable Refinanced Indebtedness is subordinated to the Obligations (in right of payment, lien or otherwise), such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms at least as favorable to Administrative Agent and the Lenders as those contained in the documentation governing the Refinanced Indebtedness;
(d)the primary obligors and guarantors in respect of such Refinanced Indebtedness shall remain the same (or constitute a subset thereof);
(e)such Indebtedness shall not be secured by a Lien or other security interest on any assets other than the assets securing the applicable Refinanced Indebtedness;
(f)in the case of Permitted Subordinated Indebtedness, such Indebtedness complies with the terms set forth in the proviso of the definition of Permitted Subordinated Indebtedness; and
(g)in the case of Permitted Convertible Indebtedness, such Indebtedness complies with the terms set forth in the proviso of the definition of Permitted Convertible Indebtedness.
“Permitted Royalty Monetization Transaction” means [***].
“Permitted Subordinated Indebtedness” means Indebtedness that is unsecured or subordinated to the Obligations pursuant to a written subordination agreement satisfactory to the Administrative Agent and the Required Lenders in their sole discretion; provided that such Indebtedness (a) shall not include covenants and defaults that are, taken as a whole, more restrictive on the Loan Parties than the provisions of this Agreement [***], (b) such Indebtedness shall not (i) mature or be mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) be redeemable at the option of the holder thereof, in whole or in part or (iii) provide for any payments of principal or other cash payments, in each case of the foregoing sub-clauses (i), (ii) and (iii), prior to the date that is [***] after the Latest Maturity Date (it being understood, for the avoidance of doubt, that (1) a redemption right of the Borrower in respect of such Indebtedness, (2) conversion rights of holders in respect of such Indebtedness, (3) acceleration rights of holders of such Indebtedness upon the occurrence of an event of default specified in the agreement governing such Indebtedness and (4) the obligation to pay customary amounts to holders of such Indebtedness in connection with an asset disposition, casualty event, “change of control” or “fundamental change”, in each case, shall not be considered in connection with the determination of scheduled maturity date for purposes of this clause (x)), (y) such indebtedness shall not be incurred or guaranteed by any person that is not a Guarantor and (z) any cash interest rate on such indebtedness shall not exceed [***] at any time prior to the date that is [***] after the Term Loan Maturity Date.
“Person” means and includes natural persons, corporations, companies, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.
“Personal Data” means data that is capable of identifying a natural person or that is otherwise considered personally identifiable information, personal information, personal data, consumer health data, nonpublic personal information or any term substantially equivalent to any of the foregoing under applicable Privacy Laws, including Protected Health Information.
“Pledge and Security Agreement” means the Pledge and Security Agreement executed by Grantors in favor of Administrative Agent for the benefit of the Secured Parties.

“Prepayment Premium” has the meaning specified in the Lender Fee Letter.
“Prime Rate” means the rate of interest quoted in The Wall Street Journal, Money Rates Section as the Prime Rate (currently defined as the base rate on corporate loans posted by at least [***]% of the nation’s thirty (30) largest banks), as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.
“Principal Office” means Administrative Agent’s “Principal Office” as set forth on Appendix B, or such other office as such Person may from time to time designate in writing to Borrower and each Lender.
“Privacy Laws” means each law applicable to privacy and the protection, security and processing of Personal Data, including as applicable HIPAA, laws related to localization of Personal Data, laws related to online behavioral advertising or the tracking or monitoring of online activity, laws related to consumer protection laws as applied in the context of data privacy, data breach notification, and electronic communications, including laws related to direct marketing such as the Telephone Consumer Protection Act (TCPA) and CAN-SPAM, and binding rules under the Payment Card Industry Data Security Standards, in each case, solely to the extent applicable to the business of the Borrower or its Subsidiaries.
“Pro Rata Share” means, with respect to:
(a)(i) a Lender’s obligation to make the Initial Term Loan or the Delayed Draw Term Loan, the percentage obtained by dividing (A) such Lender’s Term Loan Commitment by (B) the Total Term Loan Commitment; and (ii) a Lender’s right to make an Incremental Term Loan, the percentage obtained by dividing (A) such Lender’s outstanding Term Loans by (B) the aggregate amount of all Lenders’ outstanding Term Loans;
(b)a Lender’s right to receive payments of interest, fees and principal with respect to a Term Loan, the percentage obtained by dividing (i) the aggregate unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the aggregate unpaid principal amount of the Term Loan; and
(c)all other matters, the percentage obtained by dividing (i) the unpaid principal amount of such Lender’s portion of the Term Loan, by (ii) the aggregate unpaid principal amount of the Term Loan.
“Product” means [***].
“Protected Health Information” has the same meaning as “protected health information” in 45 C.F.R. § 160.103.
“Protective Advances” has the meaning specified in Section 9.11.
“Public Health Laws” means all Requirements of Law relating to the (a) development, clinical and non-clinical evaluation, product approval or licensure, manufacture, production, analysis, distribution, importation, exportation, use, handling, quality, sale, labeling, promotion, clinical trial registration or post market requirements of any device products subject to regulation under the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.), including without limitation the regulations promulgated by the FDA at Title 21 of the Code of Federal Regulations, and comparable foreign legislation issued by other comparable Governmental Authorities, including foreign Governmental Authorities; and (b) CLIA.

“Qualified Capital Stock” means, with respect to any Person, all Capital Stock of such Person that are not Disqualified Capital Stock.
“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents (other than restrictions created by the Collateral Documents) of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, which such Deposit Accounts and/or Securities Accounts are (after the relevant post-closing period set forth in Section 5.13) subject to a Control Agreement.
“Real Estate Asset” means, at any time of determination, any Real Property owned by a Loan Party, but only to the extent such Real Property constitutes Collateral and is encumbered by a Mortgage pursuant to the terms of this Agreement.
“Real Property” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by Borrower or any of its Subsidiaries.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable.
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) Borrower and the Guarantors, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans being incurred pursuant thereto and in accordance with Section 10.5(e).
“Register” has the meaning specified in Section 2.3(b).
“Registrations” means authorizations, approvals, licenses, permits, certificates, registrations, or listings, issued by any Governmental Authority that are required for the research, development, manufacture, commercialization, distribution, marketing, storage, transportation, use and sale of Products.
“Regulatory Agencies” means any Governmental Authority that is concerned with the use, control, safety, efficacy, manufacturing, testing, marketing, distribution, sale, promotion, billing, reimbursement or other product development and commercialization activities relating to any Product of the Borrower or any of the Subsidiaries, including CMS, FDA, DOJ, OIG, and all similar agencies in other jurisdictions, including non United States jurisdictions.
“Regulatory Authorizations” means all approvals, clearances, licenses, authorizations, orders, exemptions, registrations, listings, certifications, licenses and Permits granted by, or obtained from any Governmental Authority or Regulatory Agencies necessary in any applicable country or jurisdiction.
“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.
“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous

Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York or any successor thereto.
“Remedial Action” means all actions taken to (a) correct or address any actual or threatened non-compliance with Environmental Law, (b) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment, (c) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (d) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (e) perform any other actions authorized or required by Environmental Law or Governmental Authority.
“Replaced Term Loans” has the meaning assigned to such term in Section 10.5(e).
“Replacement Term Loans” has the meaning assigned to such term in Section 10.5(e).
“Required Lenders” means, as of any date of determination, Lenders whose Pro Rata Share (calculated in accordance with clause (c) of the definition thereof) aggregate at least 50.1% as of such date; provided, that, Required Lenders shall include (x) each Lender that is an Affiliate of Blue Owl if, as of such date, Blue Owl and its Affiliates and Related Funds collectively hold at least [***]% of the outstanding principal amount of the Term Loans and (y) each Lender that is an Affiliate of Blackstone if, as of such date, Blackstone and its Affiliates and Related Funds hold at least [***]% of the outstanding principal amount of the Term Loans.
“Required Prepayment Date” has the meaning specified in Section 2.11(a).
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case, that are applicable to and binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means [***].
“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or any Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of Qualified Capital Stock to the holders of that class, together with any payment or distribution pursuant to a “plan of division” under the Delaware Limited Liability Act or any comparable transaction under any similar law, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Capital Stock of Borrower or any of its Subsidiaries now or hereafter outstanding. Notwithstanding the foregoing, and for the avoidance of doubt, (i) the conversion of (including any cash payment or fractional shares upon conversion), [***], any Permitted Convertible Indebtedness under this Agreement shall not constitute a Restricted Junior Payment and (ii) any payment with respect to, or early unwind or settlement of, any Permitted Equity Derivative shall not constitute a Restricted Junior Payment.
“Revenue” means total consolidated revenue of the Borrower and its Subsidiaries, as determined in accordance with GAAP. Revenue shall be determined in a manner consistent with the methodologies, practices and procedures used in developing the Historical Financial Statements.
“Royalty Monetization Transaction” means any monetization or financing transaction involving (a) the sale, transfer, option or collateralization of (i) any monetary payments (contingent or otherwise) payable to Borrower or its Subsidiaries by a counterparty under a Product Agreement, or (ii) any revenues generated through the commercial sale of the Product to third parties, in each case whether in whole or in part or (b) the provision of financing for the development, manufacture or Commercialization of any Product in exchange for the future payment of royalties, milestones and other amounts (whether or not contingent), including sales of royalty streams, royalty bonds and other royalty financings, synthetic royalty, development financing, and revenue interest transactions (including clinical trial funding arrangements), and hybrid monetization transactions; provided, that Permitted Receivables Indebtedness shall not constitute a Royalty Monetization Transaction.
“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.
“Sanctioned Person” means, at any time: (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, OFAC’s consolidated Non-SDN list or any other Sanctions-related list maintained by any Governmental Authority, (b) a Person that is itself the target of Sanctions, (c) any Person operating, organized or resident in a country or territory subject to comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea region of Ukraine, and the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic) (each, a “Sanctioned Country”), the government of a Sanctioned Country or the Government of Venezuela, (d) any Person that is prohibited from doing business with the United States under the International Emergency Economic Powers Act, the Trading With the Enemy Act, or any other anti-terrorism law, or (e) any Person directly or indirectly 50% or more owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (d) above; and (e) any Person that any Lender is prohibited from dealing or otherwise engaging in any transaction by any anti-terrorism law.
“Sanctions” means individually and collectively, respectively, any and all economic sanctions, trade sanctions, financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes, anti-terrorism laws and other sanctions laws, regulations or embargoes, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by OFAC and the U.S. Department of State, (b) the United Nations Security Council, (c) the European Union or any European Union member state, (d) His Majesty’s Treasury of the United Kingdom, or (e) any other Governmental Authority with jurisdiction over any Lender or any Loan Party or any of their respective Subsidiaries or Affiliates.
“Secured Parties” has the meaning assigned to that term in the Pledge and Security Agreement.
“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933.
“Security Incident” means any (i) unlawful or unauthorized access, use, loss, exfiltration, disclosure, alteration, destruction, encryption, compromise, or other processing of Personal Data and/or Confidential Business Information; (ii) unauthorized occurrence or series of related occurrences on or conducted through the IT Assets that materially compromises the confidentiality, integrity, or availability of the IT Assets; or (iii) occurrence that constitutes a “data breach,” “security breach,” “personal data breach,” “security incident,” “cybersecurity incident,” or any similar term under any applicable law.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means a Loan bearing interest at a rate determined by reference to Term SOFR (other than pursuant to clause (c) of the definition of “Base Rate”).
“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit E.
“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets, (ii) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date, and (iii) such Loan Party has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise) and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
[***]
“Specified Contract” has the meaning assigned to such term in Schedule 1.1(b).
[***]
“Subsidiary” means, with respect to any Person, any corporation, company, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock, shares, or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. When used herein, “Subsidiary” shall mean a Subsidiary of Borrower unless otherwise specified.

“Swap Agreement” means any agreement with respect to any swap, forward, spot, future, credit default or derivative transaction or option or similar agreement (including any combination of the foregoing) involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.
“Tax” means any present or future tax, levy, impost, duty, deduction, withholding (including backup withholding) assessment, fee or other charge imposed by any Governmental Authority, and any interest, penalties, additions to tax or other liabilities with respect thereto.
“Term Loan” means, collectively, the Initial Term Loan, each Delayed Draw Term Loan (if any) and each Incremental Term Loan (if any).
“Term Loan Commitment” means each Lender’s Initial Term Loan Commitment and Delayed Draw Commitment (if any). The aggregate amount of the Term Loan Commitments as of the Closing Date is $700,000,000.
“Term Loan Maturity Date” means the earlier of (a) April 1, 2031 and (b) the date that the Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of three (3) months on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Test Date” has the meaning specified in the definition of Immaterial Subsidiary.
“Third Party” means any Person other than the Borrower or any of its Subsidiaries.
“Title Company” has the meaning specified in Section 5.11.
“Title Policy” has the meaning specified in Section 5.11.
“Total Term Loan Commitment” means the sum of the amounts of the Lenders’ Term Loan Commitments.
“Trademark” means any trademark, service mark, trade name, logo, symbol, trade dress, domain name, corporate name or other indicator of source or origin, and all applications, registrations and renewals therefor, together with all of the goodwill associated therewith.
“Trading Day” means a day on which exchanges in the United States are open for the buying and selling of securities.
“Transaction Costs” means the reasonable and documented fees, costs and expenses payable by the Borrower or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Loan Documents (including the Closing Date Refinancing).
“Type of Loan” means with respect to any Term Loan, a Base Rate Loan or a SOFR Loan.
“U.S.” or “United States” means the United States of America (including all possessions and territories thereof).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.15(d)(i)(B)(3).
“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct

Authority that includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Waivable Mandatory Prepayment” has the meaning specified in Section 2.11(b).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(a)the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(b)the then outstanding principal amount of such Indebtedness.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Accounting and Other Terms.
(a)Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(b) and 5.1(c) shall be prepared in accordance with GAAP as in effect at the time of such preparation. Subject to the foregoing, calculations in connection with the definitions, covenants and other provisions hereof shall utilize accounting principles and policies in conformity with those used to prepare the Historical Financial Statements. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470 20 on financial liabilities shall be disregarded, (ii) with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting in accordance with FASB ASC 840 on the definitions and covenants herein, GAAP as in effect on December 1, 2018 shall be applied and (iii) with respect to revenue recognition and the impact of such accounting in accordance with FASB ASC 606 on the definitions and covenants herein, GAAP as in effect on December 31, 2017 shall be applied. Notwithstanding anything to the contrary above or in the definition of “Capital Lease”, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of ASC 842 shall continue to be accounted for as operating leases for all purposes hereunder or under any other Loan Documents (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Leases.
(b)All terms used in this Agreement that are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and that are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein that are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine.
(c)For purposes of determining compliance with any incurrence or expenditure tests set forth in this Agreement, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars ($)) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other recognized and publicly available service for displaying exchange rates as may be reasonably selected by Administrative Agent or, in the event no such service is available, on such other basis as is reasonably satisfactory to Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).
Section 1.3Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “or” is used in the inclusive sense (and/or). References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof or thereof. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not no limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible. Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of any premium applicable to the repayment of the Loans, including any Prepayment Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.2 or Section 10.3 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees, charges (including loan fees, service fees, professional fees, and expense reimbursement) and other Obligations that have accrued hereunder or under any other Loan Document and are unpaid, and (iv) the termination of all of the Term Loan Commitments. Notwithstanding anything in this Agreement to the contrary, (A) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (B) all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in or effective. Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in any Loan Document), (b) any reference to any law or regulation shall (i) include all statutory and regulatory provisions consolidating, amending, replacing or interpreting or supplementing such law or regulation, and (ii) unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns. This Section 1.3 shall apply, mutatis mutandis, to all Loan Documents.
Section 1.4Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to Administrative Agent or any Lender, such period shall in any event consist of at least one full day.
Section 1.5Certain Matters of Construction. References in this Agreement to “determination” by Administrative Agent include good faith estimates by Administrative Agent (in the case of quantitative determinations) and good faith beliefs by Administrative Agent (in the case of qualitative determinations). A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is cured or waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been cured or waived in writing by the Required Lenders. Any Lien referred to in this Agreement or any other Loan Document as having been created in favor of Administrative Agent, any agreement entered into by Administrative Agent pursuant to this Agreement or any other Loan Document, any payment made by or to or funds received by Administrative Agent pursuant to or as contemplated by this Agreement or any other Loan Document, or any act taken or omitted to be taken by Administrative Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Administrative Agent and the Lenders. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder. If at any time any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets set forth in any Section of Article VI or any definition used therein, the Borrower or its Subsidiaries may divide, classify or designate such action or transaction (or any portion thereof), and later (on one or more occasions) may re-divide, re-classify or re-designate such action or transaction (or any portion thereof), as consummated in reliance on one or more of such exceptions, thresholds and baskets within such Section of Article VI as the Borrower or any of its Subsidiaries may determine in their sole discretion from time to time. All references to “in the ordinary course of business” of the Borrower or any Subsidiary thereof means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of the Borrower or such Subsidiary, as applicable, (ii) customary and usual in the industry or industries of the Borrower and its Subsidiaries in the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable, and (iii) generally consistent with the past or current practice of the Borrower or such Subsidiary, as applicable, or any similarly situated businesses of the United States or any other jurisdiction in which the Borrower or any Subsidiary does business, as applicable.
Section 1.6Rates. Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Term SOFR or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.20, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Term SOFR or any other Benchmark, prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrower. Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.7Financial Metrics. For purposes of determining any financial metric, including, without limitation, Consolidated Total Assets of the Borrower and its Subsidiaries, in connection with any test, requirement, condition or calculation using such metric required hereunder to determine whether any action taken or to be taken by the Borrower is permitted hereunder, the Borrower shall use such number as of the last date for which the Borrower has, or is required to have, delivered financial reporting under Section 5.1 hereof (giving pro forma effect to the proposed action).
Section 1.8Calculation of Baskets. If any of the baskets set forth in Article VI of this Agreement are exceeded solely as a result of currency fluctuations or fluctuations in

Consolidated Total Assets for the most recently completed Fiscal Quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.
Article II

LOANS
Section 2.1Term Loans.
(a)Initial Term Loans; Delayed Draw Term Loans; Incremental Term Loans. Subject to the terms and conditions hereof:
(i)each Lender severally agrees to make, on the Initial Funding Date, an Initial Term Loan to Borrower in an amount equal to such Lender’s Initial Term Loan Commitment; and
(ii)during the Delayed Draw Availability Period, at the option of Borrower, each Lender with a Delayed Draw Term Loan Commitment shall, subject to satisfaction (or waiver) of the conditions set forth in Section 3.2, severally and not jointly, make Delayed Draw Term Loans to Borrower in accordance with Section 2.1(b); and
(iii)at the option of Borrower, each Lender with an Incremental Term Loan Commitment shall, subject to satisfaction (or waiver) of the conditions set forth in Section 3.3 and any applicable funding conditions as set forth in the applicable Incremental Amendment, severally and not jointly, make Incremental Term Loans to Borrower in accordance with Section 2.21.
Borrower may make only one borrowing under the Initial Term Loan Commitment, which shall be on the Initial Funding Date. Borrower may make one or more borrowings under the Delayed Draw Term Loan Commitments during the Delayed Draw Availability Period; provided that (i) each borrowing of a Delayed Draw Term Loan shall be made in an amount not less than $[***] and in multiples of $[***] in excess thereof and (ii) the aggregate principal amount of Delayed Draw Term Loans funded shall not exceed $300,000,000. The Delayed Draw Term Loan Commitments shall automatically terminate and be of no further force or effect as of the earlier to occur of (i) the date on which the Delayed Draw Term Loans have been funded in an aggregate principal amount equal to $300,000,000 and (ii) the last day of the Delayed Draw Availability Period. Any amount borrowed under this Section 2.1(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.9, all amounts owed hereunder with respect to the Initial Term Loans and the Delayed Draw Term Loans shall be paid in full no later than the Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Credit Date on which such Lender funds Initial Term Loans after giving effect to the funding of such Term Loans on such Credit Date. Each Lender’s Delayed Draw Term Loan Commitment shall terminate immediately and without further action, (x) with respect to any particular drawing, on the Credit Date on which such Lender funds such Delayed Draw Term Loan after giving effect to the funding of such Delayed Draw Term Loan on such Credit Date and (y) the last day of the Delayed Draw Availability Period.
(b)Borrowing Mechanics for Term Loans.
(i)Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than [***] prior to the Initial Funding Date (or such shorter period permitted by Administrative Agent), with respect to Initial Term Loans made on the Initial

Funding Date, and no later than [***] prior to the requested Credit Date for Delayed Draw Term Loans (or such shorter period permitted by Administrative Agent), with respect to Delayed Draw Term Loans. Except as otherwise provided herein, a Funding Notice for a Term Loan that is a SOFR Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith. Promptly upon receipt by Administrative Agent of any such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders (A) may act without liability upon the basis of written or facsimile notice believed by Administrative Agent in good faith to be from Borrower (or from any Authorized Officer thereof designated in writing purportedly from Borrower to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of Borrower until Administrative Agent receives written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.
(ii)Each Lender shall make its applicable Term Loan available to Administrative Agent not later than 12:00 p.m. on the applicable Credit Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the applicable Term Loans available to Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.
(c)Pro Rata Shares; Availability of Funds.
(i)Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.
(ii)Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.1(c)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.2Use of Proceeds. The proceeds of the Initial Term Loans shall be applied by Borrower and its Subsidiaries (a) to finance the Closing Date Refinancing and to pay the Transaction Costs and (b) for any other use not prohibited by this Agreement (including for working capital and general corporate purposes of the Borrower and its Subsidiaries). The proceeds of any Delayed Draw Term Loans shall be applied by Borrower and its Subsidiaries solely to (a) pay consideration in respect of Permitted Acquisitions (including to replenish balance sheet cash for any Permitted Acquisition for so long as any such Permitted Acquisition shall have been consummated within [***] prior to the receipt of the proceeds of such Delayed Draw Term Loans) and (b) pay any reasonable and customary fees, costs and expenses in connection therewith. The proceeds of any Incremental Term Loan may be used by the Borrower and its Subsidiaries for working capital and other general corporate purposes, including the financing of capital expenditures, Permitted Acquisitions, other permitted Investments and other permitted dividends and distributions on account of the capital stock of the Borrower and any other use not prohibited by this Agreement; provided that no proceeds of any Incremental Term Loan may be used by the Borrower or its Subsidiaries to finance (directly or indirectly) any Permitted Acquisition unless all of the Delayed Draw Term Loan Commitments have been drawn or terminated in full. No portion of the proceeds of any Term Loan shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
Section 2.3Evidence of Debt; Register; Lenders’ Books and Records; Notes.
(a)Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Term Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations in respect of any Term Loans; and provided further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.
(b)Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the commitments of and principal amount of the Term Loans (and stated interest therein) owing to each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary; provided, failure to make any such recordation, or any error in such recordation, shall not affect Borrower’s Obligations to repay any Term Loan in accordance with the terms of this Agreement. Borrower hereby designates the entity serving as Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.3. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Code and any regulations thereunder (and any amended or successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5 (and any amended or successor provisions).
(c)Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least [***] prior to the Closing Date or any other applicable Credit Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes.
Section 2.4Interest.
(a)Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows: (i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or (ii) if a SOFR Loan, at Term SOFR plus the Applicable Margin.
(b)The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any SOFR Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.
(c)In connection with SOFR Loans there shall be no more than five (5) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a SOFR Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a SOFR Loan) will automatically continue as a SOFR Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that any portion of the Loans be a SOFR Loan and such SOFR Loans shall automatically convert to Base Rate Loans on the last day of the then current Interest Period. As soon as practicable after 1:00 p.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the SOFR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing) to Borrower and each Lender.
(d)Interest payable hereunder shall be computed on the basis of a 360 day year (in the case of a SOFR Loan or a Base Rate Loan bearing interest on the basis of clause (c) of the definition of Base Rate) or on the basis of a 365 day year (or 366 days, in the case of a leap year) (in the case of a Base Rate Loan (except for any Base Rate Loan bearing interest on the basis of clause (c) of the definition of Base Rate)), in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a SOFR Loan, the date of conversion of such SOFR Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a SOFR Loan, the date of conversion of such Base Rate Loan to such SOFR Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.
(e)Except as otherwise set forth herein, interest on each Term Loan shall be payable in cash and in arrears (i) on each Interest Payment Date and (ii) upon any prepayment of that Term Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid.

(f)In connection with the use or administration of Term SOFR, Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. Administrative Agent will promptly notify Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 2.5Conversion/Continuation.
(a)Subject to Section 2.17 and so long as no Event of Default shall have occurred and then be continuing, Borrower shall have the option:
(i)to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $5,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a SOFR Loan may only be converted on the expiration of the Interest Period applicable to such SOFR Loan unless Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion; or
(ii)upon the expiration of any Interest Period applicable to any SOFR Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $5,000,000 in excess of that amount as a SOFR Loan.
(b)Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 1:00 p.m. (New York City time) at least [***] in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least [***] in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a SOFR Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any SOFR Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.
Section 2.6Default Interest. Upon the occurrence and during the continuance of an Event of Default [***] and after written notice from the Administrative Agent acting at the direction of the Required Lenders, after the occurrence and during the continuance of any other Event of Default, the principal amount of all Term Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Term Loans or on any fees or other amounts owed hereunder (including any Prepayment Premium, if applicable), shall thereafter bear interest (including post petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate that is [***]% per annum in excess of the interest rate otherwise payable hereunder with respect to the Term Loans (the “Default Rate”). All interest payable at the Default Rate shall be payable in cash on demand. Payment or acceptance of the Default Rate of interest provided for in this Section 2.6 is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.
Section 2.7Fees.
(a)Borrower agrees to pay to Administrative Agent all fees payable by it in the Fee Letters in the amounts and at the times specified therein.
(b)All fees referred to in Section 2.7(a) shall be calculated on the basis of a 360 day year and the actual number of days elapsed.

Section 2.8Repayment of Term Loans. The outstanding unpaid principal balance of the Initial Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full in cash no later than the Term Loan Maturity Date, the outstanding unpaid principal balance of the Delayed Draw Term Loans, together with all other amounts owed hereunder with respect thereto, shall be paid in full in cash no later than the Term Loan Maturity Date and the outstanding unpaid principal balance of any Incremental Term Loans shall be repaid in accordance with the applicable maturity date for such Incremental Term Loans as set forth in the Incremental Amendment applicable thereto.
Section 2.9Voluntary Prepayments; Commitment Termination.
(a)Subject to the terms of the Lender Fee Letter, Borrower may prepay at any time the Term Loan on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.19), in an aggregate minimum amount of $[***] and integral multiples of $[***] in excess of that amount.
(b)All such prepayments shall be made upon not less than [***] prior written notice, in each case given to Administrative Agent by 1:00 p.m. on the date required (and Administrative Agent will promptly transmit such or original notice by facsimile or email to each Lender). Upon the giving of any such notice, the principal amount of the Term Loans specified in such notice shall become due and payable on the prepayment date specified therein; provided that Borrower may rescind any notice if (i) such prepayment would have resulted from a refinancing of the Term Loans or other contingent transaction and such refinancing or transaction shall not be consummated or shall otherwise be delayed, and (ii) such prior written notice states that such prepayment is conditioned upon the closing on the proposed date of prepayment of a refinancing of the Term Loans or other contingent transaction. Any such voluntary prepayment shall be applied as specified in Section 2.11(a) with respect to the Term Loans.
Section 2.10Mandatory Prepayment.
(a)Asset Sales.
(i)No later than the [***] following the date of receipt by the Borrower or any Subsidiary of any Net Proceeds from Asset Sales (x) permitted by Section 6.9(b)(xii) or (b)(xiv) in excess of $[***] in the aggregate in any Fiscal Year with respect to all such applicable Asset Sales (with such limitation to be calculated for an applicable Fiscal Year together with the aggregate amount of Net Proceeds received for such Fiscal Year in respect of casualty insurance or condemnation awards as contemplated by Section 2.10(b) below), or (y) that are not permitted by Section 6.9, Borrower shall, in each case, subject to Section 2.11(b), prepay the Term Loan as set forth in Section 2.11(a) in an aggregate amount equal to such Net Proceeds (or, solely in the case of the foregoing clause (x), such Net Proceeds in excess of the threshold set forth therein); provided, in the case of clause (x) above, such prepayment shall not be required so long as (i) Borrower has delivered Administrative Agent prior written notice of Borrower’s intention to reinvest such monies in the business of the Borrower and its Subsidiaries, (ii) the Net Proceeds are held in a Deposit Account in which Administrative Agent has a perfected first-priority security interest, (iii) no Event of Default has occurred and is continuing or would result therefrom, (iv) to the extent such Asset Sale is made by a Loan Party, such Net Proceeds are reinvested in assets owned by a Loan Party, (v) to the extent such Asset Sale is of Collateral, such Net Proceeds are reinvested in assets that constitute Collateral, and (v) the Borrower and its Subsidiaries complete such reinvestment or purchase within [***] after the initial receipt of such monies (or within [***] after such initial receipt if such proceeds are contractually committed to be reinvested within such [***] period); provided, that if any such Net Proceeds are no longer intended to be or cannot be so reinvested or applied during the applicable [***] period (or [***] period, if applicable), and subject to Section 2.11(b), an amount equal to any such Net Proceeds shall, within [***] after Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested or applied, be applied to the prepayment of the Term Loans as set forth in Section 2.11(a).
(ii)Nothing contained in this Section 2.10(a) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.9.
(b)Insurance/Condemnation Proceeds. No later than the [***] following the date of receipt by any Loan Party, or Administrative Agent as loss payee, of any Net Proceeds from casualty insurance or any condemnation, taking or other casualty in excess of $[***] in the aggregate in any Fiscal Year (with such limitation to be calculated for an applicable Fiscal Year together with the aggregate amount of Net Proceeds received for such Fiscal Year in respect of non-ordinary course Asset Sales as contemplated by Section 2.10(a) above), Borrower shall, subject to Section 2.11(b), prepay the Term Loan as set forth in Section 2.11(a) in an aggregate amount equal to such Net Proceeds in excess of $[***] (as so calculated); provided, such prepayment shall not be required so long as (i) Borrower has delivered Administrative Agent prior written notice of Borrower’s intention to reinvest such monies in long-term assets used or useful in the business of the Borrower and its Subsidiaries, (ii) the Net Proceeds are held in a Deposit Account in which Administrative Agent has a perfected first-priority security interest, (iii) no Event of Default has occurred and is continuing or would result therefrom, (iv) to the extent such casualty or condemnation event occurs with respect to a Loan Party, such Net Proceeds are reinvested in long-term assets used or useful in the business of a Loan Party, (v) to the extent such casualty or condemnation event occurs with respect to Collateral, such Net Proceeds are reinvested in long-term assets used or useful in the business of the Borrower and its Subsidiaries that constitute Collateral, and (vi) the Borrower and its Subsidiaries complete such reinvestment or purchase within [***] after the initial receipt of such monies (or within [***] after such initial receipt if such proceeds are contractually committed to be reinvested within such [***] period); provided, that if any such Net Proceeds are no longer intended to be or cannot be so reinvested or applied during the applicable [***] period (or [***] period, if applicable), and subject to Section 2.11(b), an amount equal to any such Net Proceeds shall, within [***] after Borrower reasonably determines that such Net Proceeds are no longer intended to be or cannot be so reinvested or applied, be applied to the prepayment of the Term Loans as set forth in Section 2.11(a).
(c)Issuance of Debt. On the date of receipt by Borrower or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1 (other than Replacement Term Loans)), Borrower shall prepay the Loans in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses, as set forth in Section 2.11(a).
(d)Prepayment Certificate. Concurrently with any prepayment of the Term Loan pursuant to Section 2.10(a) through Section 2.10(c), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds and compensation owing to Lenders pursuant to the Lender Fee Letter, if any, as the case may be. In the event that Borrower shall subsequently determine that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

(e)Repatriation, etc. Notwithstanding any other provisions of this Section 2.10, to the extent that and for so long as the Borrower has reasonably determined in good faith (in consultation with the Administrative Agent) that repatriation of, or payment of, any of or all the Net Proceeds or Cash proceeds, as described in the foregoing clauses (a), (b) or (c) of this Section 2.10 from/by a Foreign Subsidiary would have a material adverse tax consequence with respect to such Net Proceeds or Cash proceeds (as reasonably determined by the Borrower in consultation with the Administrative Agent), the Net Proceeds or Cash proceeds, as applicable, so affected will not be required to be applied to prepay Term Loans at the times provided in foregoing clauses (a), (b) or (c) of this Section 2.10, as the case may be, and such amounts may be retained by such Foreign Subsidiary; provided that when the Borrower reasonably determines in good faith that repatriation of or payment by any or of all the Net Proceeds or Cash proceeds, in each case, from a Foreign Subsidiary would no longer have a material adverse tax consequence, such Net Proceeds or Cash proceeds shall be applied (net of additional taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to the foregoing clauses (a), (b) or (c) of this Section 2.10, as applicable.
Section 2.11Application of Prepayments.
(a)Application of Prepayments of Term Loans. (i) Any prepayment of the Term Loan pursuant to Section 2.9 and (ii) except in connection with any Waivable Mandatory Prepayment provided for in Section 2.11(b), so long as no Application Event has occurred and is continuing, any mandatory prepayment of any Loan pursuant to Section 2.10, in each case, shall be applied as follows (for the avoidance of doubt, with proceeds of Replacement Term Loans to be applied as set forth below to the payment of amounts in respect of the applicable Replaced Term Loans):
first, to prepay accrued and unpaid interest on the Term Loan;
second, to pay any Prepayment Premium payable thereon; and
third, to prepay the principal of the (i) Initial Term Loan, ratably, and (ii) Incremental Term Loans, ratably.
(b)Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans pursuant to Section 2.10 (other than Section 2.10(c)), not less than [***] prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so on or before [***] prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before [***] prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied in accordance with Section 2.11(a)), and (ii) to the extent of any excess, to Borrower for working capital and general corporate purposes permitted hereunder and under the other Loan Documents.

(c)At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 2.12(f). Nothing contained herein shall modify the provisions of Section 2.12(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the applicable Prepayment Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.
Section 2.12General Provisions Regarding Payments.
(a)All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than 1:00 p.m. (or such later time as the Administrative Agent may agree) on the date such payment is due and payable to Administrative Agent’s Account. Funds received by Administrative Agent after that time on such due date may be deemed to have been paid by Borrower on the next Business Day.
(b)All payments in respect of the principal amount of any Term Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, any Prepayment Premium (if applicable), and all other amounts payable with respect to the principal amount being repaid or prepaid.
(c)Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.
(d)Subject to the provisos set forth in the definition of “Interest Period”, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.
(e)Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (or such later time as the Administrative Agent may agree) to be a non-conforming payment. Any such payment shall be deemed not to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. Administrative Agent shall give prompt telephonic notice to Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.1(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.6 from the date such amount was due and payable until the date such amount is paid in full.
(f)At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.2, all payments or proceeds received by Administrative Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited to all proceeds received by Administrative Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

first, ratably to pay the Obligations in respect of any fees (other than any Prepayment Premium), expense reimbursements, indemnities and other amounts then due and payable to Administrative Agent until paid in full;
second, ratably to pay interest then due and payable in respect of Protective Advances until paid in full;
third, ratably to pay principal of Protective Advances then due and payable until paid in full;
fourth, ratably to pay the Obligations in respect of any fees (other than any Prepayment Premium) and indemnities then due and payable to the Lenders with a Term Loan Commitment until paid in full;
fifth, ratably to pay interest then due and payable in respect of the Term Loan until paid in full;
sixth, ratably to pay the Obligations in respect of any Prepayment Premium then due and payable to the Lenders with a Term Loan Commitment until paid in full;
seventh, ratably to pay the principal of the Term Loan until paid in full; and
eighth, to the ratable payment of all other Obligations then due and payable until paid in full.
(g)For purposes of Section 2.12(f) (other than clause eighth of Section 2.12(f)), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding, except to the extent that default or overdue interest (but not any other interest) and loan fees, each arising from or related to a default, are disallowed in any Insolvency Proceeding; provided, however, that for purposes of clause eighth of Section 2.12(f), “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.
(h)In the event of a direct conflict between the priority provisions of Section 2.12(f) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.12(f) shall control and govern.
(i)[Reserved].

(j)Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any SOFR Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.
Section 2.13Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Term Loans made and applied in accordance with the terms hereof), through the exercise of any right of set off or banker’s lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender having Term Loans, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders having Term Loans in proportion to the Aggregate Amounts Due to them; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set off or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.
Section 2.14Increased Costs; Capital Adequacy.
(a)Compensation For Increased Costs. In the event that Administrative Agent or any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by Administrative Agent or such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law): (i) subjects Administrative Agent or such Lender (or its applicable lending office) to any additional Tax (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes); (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of Administrative Agent or such Lender (other than any such reserve or other requirements with respect to SOFR Loans that are reflected in the definition of Term SOFR); or (iii) imposes any other condition (other than with respect to Taxes) on or affecting Administrative agent or such Lender (or its applicable lending office) or its obligations hereunder; and the result of any of the foregoing is to increase the cost to Administrative Agent or such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by Administrative Agent or such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to Administrative Agent or such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Administrative Agent or such Lender in its sole discretion shall determine) as may be necessary to compensate Administrative Agent or such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Administrative Agent or such Lender shall deliver to Borrower (with a copy to Administrative Agent, if applicable) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Administrative Agent or such Lender under this Section 2.14(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. [***].
(b)Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Term Loans or other obligations hereunder with respect to the Term Loan to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within [***] after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.14(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. [***].
Section 2.15Taxes; Withholding, Etc.
(a)Withholding of Taxes. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by applicable law) be paid free and clear of, and without any deduction or withholding on account of, any Tax. If any Loan Party or any other Person is required by law to make any deduction or withholding on account of any Tax with respect to any sum paid or payable by any Loan Party to Administrative Agent or any Lender under any of the Loan Documents: (1) Borrower or the applicable Loan Party, if it is the applicable withholding agent, shall timely pay any such Tax to the applicable Governmental Authority; (2) if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased to the extent necessary to ensure that, after all such deductions or withholdings have been made by any applicable withholding agent (including any such deductions or withholdings applicable to additional sums payable under this Section 2.15), the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required or made; and (3) as soon as practicable after paying any sum from which Borrower or any other Loan Party is required by law to make any deduction or withholding, Borrower shall deliver to Administrative Agent, if applicable, evidence satisfactory to Administrative Agent of such deduction or withholding and of the remittance thereof to the relevant Governmental Authority.
(b)Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities (or, at the option of Administrative Agent, timely reimburse it for the payment of) any present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (“Other Taxes”). Within [***] after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent evidence satisfactory to Administrative Agent that such Other Taxes have been paid to the relevant Governmental Authority.
(c)Tax Indemnification.
(i)The Loan Parties hereby jointly and severally agree to indemnify and hold Administrative Agent and any Lender harmless from and against all Indemnified Taxes (including, without limitation, Indemnified Taxes imposed or asserted on or attributable to any amounts payable under this Section 2.15) payable or paid by such Person or required to be withheld or deducted with respect to any payment to such Person and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted; provided that if the Borrower reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will, at the Borrower’s request, use reasonable efforts to cooperate with the Borrower to obtain a refund of such Taxes (which shall be repaid to the Borrower in accordance with Section 2.15(e)) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. Such indemnification shall be paid within [***] from the date on which Administrative Agent or Lender makes written demand therefor. A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Administrative Agent), or by Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)Each Lender shall severally indemnify Administrative Agent, within [***] after written demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Loan Parties have not already indemnified Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(h)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Administrative Agent to the Lender from any other source against any amount due to Administrative Agent under this paragraph.
(d)Evidence of Exemption From Withholding Tax.

(i)Any Lender that is entitled to any exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to Borrower and Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Administrative Agent as will enable Borrower or Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.15(d)(i)(A), (i)(B) and (iii)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Without limiting the generality of the foregoing:
(A)any Lender that is a U.S. Person shall deliver to Borrower and Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), whichever of the following is applicable:
(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to such tax treaty;
(2)executed copies of IRS Form W-8ECI;
(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit G-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to any Loan Party described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or a participating Lender), executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-2 or Exhibit G-3, IRS Form W-9, or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit G-4 on behalf of such direct and indirect partner(s);
(ii)any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(iii)If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.15(d)(iii), FATCA shall include any amendments made to FATCA after the date of this Agreement.
(iv)Notwithstanding anything to the contrary in this Section 2.15(d), a Lender or Administrative Agent shall not be required to deliver any documentation pursuant to this Section 2.15(d) that such Lender or Administrative Agent is not legally eligible to deliver; provided that this paragraph (iv) shall apply in respect of US tax forms required from an Administrative Agent solely to the extent that such legal ineligibility results from a change in law after the date such Administrative Agent becomes a party hereto.
(v)On or before the Closing Date (and on or before the date any successor or replacement Administrative Agent becomes the Administrative Agent hereunder), to the extent copies thereof have not previously been so delivered, the Administrative Agent shall deliver to the Borrower duly completed and executed copies of either (i) IRS Form W-9 (or any subsequent versions thereof or successors thereto) or (ii) (A) IRS Form W-8IMY (or any subsequent versions thereof or successors thereto) certifying that it is a “U.S. branch” of a foreign bank and evidencing its agreement with the Borrower to be treated as a U.S. person with respect to payments made to it by the Loan Parties such that the Administrative Agent assumes primary withholding and reporting responsibilities and (B) IRS Form W-8ECI with respect to any amount payable to the Administrative Agent for its own account.
(vi)Each Lender and the Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification, provide such successor form, or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.
(e)Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.15 (including by the payment of additional amounts pursuant to this Section 2.15), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.15 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.15(e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.15(e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.15(e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
Section 2.16Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Term Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.13, 2.14, 2.15 or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances that would cause such Lender to be an Affected Lender would cease to exist or the additional amounts that would otherwise be required to be paid to such Lender pursuant to Section 2.13, 2.14, 2.15 or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Term Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Term Loans or the interests of such Lender; provided, such Lender will not be obligated to take any of the foregoing measures pursuant to this Section 2.16 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of taking such actions as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.16 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.
Section 2.17Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender becomes the subject of a Bail-in Action, or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) a Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; and (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the outstanding Term Loans of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b). No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.17, performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.17. The rights and remedies against a Defaulting Lender under this Section 2.17 are in addition to other rights and remedies that Borrower may have against such Defaulting Lender with respect to any Funding Default and that Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.
Section 2.18[Reserved].
Section 2.19Making or Maintaining SOFR Loans.
(a)Inability to Determine Rates. Subject to Section 2.20, if, on or prior to the first day of any Interest Period for any SOFR Loan:
(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining “Term SOFR” cannot be determined pursuant to the definition thereof, or
(ii)the Required Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Loan, and the Required Lenders have provided written notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify Borrower and each Lender.
Upon notice thereof by the Administrative Agent to Borrower, any obligation of the Lenders to make SOFR Loans, and any right of Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended (to the extent of the affected SOFR Loans or affected Interest Periods) until the Administrative Agent (with respect to clause (b), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or affected Interest Periods) or, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 2.19(c). Subject to Section 2.20, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Base Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such determination.
(b)Illegality. If any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to SOFR, the Term SOFR Reference Rate or Term SOFR (the “Affected Loans”), or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate or Term SOFR, then, upon notice thereof by such Lender (an “Affected Lender”) to Borrower (through the Administrative Agent) (an “Illegality Notice”), (a) any obligation of the Lenders to make SOFR Loans, and any right of Borrower to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans, shall be suspended, and (b) the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until each Affected Lender notifies the Administrative Agent and Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate or Term SOFR. Upon any such prepayment or conversion, Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.19(c).
(c)Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its SOFR Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) that such Lender actually sustains: (i) if for any reason (other than a default by such Lender) a borrowing of any SOFR Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any SOFR Loan does not occur on a date specified therefor in a Conversion/Continuation Notice for conversion or continuation; or (ii) if any prepayment or other principal payment of, or any conversion of, any of its SOFR Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise).
(d)Booking of SOFR Loans. Any Lender may make, carry or transfer SOFR Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.
Section 2.20Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, Administrative Agent and Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the [***] after Administrative Agent has posted such proposed amendment to all affected Lenders and Borrower so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document other than the Administrative Agent and the Borrower.
(c)Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify the Borrower and the Lenders, in writing, of (1) the implementation of any Benchmark Replacement and (2) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.
(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (1) if the then-current Benchmark is a term rate (including the Term SOFR) and either (I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by Administrative Agent in its reasonable discretion or (II) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (2) if a tenor that was removed pursuant to clause (1) above either (I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (II) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (1) Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (2) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 2.21Incremental Term Loans. After the Closing Date, the Borrower may, with the prior written consent of the Required Lenders, on one or more occasions request additional term loans (“Incremental Term Loans”) by delivering notice to the Administrative Agent at least [***] (or such shorter period as the Administrative Agent may agree) prior to the requested

Credit Date (each, an “Incremental Request”); any Lender that does not respond to an Incremental Request on or prior to the date specified therein shall be deemed to have declined such Incremental Request; provided, however, that:
(a)the aggregate amount of such Incremental Term Loans shall not exceed $500,000,000 (or, to the extent applicable, such lesser aggregate amount as may be set forth in the applicable Incremental Amendment(s));
(b)the Lenders making such Incremental Term Loans have received investment committee approval (in such investment committee’s sole discretion) with respect thereto, and no Lender shall be obligated to provide any Incremental Term Loan Commitments or fund any Incremental Term Loan without its consent.
(c)any proposed Incremental Term Loan Commitments shall first be offered to all existing Lenders on a ratable basis in accordance with their respective Pro Rata Share, and to the extent any existing Lender declines to participate in such Incremental Term Loan Commitments, the declining Lender’s Pro Rata Share shall be offered to the participating existing Lenders on a pro rata basis; provided that (i) if all existing Lenders decline to participate or decline to provide 100% of the requested Incremental Term Loan Commitments, the Borrower may offer such Incremental Term Loan Commitments to additional lenders approved by the Borrower and the Required Lenders and (ii) any Incremental Term Loan Commitments offered to such additional lenders shall not be on terms more favorable to such additional lenders than those offered to the existing Lenders, taken as a whole;
(d)such Incremental Term Loan Commitments may not be provided by any Person that is not an Eligible Assignee at the time of incurrence thereof;
(e)the conditions precedent set forth in Section 3.3 of this Agreement shall have been satisfied (or waived) as of the date such Incremental Term Loans are incurred (it being understood and agreed that the incurrence of such Incremental Term Loans shall not be subject to any other conditions precedent set forth in Section 3.3 of this Agreement, except to the extent agreed to by the Borrower and the Lenders providing such Incremental Term Loans);
(f)the terms and conditions with respect to any such Incremental Term Loans (including any fees payable in connection therewith) shall be set forth in the applicable Incremental Amendment with respect thereto; provided, however, that:
(i)the final maturity date of such Incremental Term Loans shall be no earlier than the Latest Maturity Date of the then outstanding Term Loans;
(ii)the Weighted Average Life to Maturity of such Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the then outstanding Term Loans (determined without giving effect to any prepayments that reduce amortization or that would otherwise modify the Weighted Average Life to Maturity);
(iii)such Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments of the Term Loans;
(iv)such Incremental Term Loans (A) shall rank pari passu in right of payment and with respect to security with the Obligations, (B) may not be secured by any assets other than the Collateral and (C) may not be guaranteed by any Person that is not a Loan Party;

(g)except as otherwise expressly permitted in this Section 2.21 (and except for any terms and conditions with respect to any Incremental Term Loans that are applicable only after the Latest Maturity Date of the then outstanding Term Loans), the terms and conditions with respect to any Incremental Term Loans shall not be (A) materially more favorable to the Lenders of such Incremental Term Loans than the existing terms and conditions contained in the Loan Documents that apply to the Lenders of the then outstanding Term Loans (unless such existing terms and conditions contained in the Loan Documents are amended so as to conform to the materially more favorable terms and conditions that apply to the Lenders of the Incremental Term Loans) or (B) materially adverse to the Lenders of the then outstanding Term Loans (in their capacity as such Lenders); and
(h)the commitments in respect of such Incremental Term Loans (the “Incremental Term Loan Commitments”) shall become Term Loan Commitments hereunder pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Term Loan Commitment, if any, each additional Lender agreeing to provide such Commitment, if any, and the Administrative Agent. The Incremental Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.21.
(i)Notwithstanding the foregoing, the Borrower may not incur any Incremental Term Loans the proceeds of which would be used, in whole or in part, to fund any portion of the consideration of any Permitted Acquisition unless the Delayed Draw Term Loan Commitments have (or concurrently with such borrowing of Incremental Term Loans, will have) terminated in full.
Article III

CONDITIONS PRECEDENT
Section 3.1Closing Date. The effectiveness of this Agreement, and the obligation of each applicable Lender to make a Credit Extension of Initial Term Loans from such Lender’s Initial Term Loan Commitments (if any) on the Initial Funding Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:
(a)Loan Documents. Administrative Agent shall have received copies of each Loan Document duly executed and delivered by each applicable Loan Party for each Lender.
(b)Organizational Documents; Incumbency. Administrative Agent shall have received a Secretary’s or Director’s Certificate for each Loan Party attaching (i) copies of each Organizational Document of such Loan Party and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (ii) signature and incumbency certificates of the officers or directors of such Person executing the Loan Documents to which it is a party; (iii) resolutions of the Board of Directors or similar governing body of such Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary, assistant secretary or a director as being in full force and effect without modification or amendment; and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c)Capital Structure. The capital structure of Borrower’s Subsidiaries shall be as set forth on Schedule 4.2.
(d)Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents and each of the foregoing shall be in full force and effect and in form and substance reasonably satisfactory to Administrative Agent.
(e)Personal Property Collateral. In order to create in favor of Administrative Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, Administrative Agent shall have received:
(i)evidence satisfactory to Administrative Agent of the compliance by each Loan Party of their obligations under the Pledge and Security Agreement and the other Collateral Documents (including, without limitation, their obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of Capital Stock (including stock certificates, if any, representing pledged Capital Stock along with appropriate endorsements), instruments and chattel paper, and any agreements governing deposit or securities accounts as provided therein), together with appropriate financing statements on Form UCC-1 in form for filing in such office or offices as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests purported to be created by each Pledge and Security Agreement and each other Collateral Document; and
(ii)a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby.
(f)Financial Statements. Lenders shall have received from Borrower the Historical Financial Statements.
(g)Evidence of Insurance. The Administrative Agent shall have received a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.5 is in full force and effect, in form and substance reasonably satisfactory to Administrative Agent.
(h)Opinion of Counsel to Loan Parties. Lenders and their respective counsel shall have received an executed copy of the favorable written opinions of Willkie Farr & Gallagher LLP, counsel for Loan Parties, as to such other matters as Administrative Agent may reasonably request, dated the Closing Date and otherwise in form and substance reasonably satisfactory to Administrative Agent.
(i)Fees. Borrower shall have paid to Administrative Agent, the fees and expenses then due and payable pursuant to Section 2.7 and Section 10.2.
(j)Solvency Certificate. On the Closing Date, Administrative Agent shall have received a duly executed Solvency Certificate of the chief financial officer of Borrower, dated as of the Closing Date and addressed to Administrative Agent and Lenders, and in form, scope and substance satisfactory to Administrative Agent, certifying that after giving effect to the consummation of the transactions contemplated herein including the funding of the Initial Term Loan on the Initial Funding Date, Borrower and its Subsidiaries are and will be Solvent.
(k)Closing Date Certificate. Borrower shall have delivered to Administrative Agent a duly executed Closing Date Certificate, together with all attachments thereto.

(l)No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that singly or in the aggregate materially impairs the transactions contemplated by the Loan Documents or that would reasonably be expected to have a Material Adverse Effect.
(m)[Reserved].
(n)No Material Adverse Effect/Material Regulatory Liability. Since [***], no event, circumstance or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect or a Material Regulatory Liability.
(o)Fee Letter. Each of the Fee Letters shall have been executed and delivered by each of the parties thereto.
(p)Bank Regulations. Administrative Agent shall have received all documentation and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act, and all such documentation and other information shall be in form and substance reasonably satisfactory to Administrative Agent.
(q)[Reserved].
(r)Representations and Warranties. The representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the date hereof shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date.
(s)No Default or Event of Default. No event shall have occurred and be continuing or would result from the consummation of the transactions contemplated herein that would constitute an Event of Default or a Default.
(t)VCOC Letter. The Borrower shall have delivered a duly executed VCOC information letter in substantially the form of Exhibit H hereto (or such other form as is reasonably acceptable to the Borrower and the applicable Lender) to each Lender that relies upon the exemption for “venture capital operating companies” under U.S. Department of Labor regulations and that has requested such a letter prior to the Closing Date.
(u)Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document or item required to be approved by or satisfactory to Administrative Agent, Required Lenders or Lenders, as applicable, on the Closing Date.

Section 3.2Conditions to Each Delayed Draw Term Loan. The obligation of each applicable Lender to make a Credit Extension of Delayed Draw Term Loans from such Lender’s Delayed Draw Commitments (if any) on each applicable Credit Date, is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before such Credit Date:
(a)Such Delayed Draw Term Loan shall be made solely to finance a Permitted Acquisition in accordance with Section 2.2;
(b)Borrower and its Subsidiaries shall, as of the applicable Test Date, on a pro forma basis after giving effect to such borrowing of Delayed Draw Term Loans, the application of the proceeds there of such Credit Date in accordance with Section 2.2 and the consummation of such Permitted Acquisition, be in compliance with Section 6.8;
(c)As of the applicable Credit Date, no event shall have occurred and be continuing or would result from the making of the applicable Credit Extension or from the use of proceeds thereof that would constitute a Material Adverse Effect.
Section 3.3Conditions to Each Loan. The obligation of each Lender to make the Initial Term Loan on the Initial Funding Date or any other Loan on any date following the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:
(a)Funding Notice. Administrative Agent shall have received a fully executed and delivered Funding Notice as and when required by Section 2.1(b)(i).
(b)Representations and Warranties. As of the applicable Credit Date, the representations and warranties contained herein and in each other Loan Document, certificate or other writing delivered to the Administrative Agent or any Lender pursuant hereto or thereto on or prior to the Credit Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date;
(c)No Default or Event of Default. As of the applicable Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default;
(d)Lender Approval. With respect to any Incremental Term Loans, the funding of such Term Loan shall have been approved by the Required Lenders in their respective sole and absolute discretion.
(e)Fees. On each Credit Date, the Loan Parties shall have paid all fees, costs and expenses then payable by the Loan Parties pursuant to this Agreement and the other Loan Documents, including, without limitation, Section 2.7, and Section 10.2 hereof.

Article IV

REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to the Administrative Agent and Lender, on the Closing Date and on each Credit Date, that the following statements are true and correct:
Section 4.1Organization; Requisite Power and Authority; Qualification. Each of Borrower and its Subsidiaries (a) is duly organized or incorporated, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Borrower, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and would not be reasonably expected to have, a Material Adverse Effect.
Section 4.2Capital Stock and Ownership. As of the Closing Date, the Borrower has no Subsidiaries except those Subsidiaries which are identified in Schedule 4.2 (which Schedule also identifies the direct and indirect owners of the Capital Stock of such Subsidiaries).
Section 4.3Due Authorization. The execution, delivery and performance of the Loan Documents and the consummation by each Loan Party of the transactions contemplated hereby and by the other Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.
Section 4.4No Conflict. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of (i) any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, except, in the cases of clauses (a)(i) and (a)(iii), as would not reasonably be expected to result in a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) an event of default under any Material Contract; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens permitted by this Agreement or any Liens created under any of the Loan Documents in favor of Administrative Agent, on behalf of Secured Parties); (d) result in any default, non-compliance, suspension revocation, impairment, forfeiture or non-renewal of any permit, license, authorization or approval applicable to its operations or any of its properties except as would not reasonably be expected to result in a Material Adverse Effect; or (e) require any approval of stockholders, members or partners or any approval or consent of any Person under any Material Contract, except for such approvals or consents that will be obtained on or before the Closing Date or other applicable Credit Date occurring after the Closing Date.
Section 4.5Governmental Consents. The execution, delivery and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to Administrative Agent for filing or recordation, as of the Closing Date.
Section 4.6Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
Section 4.7Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year end adjustments and the absence of footnotes. As of the Closing Date, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets and, condition (financial or otherwise) of the Borrower and any of its Subsidiaries taken as a whole.
Section 4.8[Reserved].
Section 4.9No Material Adverse Effect. During the period from [***] through the Closing Date, no event, circumstance or change occurred that caused or evidenced, either in any case or in the aggregate, a Material Adverse Effect. As of any Credit Date in respect of a Delayed Draw Term Loan, no Material Adverse Effect has occurred and is continuing.
Section 4.10Adverse Proceedings, Etc. Except as set forth in Schedule 4.10, there are currently no, and during the past [***], have not been any Adverse Proceedings that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) that would reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules, laws or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign except to the extent such default would not reasonably be expected to result in a Material Adverse Effect.
Section 4.11Payment of Taxes. All U.S. federal and state income Tax returns and all other material Tax returns and reports required to have been filed by or with respect to Borrower or any of its Subsidiaries have been timely filed, and all U.S. federal and state income and all other material Taxes imposed on Borrower or any of its Subsidiaries, or with respect to their respective properties, assets, income, businesses and franchises, that have become due and payable have been paid when due and payable, except for: (x) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves are being maintained in accordance with GAAP, or (y) to the extent failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Notwithstanding the foregoing, in the case of any Credit Date, matters occurring after the Closing Date that are permitted under Section 5.3 shall not violate this Section 4.11 with respect to such Credit Date.

Section 4.12Properties, Title. Each of Borrower and its Subsidiaries has (a) good, sufficient, marketable and legal title to (in the case of fee interests in real property), (b) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (c) good and valid title to (in the case of all other personal property), all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case except for (i) assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.9 or (ii) defects in title or interests that would not, as of the Closing Date, individually or in the aggregate, reasonably be expected to interfere with the Borrower or its applicable Subsidiary’s ability to conduct its business as currently conducted or utilize such property for its intended purpose (or in the case of any Credit Date occurring after the Closing Date, such defects as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect). All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such properties and assets are free and clear of Liens (other than Permitted Liens). As of the Closing Date, Schedule 1.1 contains a true, accurate and complete list of all real property owned or leased by Borrower and its Subsidiaries comprising Specified Commercial Laboratories.
Section 4.13Environmental Matters. Except as any such failure would not reasonably be expected to result in a Material Adverse Effect:
(a)No Environmental Claim has been asserted against any Loan Party or any predecessor in interest nor has any Loan Party received written notice of any threatened or pending Environmental Claim against Loan Party or any predecessor in interest.
(b)There has been no Release of Hazardous Materials and there are no Hazardous Materials present in violation of Environmental Law at any of the properties currently owned or operated by any Loan Party.
(c)The operation of the business of, and each of the properties owned or operated by, each Loan Party are in compliance with all Environmental Laws.
(d)Each Loan Party holds, and is in compliance with those Governmental Authorizations required under any Environmental Laws in connection with the operations carried on by it and the properties owned or operated by it.
Section 4.14No Defaults. Neither Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, could constitute such a default, except, in each case, where the consequences, direct or indirect, of such default or defaults, if any, would not reasonably be expected to have a Material Adverse Effect.
Section 4.15Material Contracts. As of the Closing Date and each Credit Date, all Material Contracts are in full force and effect. Each Material Contract is a legal, valid and binding obligation of Borrower or its Subsidiaries and, to the knowledge of Borrower, of each other party thereto, is enforceable in accordance with its terms and is in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, except, in relation to any Credit Date occuring after the Closing Date [***]. Neither Borrower nor its Subsidiaries, nor, to the knowledge of Borrower or its Subsidiaries, any other party to any Material Contract is in material breach or default under the terms of any Material Contract, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute a breach or default by Borrower or any of its Subsidiaries thereunder that could result in any material liability to Borrower or such Subsidiary or termination of such Material Contract [***].
Section 4.16Governmental Regulation. Neither Borrower nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.
Section 4.17Margin Stock. Neither Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Term Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any similar regulation in any other jurisdiction.
Section 4.18Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that has resulted or would reasonably be expected to result in a Material Adverse Effect.
Section 4.19Certain Fees. Except as disclosed to Administrative Agent prior to the Closing Date, no broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.
Section 4.20Solvency. Borrower is individually, and the Loan Parties and their Subsidiaries on a consolidated basis are, and upon the occurrence of the Credit Extension by the Borrower on the Closing Date and on each Credit Date will be, Solvent.
Section 4.21ERISA. The underlying assets of Borrower and its Subsidiaries do not constitute “plan assets” within the meaning of 29 CFR §2510.3-101 et seq., as modified by Section 3(42) of ERISA (the “Plan Assets Regulation” or any similar applicable law) of one or more Benefit Plans. Assuming for purposes of this Section 4.21 that the Lender is not, and will not be, using “plan assets” (within the meaning of the Plan Asset Regulation or any similar applicable law) of any Benefit Plans in connection with this Agreement, the execution, delivery and performance of this Agreement and the other Loan Documents do not and will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Section 4.22Compliance with Statutes, Etc. Each of Borrower and its Subsidiaries is in compliance with (i) its Organizational Documents and (ii) all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property, except such non-compliance that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 4.23Intellectual Property.
(a)Schedule 4.23(a)(1) sets forth a complete and accurate list as of the Closing Date of all (x) Patents, including any Patent applications, (y) registered Trademarks (including domain names) and any pending registrations or applications for Trademarks, and (z) registered Copyrights and any applications for Copyright registration, in each case of clauses (x) through (z), owned by the Borrower or any Guarantor. Schedule 4.23(a)(2) sets forth a complete and accurate list as of the Closing Date of all material in-bound license or sublicense agreements with respect to any Intellectual Property Right owned by a Third Party that is used in and material to the conduct of the business of the Borrower and the Subsidiaries (but excluding inbound licenses of over-the-counter or “open source” software that is commercially available to the public or licenses to other Intellectual Property Rights licensed or otherwise made available pursuant to a click-wrap, shrink wrap or similar agreement or on a subscription basis). For each item of Intellectual Property Right listed on Schedule 4.23(a)(1), as of the Closing Date, the Borrower has, where relevant, indicated (A) the countries in which such item is registered, (B) the application numbers, (C) the registration or patent numbers, and (D) the owner of such item of Intellectual Property Right.
(b)To the knowledge of the Borrower, the Owned Intellectual Property and Licensed Intellectual Property together constitute all Intellectual Property Rights reasonably necessary for the operation of the business of the Borrower and the Subsidiaries as currently conducted and as currently proposed to be conducted, except in each case as would not reasonably be expected to have a Material Adverse Effect.
(c)Each of the Borrower and each Subsidiary owns, or has a valid license or rights in any other form, as applicable, to all rights associated with the Owned Intellectual Property and the Licensed Intellectual Property on the Closing Date, except as would not reasonably be expected to cause a Material Adverse Effect. The Owned Intellectual Property and the agreements associated with the Licensed Intellectual Property are free and clear of any and all Liens other than Permitted Liens or other Liens permitted under this Agreement. This Section 4.23(c) shall not be construed as a representation that the Borrower or any Subsidiary is Infringing any Intellectual Property Right of any Person.
(d)The Borrower or a Subsidiary, as applicable, is the sole and exclusive owner of all right, title and interest in and to all of its Owned Intellectual Property and has possession of a proper chain of title from each inventor of any technology claimed in any Patent or Patent application assigning full unconditional ownership to each of the Borrower or such Subsidiary, as applicable, in each case of the foregoing except as would not reasonably be expected to cause a Material Adverse Effect. All such Owned Intellectual Property is subsisting and has not expired, lapsed or been forfeited, cancelled or abandoned unless permitted hereunder, except where such event or circumstance is not reasonably expected to cause a Material Adverse Effect.
(e)Each of the Borrower and each Subsidiary, as applicable, has taken commercially reasonable actions to maintain and protect all Owned Intellectual Property, including by timely paying all registration, maintenance, renewal and annuity fees, as applicable, except where the failure to take such action would not reasonably be expected to cause a Material Adverse Effect.
(f)Except as set forth on Schedule 4.23(f), (i) there is no proceeding challenging the ownership, inventorship validity or enforceability of any Owned Intellectual Property, (ii) neither the Borrower nor any of the Subsidiaries is involved in any proceeding where it is challenging the ownership, validity or enforceability of any Intellectual Property Right of any other Person, and (iii) none of the Owned Intellectual Property is the subject of any material Other Administrative Proceeding, except in each case where such challenge is not reasonably expected to have a Material Adverse Effect, and except for prosecution of pending Intellectual Property applications.
(g)Except as set forth on Schedule 4.23(g), to the knowledge of the Borrower, (A) all Owned Intellectual Property and the Licensed Intellectual Property is valid, enforceable and subsisting, and (B) no event has occurred, and nothing has been done or omitted to have been done, that would affect the validity or enforceability of any Owned Intellectual

Property or Licensed Intellectual Property, except where such event is not reasonably expected to have a Material Adverse Effect.
(h)There are no claims pending or threatened in writing that have been brought by the Borrower or any of the Subsidiaries against any Person alleging Infringement of any Owned Intellectual Property or Licensed Intellectual Property, except for any claims that would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, no Third Party is committing any act of Infringement of any Owned Intellectual Property or Licensed Intellectual Property, except where such Infringement is not reasonably expected to have a Material Adverse Effect.
(i)As of the Closing Date, with respect to each license agreement listed on Schedule 4.23(a)(2), such license agreement (i) is in full force and effect and is binding upon and enforceable against the Borrower and the Subsidiaries to the extent party thereto and, to the knowledge of the Borrower, all other parties thereto in accordance with its terms, (ii) has not been amended or otherwise modified, except as set forth on Schedule 4.23(a)(2), and (iii) has not suffered a default or breach thereunder (with respect to defaults or breaches of parties other than the Borrower and the Subsidiaries, to the knowledge of the Borrower) except, in each of the foregoing clauses (i) through (iii), to the extent as would not reasonably be expected to have a Material Adverse Effect.
(j)As of the Closing Date, except as set forth on Schedule 4.23(j)(1) and as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of the Subsidiaries has received written notice or, to the knowledge of the Borrower, any other communications from any Third Party: (i) alleging that the conduct of the business of the Borrower or any of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) Infringes any Intellectual Property Right of that or any other Third Party or (ii) challenging the validity or enforceability of any of Patent owned by the Borrower or any Subsidiary. To the knowledge of the Borrower, except as set forth on Schedule 4.23(j)(2), the conduct of its respective business and the business of the Subsidiaries (including the development, manufacture, use, sale or other commercialization of any Product) does not Infringe any Intellectual Property Right of any Third Party, except as would not reasonably be expected to have a Material Adverse Effect.
(k)The Borrower and the Subsidiaries have used commercially reasonable efforts and precautions to protect their (i) rights in, and with respect to, Confidential Business Information, and maintain the confidentiality of, their respective Owned Intellectual Property and (ii) respective commercially significant unregistered Intellectual Property, in each of the foregoing clauses (i) and (ii), on the Closing Date, in all material respects, except as would not reasonably be expected to have a Material Adverse Effect.
(l)(i) All current and former employees of the Borrower and each Subsidiary, and all other Persons with access to any Confidential Business Information, are subject to written agreements that include customary confidentiality and restriction on use terms sufficient to maintain the confidential status and limit the use of such Confidential Business Information, and (ii) no trade secret of the Borrower or any of its Subsidiaries with respect to any Product has been published or disclosed by the Borrower or any of its Subsidiaries to any Person, except pursuant to a written agreement requiring such Person to keep such trade secret confidential, in each case of the foregoing clauses (i) and (ii), on the Closing Date, in all material respects, except as would not reasonably be expected to have a Material Adverse Effect.
(m)This Section 4.23 sets forth the sole representations and warranties of the Borrower with respect to the Infringement of any Intellectual Property Rights of any Person.

Section 4.24Insurance. As of the Closing Date and each Credit Date, each of Borrower and its Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and (d) such other insurance as may be required by law or as may be required under Section 5.5. Schedule 4.24 sets forth a list of all insurance maintained by each Loan Party on the Closing Date.
Section 4.25[Reserved].
Section 4.26[Reserved].
Section 4.27[Reserved].
Section 4.28Security Interests. The Collateral Documents create in favor of Administrative Agent, for the benefit of Secured Parties, a legal, valid and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 3.1(e), the possession by Administrative Agent of any certificated Capital Stock or instrument owned by such Loan Party, the recordals required by the Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, such security interests in and Liens on the Collateral granted thereby shall be perfected, First Priority security interests (in each case, solely to the extent the making of such filings and taking of such action complies with Requirements of Law and subject to any Permitted Liens), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, and (b) the recordals required by the Pledge and Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable.
Section 4.29Sanctions and FCPA. Since [***], each Loan Party has been in compliance with applicable Sanctions in all material respects. Neither the Loan Parties nor any of their officers, directors, employees or agents acting on the Loan Parties’ behalf shall use the proceeds of the Loans to make any payments, directly or indirectly (including through any third party intermediary), to any Foreign Official in violation of the United States Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other applicable Anti-Corruption Laws. None of the Loan Parties or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is, or has been since [***], a Sanctioned Person. None of the Loan Parties, nor any of their agents acting in any capacity in connection with the Loans or other transactions contemplated hereunder (A) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Sanctioned Person in violation of applicable Sanctions, or (B) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to any Sanctions.
Section 4.30[Reserved].
Section 4.31Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements (other than any projections, estimates and pro forma financial information and any general economic or specific industry information) made or furnished to Lenders by or on behalf of Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not materially misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results. The information provided by the Loan Parties to Lenders in the Perfection Certificate (as supplemented in accordance with Section 5.1(n)) is true and correct in all material respects as of the date such Perfection Certificate was delivered.
Section 4.32Use of Proceeds. The proceeds of the Initial Term Loans, the Delayed Draw Term Loans and any Incremental Term Loans shall be used in accordance with the applicable requirements of Section 2.2. No portion of the proceeds of the Term Loan shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.
Section 4.33 Permits. The Borrower and the Subsidiaries have all Permits, including Key Permits, required for the ownership, operation and conduct of their business, including their testing and distribution of the Products, except as would not reasonably be expected to have a Material Adverse Effect. The transactions contemplated by the Loan Documents (or contemplated by the conditions to effectiveness of any Loan Document) will not materially impair the Borrower’s or any of the Subsidiaries’ ownership of or rights under (or the license or other right to use, as the case may be) any Key Permits relating to the Products.
Section 4.34Regulatory Matters.
(a)Except as would not reasonably be expected to have a Material Adverse Effect, all Permits held by the Borrower and the Subsidiaries are and, during the past [***], have been (i) legally and beneficially owned exclusively by the Borrower or such Subsidiary, free and clear of all Liens other than Liens permitted pursuant to Section 6.2, and (ii) validly registered and on file with the applicable Governmental Authority, in compliance with all filing and maintenance requirements (including any fee requirements) thereof, and (iii) in good standing, valid and enforceable with the applicable Governmental Authority. All required notices, registrations and listings, supplemental applications or notifications, reports and other required filings with respect to the Products have been filed with applicable Governmental Authorities, except where the failure to file the same would not, whether individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)Except in each case as would not reasonably be expected to have a Material Adverse Effect, since [***], (i) the Products, as well as the business of the Borrower and the Subsidiaries, comply with (A) all applicable Requirements of Law, including, without limitation, applicable requirements of CLIA and the FD&C Act (it being understood and agreed that, as of the Closing Date, the Borrower and its Subsidiaries do not have medical device clearances or approvals from the FDA for its LDTs), and (B) the terms of all Regulatory Authorizations and other Permits; (ii) all laboratory testing services have been conducted in compliance with CLIA and all federal and state Requirements of Law regarding laboratory testing services; (iii) all LDTs have been designed, developed, validated, and performed in compliance with CLIA, and all federal and state Requirements of Law regarding laboratory testing services; (iv) none of the Borrower and the Subsidiaries, or, to the knowledge of the Borrower, their respective suppliers, have received any inspection reports, warning letters, untitled letters or similar documents with respect to any Product and/or with respect to the business of the Borrower and/or the Subsidiaries, from any Governmental Authority that assert lack of compliance with any applicable Requirements of Law (other than inspection reports that do not contain material findings or that have been remedied); (v) none of the Borrower or any of the Subsidiaries has received any written notice of, or otherwise have knowledge of, any pending regulatory enforcement action, investigation, inquiry or other Adverse Proceeding against the Borrower or any of the Subsidiaries or, to the knowledge of the Borrower, any of their respective suppliers, with respect to the Products; (vi) there have been no Product recalls, safety alerts, withdrawals, clinical holds, marketing suspensions, removals, seizures, injunctions or the like conducted, undertaken or issued by any Person, whether or not at the request, demand or order of any Governmental Authority or otherwise, with respect to any Product nor, to the knowledge of the Borrower, has any such action been requested, demanded, or ordered by any Governmental Authority; (vii) none of the Borrower or any of the Subsidiaries has received any written notice of (A) any criminal, injunctive, seizure, detention or civil penalty actions that have been commenced or threatened in writing by any Governmental Authority with respect to or in connection with any Products, or (B) any consent decrees (including plea agreements) which relate to any Products; and (viii) to the knowledge of the Borrower, there is no basis for commencement of any criminal, injunctive, seizure, detention, or civil penalty actions by any Governmental Authority relating to the Products or for issuance of any consent decrees. None of the Borrower or any of the Subsidiaries is employing or utilizing the services of any individual who has been excluded, debarred or suspended under any applicable Requirements of Law since [***], other than, with respect to a Credit Date after the Closing Date, any employee or service provider that has been terminated by the Borrower reasonably promptly following the Borrower or its Subsidiaries becoming aware of such exclusion, suspension or debarment. Except as set forth on Schedule 4.34(b), since [***], none of the Borrower or any of the Subsidiaries, any individual who is an officer or director of the Borrower or any of the Subsidiaries has been convicted of any crime that has resulted or would reasonably be expected to result in a debarment or exclusion under (i) 21 U.S.C. Section 335a or (ii) any similar applicable Law, except, as of any Credit Date after the Closing Date, for any such individuals who have been promptly terminated by the Borrower or its Subsidiaries following such conviction or charge or as would not reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule 4.34(b), from [***] through the Closing Date and, except as would not reasonably be expected to result in a Material Adverse Effect, from [***] through each Credit Date after the Closing Date), no debarment proceedings or investigations in respect of the business of the Borrower or any of the Subsidiaries are pending or, to the Borrower’s knowledge, threatened against the Borrower, any of the Subsidiaries or any individual who is an officer, director, manager or employee of the Borrower or any of the Subsidiaries.
(c)As of the Closing Date (and, except as would not reasonably be expected to result in a Material Adverse Effect, as of each other Credit Date), none of the Borrower or the Subsidiaries has received any written notice from, any Governmental Authority or an institutional review board or ethics committee alleging any material non-compliance with applicable Requirements of Law or GCPs or otherwise requiring the termination or suspension of any clinical trial (in-whole or in-part) conducted, or being conducted, by or on behalf of the Borrower and the Subsidiaries with respect to any Product. Except as would not reasonably be expected to have a Material Adverse Effect, no clinical trial conducted, or being conducted, by or on behalf of the Borrower, and/or the Subsidiaries with respect to any Product has used, or is using, any clinical investigator who has been disqualified from conducting clinical investigations by FDA or other Governmental Authority.
(d)Except in each case as would not reasonably be expected to have a Material Adverse Effect, with respect to the Products, since [***]: (i) all activities (including, without limitation, testing, validating, performing, marketing, sale, promotion, recordkeeping) by the Borrower or any of the Subsidiaries and, to the knowledge of the Borrower, their respective suppliers relating to the Products have been conducted, and are currently being conducted, in compliance with the applicable requirements of CLIA, the FD&C Act, and other applicable requirements of Governmental Authorities, and (ii) none of the Borrower or any of the Subsidiaries, or, to the knowledge of the Borrower, any of their respective suppliers, has received written notice or threat of commencement of action by any Governmental Authority to withdraw its approval of any Product, to enjoin or prevent the performance of any LDT or otherwise prevent Borrower or any of its Subsidiaries from performing laboratory services, or to otherwise disrupt the business of the Borrower and the Subsidiaries, in each case, it being understood and agreed that, as of the Closing Date, the Borrower and its Subsidiaries do not have medical device clearances or approvals from the FDA for its LDTs.
(e)Except as would not have a Material Adverse Effect, all studies, tests and preclinical and clinical trials relating to the Products conducted by or on behalf of the Borrower or any of the Subsidiaries have been conducted, and are currently being conducted, in compliance with all applicable Requirements of Law, including, but not limited to, applicable provisions of the CLIA and the FD&C Act, including applicable GCPs and applicable GLPs, it being understood and agreed that, as of the Closing Date, the Borrower and its Subsidiaries do not have medical device clearances or approvals from the FDA for its LDTs.
(f)There has been no untrue statement of fact and no fraudulent statement made by the Borrower or any of the Subsidiaries at the time such statements were made, or to the knowledge of the Borrower, any of their respective agents or representatives (when acting in such capacity) in any filing with the CMS, the FDA or any other Governmental Authority, and there has been no failure to disclose any fact required to be disclosed to any Regulatory Agency, in each case, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(g)Except as set forth on Schedule 4.34(g), as of the Closing Date (and, except as would not reasonably be expected to result in a Material Adverse Effect, as of each other Credit Date), the Borrower and the Subsidiaries are and, since [***], have been in material compliance with Health Care Laws. Except as set forth on Schedule 4.34(g) and, except as would not reasonably be expected to result in a Material Adverse Effect from [***] to the Closing Date (and, from [***] to each other Credit Date), none of the Borrower or any of the Subsidiaries has received any written notice from the United States Department of Justice, any U.S. Attorney, any State Attorney General, or any other similar Governmental Authority alleging any violation of any such Health Care Laws or Public Health Laws in any material respect. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have established and implemented a compliance program designed to ensure compliance with all applicable Health Care Laws. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) is a party to or has any ongoing reporting obligations pursuant to any corporate integrity agreement, deferred or non-prosecution agreement, monitoring agreement, consent decree, settlement order, plan of correction or similar agreement imposed by any Governmental Authority, or (ii) has made any submissions pursuant to the Office of Inspector General’s Self Disclosure Protocol or CMS’s Self-Reporting Disclosure Protocol.
(h)As of the Closing Date, each of the Borrower and its Subsidiaries meets all material requirements and conditions of participation in applicable Federal Health Care Programs, and is a party to valid participation or other agreements required for payment by such programs and other third-party payor program (“Third-Party Payor Program”) agreements (each, a “Third-Party Payor Program Agreement”). Except as would not reasonably be expected to have a Material Adverse Effect, (i) there are no suspensions, offsets or recoupments of any Third-Party Payor Program payments or payments pursuant to Third-Party Payor Program Agreements being sought, requested or claimed, or to the Borrower’s knowledge, threatened against the Borrower or any of its Subsidiaries, (ii) except as set forth in Schedule 4.34(h), there are no Adverse Proceedings pending or, to the Borrower’s knowledge, threatened, against the Borrower or any of its Subsidiaries which relates in any way to a violation of any Requirement of Law pertaining to Third-Party Payor Programs or which could result in the imposition of penalties, termination or the debarment, suspension or exclusion of the Borrower or any of its Subsidiaries from participation in any Third-Party Payor Programs, and (iii) without limiting the generality of the foregoing, the billing practices of each of Borrower and its Subsidiaries, as applicable, with respect to all patients and Third-Party Payor Programs are and have at all times since [***] been in compliance with all applicable Third-Party Payor Agreements and Health Care Laws.
(i)[Reserved].
(j)Except as set forth on Schedule 4.34(j), since [***], none of the Borrower, any of the Subsidiaries, or any individual who is an officer, director, manager or employee of the Borrower or any of the Subsidiaries has been convicted of, violation of Health Care Laws or Public Health Laws or been debarred, excluded or suspended from participation in any Federal Health Care Program, except, as of any Credit Date after the Closing Date, for any such individuals who have been promptly terminated by the Borrower or its Subsidiaries following such conviction or charge or as would not reasonably be expected to result in a Material Adverse Effect.
Section 4.35HIPAA.
(a)Except as would not reasonably be expected to have a Material Adverse Effect, in each instance where the Borrower or any Subsidiary acts as a Covered Entity, such entity is, and since [***] has been, in compliance with HIPAA. The Borrower, and each Subsidiary that acts as a Covered Entity, has implemented reasonable and adequate policies, procedures or training designed to assure continued compliance and to detect non-compliance, except where the failure to implement such policies, procedures, and training would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, and each Subsidiary that acts as a Covered Entity, has provided all requisite notices, obtained all required consents, and satisfied all other requirements for its use and disclosure of Protected Health Information. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, and each Subsidiary that acts as a Covered Entity, has entered into business associate agreements with Subsidiaries and Data Processors in all situations where required by HIPAA.
(b)In each instance where Borrower or any Subsidiary acts as a Business Associate, such entity has entered into a business associate agreement that is in compliance with HIPAA with each such Covered Entity or Business Associate, as applicable, as required by HIPAA, except where failure to have entered into a business associate agreement would not have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, in those instances where the Borrower or any Subsidiary acts as a Business Associate on behalf of Covered Entities or Business Associates, each of the Borrower and such Subsidiary is, and has been since [***], in compliance with all applicable business associate agreements and those portions of HIPAA applicable to Business Associates.
(c)Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, and each Subsidiary that acts as a Covered Entity or Business Associate, has implemented a comprehensive written information security program that complies with HIPAA. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, and each Subsidiary that acts as a Covered Entity or Business Associate, have addressed and mitigated all identified threats and deficiencies to the security of Protected Health Information maintained by such entity consistent with HIPAA.
(d)As of the Closing Date, to the knowledge of the Borrower, since [***], there has been no Security Incident of any Protected Health Information held by or on behalf of the Borrower or any Subsidiary except as would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, except as would not reasonably be expected to have a Material Adverse Effect, the Borrower has not, nor has any Subsidiary or other Data Processor with respect to Personal Data processed on behalf of the Borrower or a Subsidiary, notified, or been required to notify, any person of any Security Incident, including any loss or unauthorized access, use or disclosure, of Protected Health Information that would constitute a breach for which notification to individuals, the media, or the U.S. Department of Health and Human Services is required under HIPAA.
Section 4.36Data Privacy and Information Security.
(a)The Borrower and its Subsidiaries, and to the Knowledge of the Borrower, the Borrower’s or any Subsidiary’s Data Processors, are, and since [***] have been in compliance with (i) all Privacy Laws, (ii) written and published policies and notices related to privacy, security or the processing or Personal Data (each, a “Privacy Policy”), and (iii) Contractual Obligations related to privacy, security or the processing of Personal Data (collectively, the “Privacy Requirements”), except as would not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries maintain Privacy Policies, processes, and controls, all of which are designed to meet any requirements of applicable Privacy Requirements, except as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, none of the Borrower’s or any Subsidiary’s Privacy Policies have been or are misleading or deceptive, including by omission, and the contemplated transactions to be consummated hereunder as of the Closing Date or any other Credit Date will not violate any Privacy Policies or Privacy Requirements, in each case, except as would not reasonably be expected to have a Material Adverse Effect. There is not currently pending, and since [***], there has not been, any action, proceeding, suit or claim against the Borrower or its Subsidiaries with respect to compliance with the Privacy Requirements, except as would not reasonably be expected to have a Material Adverse Effect. Since [***], except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any Subsidiary has received any written notice, inquiry, request or complaint or, to the knowledge of the Borrower, been the subject of any investigation, in each case, with respect to compliance with the Privacy Requirements. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Borrower, any Subsidiary, nor any Products, nor to the Borrower’s knowledge any Data Processors with respect to Personal Data processed on behalf of the Borrower or any Subsidiary, have experienced, since [***], any Security Incident, which would require notice to any Person pursuant to any Privacy Requirement.
(b)Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have used commercially reasonable efforts to cause Data Processors that process Personal Data on behalf of the Borrower or any of its Subsidiaries to protect the Personal Data of the Borrower and its Subsidiaries, including without limitation requiring such Data Processors where appropriate based on risk, nature of the Personal Data, and applicable Privacy Requirements to (i) comply with applicable Privacy Laws and (ii) implement a commercially reasonable information security program to protect the applicable Personal Data.
(c)As of the Closing Date and each other Credit Date, except as would not reasonably be expected to have a Material Adverse Effect, the IT Assets are sufficient to conduct the business of the Borrower and the Subsidiaries as currently conducted by the Borrower and the Subsidiaries. To the knowledge of the Borrower and except as would not reasonably be expected to have a Material Adverse Effect, neither the IT Assets nor any Products contain any “virus,” “spyware,” “malware,” “worm,” “Trojan horse” (as such terms are commonly understood in the software industry), disabling codes or instructions, or other similar code or software routines or components (collectively, “Malicious Code”). Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries

have established, implemented and tested commercially reasonable backup and disaster recovery policies, procedures and systems sufficient to reasonably maintain the operation of the business of the Borrower and the Subsidiaries as currently conducted.
(d)Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, its Subsidiaries and, to the knowledge of the Borrower, any Data Processors, have implemented and maintained commercially reasonable technical measures at a level appropriate for the risk and nature of the data and consistent with applicable Privacy Requirement, to protect the operation, confidentiality, integrity, and security, as applicable, of all Personal Data and Confidential Business Information maintained by or processed by or on behalf of the Borrower or its Subsidiaries, and IT Assets (including, for clarity, all information and transactions stored or contained therein or transmitted thereby) against a Security Incident.
(e)Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower and its Subsidiaries have taken or caused to be taken commercially reasonable actions designed to ensure that all IT Assets (i) are free from any defect, bug, Malicious Code or programming, design or documentation error or corruption or other defect, and (ii) are functional and operate and run in a commercially reasonable manner. Except as would not reasonably be expected to have a Material Adverse Effect, none of the IT Assets have malfunctioned or failed or have experienced any breakdowns or continued substandard performance since [***] that has caused disruption or interruption in the Borrower’s or any Subsidiary’s use thereof or to the business of the Borrower and the Subsidiaries.
Article V

AFFIRMATIVE COVENANTS
Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by express terms thereof survive such payment in full of all Obligations), each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.
Section 5.1Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Administrative Agent and Lenders:
(a)[Reserved].
(b)Quarterly Financial Statements. Within [***] after the end of each Fiscal Quarter of each Fiscal Year (excluding the fourth Fiscal Quarter), the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail.
(c)Annual Financial Statements. Within [***] after the end of each Fiscal Year, (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Financial Officer Certification with respect thereto; and (ii) with respect to such consolidated financial statements a report thereon of Deloitte & Touche LLP or other independent certified public accountants of recognized national standing selected by Borrower or that is otherwise reasonably satisfactory to Administrative Agent, it being understood that other “Big Four” accounting firm is reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and scope of audit (other than with respect to or resulting from (x) an upcoming maturity of Indebtedness under this Agreement), or (y) any potential default or event of default of any financial covenant under this Agreement, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP);
(d)Compliance Certificate. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Section 5.1(b) or Section 5.1(c), a duly executed and completed Compliance Certificate attaching a report of the current Cash and Cash Equivalent balances of the Borrower and the Loan Parties, which report shall identify Qualified Cash as of the last day of the applicable Fiscal Quarter or Fiscal Year, as applicable;
(e)Notice of Default. Promptly (but in any event within [***]) upon any Responsible Officer of Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default; or (ii) or that any creditor (or representative thereof) has given any notice to the Borrower or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.1(b); or (iii) of the occurrence of any event or change that has caused or evidences or results in, in any case or in the aggregate, a Material Adverse Effect, a certificate of its Authorized Officers specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Default, Default, default, event or condition or change, and what action Borrower has taken, is taking and proposes to take with respect thereto;
(f)Notice of Litigation. Promptly (but in any event within [***]) upon any Responsible Officer of Borrower obtaining knowledge of (i) the institution of any Adverse Proceeding or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii), relates to the Products, the Owned Intellectual Property Rights, the Licensed Intellectual Property Rights, or the Material Contracts, that would reasonably be expected to result in a Material Adverse Effect or liability to the Borrower and its Subsidiaries in excess of $[***], written notice thereof together with such other information as may be reasonably available to Borrower to enable Lenders and their counsel to evaluate such matters;
(g)ERISA. Promptly (but in any event within [***]) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event that would reasonably be expected to result in a Material Adverse Effect, a written notice specifying the nature thereof, what action a Loan Party or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;
(h)Regulatory and Product Notices. Promptly (or, in the case of updates to previously disclosed matters under this clause (h), promptly upon request by the Administrative Agent) (but in any event within [***]), after receipt thereof, copies of all subpoenas, requests for information and other written notices regarding any active or potential investigation of, or claim or litigation against, the Borrower or any of the Subsidiaries by any Governmental Authority, and the results of any inspections of any manufacturing facilities of the Borrower or any of the Subsidiaries or, where the results are actually known by the Borrower, any Third Party suppliers of the Borrower or any of the Subsidiaries, and can be disclosed, by any Governmental Authority (including any Form FDA 483s), in each case, to the extent that such investigation, claim or litigation, or the results of any such inspection, would reasonably be expected to result in liability in excess of $[***] or have or result in a Material Adverse Effect;
(i)FDA Notifications. Promptly notify the Administrative Agent as soon as possible (but in any event within [***]) [***] of a notification by the FDA, or any comparable foreign Governmental Authority, that a Product that is an LDT must affirmatively be approved or cleared as a medical device to continue to be marketed, and is not subject to an exercise of enforcement discretion, it being understood and agreed that, as of the Closing Date, the Borrower and its Subsidiaries do not have medical device clearances or approvals from the FDA for its LDTs.
(j)Notice Regarding Material Contracts. Promptly (but in any event within [***]) after a Loan Party or a Subsidiary of a Loan Party receives any written notice of default or an event of default under any Material Contract.
(k)Notices relating to Intellectual Property. Concurrently with the delivery of each Compliance Certificate, Borrower will notify the Administrative Agent, to the extent permitted under any obligations of confidentiality owed to Third Parties, of any material occurrences during the applicable Fiscal Quarter with respect to any Owned Intellectual Property or Licensed Intellectual Property of which Borrower gains knowledge, including claims of invalidity or unenforceability made by a Third Party.
(l)Notice of Material Regulatory Liability. Promptly notify the Administrative Agent as soon as possible (but in any event within [***]) [***] of any Material Regulatory Liability.
(m)Information Regarding Collateral. Borrower will furnish to Administrative Agent prior written notice of any change (a) in any Loan Party’s legal name, (b) in any Loan Party’s chief executive office or fiscal year, (c) in any Loan Party’s jurisdiction of organization or (d) in any Loan Party’s U.S. federal or other taxpayer identification number (if any). Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral and for the Collateral at all times following such change to have a valid, legal and perfected security interest as contemplated in the Collateral Documents. Borrower also agrees promptly to notify Administrative Agent if any material portion of the Collateral is damaged or destroyed;
(n)Annual Perfection Certificate Updates. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c), Borrower shall deliver to Administrative Agent an updated Perfection Certificate (or confirming that there has been no change in such information since the previously delivered Perfection Certificate);
(o)Projections. Promptly after the approval thereof by Borrower’s Board of Directors, and in any event within [***] after the end of each fiscal year, any financial, business and any other projections of Borrower and its Subsidiaries (and upon the reasonable request of Administrative Agent, budgets, operating plans and other financial information) that, in each case, have been approved by Borrower’s Board of Directors; and;
(p)Other Information. Borrower shall provide (i) promptly upon their becoming available and in any event within [***] of Borrower’s receipt thereof, copies of all material amendments, waivers, consents, notices of defaults and reservations of rights with respect to and received by Borrower or its Subsidiaries from any holder of its Indebtedness having a principal amount greater than (A) in the case of Indebtedness for borrowed money, $[***] and (B) in the case of other Indebtedness, $[***], (ii) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by Administrative Agent.
Notwithstanding the foregoing, the obligations in paragraphs (b) and (c) of this Section 5.1 may be satisfied with respect to financial information of Borrower and its Subsidiaries by publicly filing Borrower’s Form 10-K or 10-Q, as applicable, with the SEC. Further, notwithstanding anything to the contrary in this Section 5.1, neither the Borrower nor any of its Subsidiaries will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) in respect of which disclosure (or their respective representatives or contractors) is prohibited by Requirements of Law or any binding agreement or (ii) that is subject to attorney client or similar privilege or constitutes attorney work product, in each case based on the advice of counsel to Borrower.
Section 5.2Existence. Except as otherwise permitted under Section 6.9, each Loan Party will, and will cause each of Borrower’s Subsidiaries (other than any Subsidiary that is an “Excluded Subsidiary” under clause (d) or (f) of the definition thereof) to, at all times preserve and keep in full force and effect its existence in its jurisdiction of organization and each other jurisdiction in which it is qualified to do business other than any such jurisdiction (other than its jurisdiction of organization) where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 5.3Payment of Taxes and Claims. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to, file all income and other material Tax returns required to be filed by or with respect to Borrower or any of its Subsidiaries and timely pay all income or other material Taxes imposed upon or with respect to it or any of its properties, assets, income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid, or Tax return need be filed: (x) if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor, and (b) in the case of a Tax or claim that has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine or Lien resulting from the non-payment thereof, or (y) the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 5.4Maintenance of Properties.
(a)Each Loan Party will, and will cause each of Borrower’s Subsidiaries to (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of Borrower and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof, except to the extent any such failure to maintain would not reasonably be expected to have a Material Adverse Effect, and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent any such failure to comply would not reasonably be expected to have a Material Adverse Effect.
(b)Each of the Borrower and each of the Subsidiaries will (x) pursue the prosecution of and pay all costs and expenses relating, to all Patents included in the Owned Intellectual Property and in the Licensed Intellectual Property for which the Borrower or any

Subsidiary controls the right to prosecute and maintain, except in the case of each of the foregoing in the event that the Borrower or any of the Subsidiaries determines in its reasonable commercial judgment not to do so, or except where the failure to do so would not reasonably be expected to have a Material Adverse Effect; and (y) use commercially reasonable efforts to pursue and maintain in full force and effect legal protection for, defend, and protect against Infringement with respect to, all Patents included in the Owned Intellectual Property and in the Licensed Intellectual Property for which Borrower or any Subsidiary has the right to prosecute, maintain, defend, or enforce, except in the event that the Borrower or any of the Subsidiaries determines in its reasonable commercial judgment not to do so, or except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.5Insurance.
(a)The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance, and (ii) casualty insurance, such public liability insurance, third party property damage insurance or such other insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (1) name Administrative Agent, on behalf of Lenders as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy, contain a loss payable clause or endorsement, satisfactory in form and substance to Administrative Agent, that names Administrative Agent, on behalf of Secured Parties as the loss payee thereunder. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, Administrative Agent may, upon [***] prior written notice to Borrower, arrange for such insurance, but at Borrower’s expense and without any responsibility on Administrative Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, following notice to the Borrower, Administrative Agent shall have the sole right, in the name of the Lenders, any Loan Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
(b)Each of the insurance policies required to be maintained under this Section 5.5 shall provide for at least [***] prior written notice to Administrative Agent of the cancellation or substantial modification thereof. Receipt of such notice shall entitle Administrative Agent (but Administrative Agent shall not be obligated), upon [***] prior written notice to Loan Parties, to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.5 or otherwise to obtain similar insurance (including with respect to coverage types, limits and premiums) in place of such policies, in each case at the expense of the Loan Parties.
Section 5.6Books and Records; Inspections. Each Loan Party will, and will cause each of Borrower’s Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries in all material respects are made of all dealings and transactions in relation to its business and activities, and (b) permit any representatives designated by Administrative Agent (including employees of Administrative Agent, any Lender or any consultants, auditors, accountants, lawyers and appraisers retained by Administrative Agent) to visit any of the properties of any Loan Party and any of Borrower’s Subsidiaries to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours (so long as no Default or Event of Default has occurred and is continuing) and as often as may reasonably be requested; provided that, absent the occurrence and continuance of an Event of Default, Administrative Agent and Lenders shall not exercise such rights more often than [***] during any Fiscal Year. The Loan Parties agree to pay the reasonable and documented out-of-pocket costs and expenses incurred by the examiner in connection therewith.
Section 5.7Lender Calls. Borrower shall, upon the request by Administrative Agent, cause its chief financial officer or other Authorized Officers reasonably requested by Administrative Agent to participate in a conference call with Administrative Agent and all Lenders who choose to participate in such conference call, during which conference call the chief financial officer or such Authorized Officer (as applicable) shall review the financial condition of Borrower and its Subsidiaries and such other matters as Administrative Agent or any Lender may reasonably request; provided that such calls shall not occur more than [***] per calendar quarter.
Section 5.8Compliance with Laws. With respect to the Products, each of the Borrower and each of the Subsidiaries will comply with all Requirements of Law, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
Section 5.9Environmental.
(a)Each Loan Party shall (i) keep its real property free of any Environmental Liens; (ii) maintain and comply in all material respects with all Governmental Authorizations required under applicable Environmental Laws, except as any such failure would not reasonably be expected to result in a Material Adverse Effect; (iii) take all steps to prevent any Release of Hazardous Materials from any property owned or operated by any Loan Party, except as any such failure would not reasonably be expected to result in a Material Adverse Effect; and (iv) ensure that there are no Hazardous Materials on, at or migrating from any property owned or operated by any Loan Party in violation of applicable Environmental Laws, except as any such failure would not reasonably be expected to result in a Material Adverse Effect.
(b)The Loan Parties shall promptly (but in any event within [***]) (i) notify Administrative Agent in writing (A) of any material Environmental Claims asserted in writing against or material Environmental Liabilities and Costs of any Loan Party, and (B) of any written notice of Environmental Lien filed against its real property, and (ii) provide such other documents and information as reasonably requested by Administrative Agent in relation to any matter pursuant to this Section 5.9(b).
Section 5.10Subsidiaries. In the event that (x) any Subsidiary of a Loan Party ceases to be an Excluded Subsidiary or (y) any Person becomes a Subsidiary of a Loan Party and such Person is not an Excluded Subsidiary, Borrower, in each case, shall (a) within [***] (or such longer period as Administrative Agent may agree in writing) of such Person becoming a Subsidiary or ceasing to be an Excluded Subsidiary, cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to Administrative Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Sections 3.1(b), 3.1(e), and, if reasonably requested by the Administrative Agent, 3.1(h). With respect to each such Subsidiary, Borrower shall promptly send to Administrative Agent written notice setting forth with respect to such Person (i) the date on which such Person became a Subsidiary of Borrower or ceased to be an Excluded Subsidiary, and (ii) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; provided, such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof. In addition, (x) at the election of

Borrower, any Excluded Subsidiary of Borrower may become a Guarantor hereunder, at which time such Subsidiary shall cease to be an Excluded Subsidiary and (y) Subsidiaries may be excluded from the requirements of this Section 5.10 (and, for the avoidance of doubt, will not otherwise be required to become a Guarantor hereunder or otherwise) in circumstances where the Required Lenders and the Borrower reasonably agree that the cost of providing such a Guarantee is excessive in relation to the value afforded thereby.
Notwithstanding anything herein or in any other Loan Document to the contrary, subject to any applicable requirements of law, each Foreign Subsidiary that is required to become a Loan Party hereunder will take any and all actions under local law equivalents to create or perfect the security interest in the Collateral for the benefit of the Secured Parties (a) to the same extent as would be required of a U.S. domestic Subsidiary or (b) as otherwise required to create or perfect the security interest for the benefit of the Secured Parties in any Collateral that constitutes Patents, Trademarks or Copyrights that are issued, registered or pending with any Governmental Authority in the applicable Foreign Subsidiary’s country of organization, in each case of (a) and (b), with such modifications as may be reasonably agreed between the Borrower and the Administrative Agent, taking into account customary actions under the jurisdiction of such Foreign Subsidiary and the burden or cost (including any adverse tax consequences to the Borrower or any of its Subsidiaries, which are not de minimis) of providing a pledge thereof or a security interest therein compared to the benefits to be obtained by the Lenders therefrom, including by taking into account the overall collateral package and the amount of the Loans.
Section 5.11Real Estate Assets.
(a)In the event that any Loan Party acquires fee title to Material Real Property during the term of this Loan, Borrower shall send to Administrative Agent a written notice of the occurrence of any such event promptly upon the occurrence of same. Within [***] after the acquisition of any such Material Real Property (or such later time as agreed to by Administrative Agent in its sole discretion), such Loan Party shall deliver to Administrative Agent: (a) a fully executed and notarized Mortgage, in proper form for creating a valid and enforceable lien on the Real Property described therein once recorded in the appropriate real estate records and in proper form for recording in such real estate records; (b) an opinion of counsel in the jurisdiction in which such Real Property is located with respect to the enforceability of such Mortgage and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent; (c)(i) an ALTA extended mortgagee title insurance policy or an unconditional commitment therefor with respect to such Mortgage (each, a “Title Policy”) from a title company reasonably satisfactory to Administrative Agent (the “Title Company”), in an amount not less than the fair market value of such Real Estate Asset, together with a title report issued by the Title Company with respect thereto and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, which Title Policy shall be effective as of the date of the Mortgage and otherwise be in form and substance reasonably satisfactory to Administrative Agent and (ii) evidence satisfactory to Administrative Agent that such Loan Party has paid to or deposited with the Title Company all expenses and premiums of the Title Company and all other sums required in connection with the issuance of such Title Policy and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgage for such Real Property in the appropriate real estate records; (d) to the extent required by law, evidence of flood insurance with respect to such Real Property in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, and in form and substance reasonably satisfactory to Administrative Agent; and (e) an ALTA/NSPS survey of such Real Property in form sufficient to permit the Title Company to issue the Title Policy in the form required by Administrative Agent and otherwise in form and substance satisfactory to Administrative Agent. In addition to the foregoing, Borrower shall, at the request of Required

Lenders, deliver to Administrative Agent an appraisal of such Material Real Property to verify the amount of the Mortgage or Title Policy, but only if required by applicable law or regulation.
(b)With respect to any [***] acquired after the Closing Date, the Borrower or its applicable Subsidiary shall use commercially reasonable efforts (with it being understood that the use of such commercially reasonable efforts shall not require the Borrower or any Subsidiary to pay any additional rent, fees or other amounts to an applicable landlord or bailee to procure any such Collateral Access Agreement) to deliver a Collateral Access Agreement with respect to such [***] within [***] of the acquisition thereof (or such later date as the Administrative Agent may determine).
Section 5.12Further Assurances. At any time or from time to time upon the reasonable request of Administrative Agent, each Loan Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.23. In furtherance and not in limitation of the foregoing, each Loan Party shall (i) take such actions as Administrative Agent may reasonably request from time to time to ensure that the Obligations are guarantied by the Guarantors and are secured by the Collateral and (ii) to the extent any aircraft (including any related engines and airframes) are part of the Collateral, make all filings with the Federal Aviation Administration with respect thereto that are necessary or that the Administrative Agent reasonably requests to perfect the Administrative Agent’s Lien in such aircraft.
Section 5.13Control Agreements. Each of Borrower and each Guarantor shall hold all of its cash and Cash Equivalents in a Deposit Account or Securities Account (other than Excluded Accounts) subject to a Control Agreement within [***] after the Closing Date (or such later date as agreed by the Administrative Agent in its sole discretion) or the opening or acquisition thereof, as applicable. All such Control Agreements governed under the laws of a state or territory of the United States shall provide for “springing” cash dominion with respect to each such account, including each disbursement account. With respect to each Control Agreement, the Administrative Agent will not deliver to the relevant depository institution a notice or other instruction that provides for exclusive control over such account by the Administrative Agent unless an Event of Default has occurred and is continuing.
Section 5.14Post-Closing Matters. Borrower shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.14 on or before the post-closing date specified for such requirement or such later date to be determined by Administrative Agent in its sole discretion.
Section 5.15VCOC Letter. To the extent reasonably requested by any Lender after the Closing Date that relies upon the exception for “venture capital operating companies” under U.S. Department of Labor regulations, the Borrower shall promptly deliver to such Lender a duly executed VCOC information letter in substantially the form of Exhibit H, or such other form as is reasonably acceptable to the Borrower and such Lender.
Article VI

NEGATIVE COVENANTS
Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than any such contingent obligations or liabilities hereunder that by express terms thereof survive such payment in full of all

Obligations), such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.
Section 6.1Indebtedness. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.
Section 6.2Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Liens.
Section 6.3Material Contracts. Borrower and its Subsidiaries shall not amend or permit the amendment of any provision of (i) any Material Contract, (ii) any agreement governing Junior Debt or (iii) any agreement governing Permitted Receivables Indebtedness, in each case if the result of which amendment under this Section 6.3 would be materially adverse to the interests of the Administrative Agent and the Lenders (in their respective capacities as such).
Section 6.4No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.9, (b) [reserved], (c) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), (d) [reserved], (e) restrictions under any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into Loan Party that was in existence at the time of such acquisition (or at the time it merges with or into any Loan Party in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designation, (f) restrictions on cash or other deposits or net worth imposed by customers under commercial contracts entered into in the ordinary course of business, (g) any encumbrances or restrictions entered into in the ordinary course of business with respect to Intellectual Property Rights that limit or restrict the ability to grant a security interest in such Intellectual Property Rights, (h) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture, (i) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be incurred hereunder to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness and (j) any encumbrances or restrictions of the type referred to in the immediately preceding clauses (a) through (i) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to such immediately preceding clauses (a) through (i) above; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, no Loan Party nor any of Borrower’s Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien in favor of the Administrative Agent upon any of its properties or assets, whether now owned or hereafter acquired.

Section 6.5Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries through any manner or means or through any other Person to, directly or indirectly, declare, order, pay or make any sum for any Restricted Junior Payment, in each case, except for:
(a)the payment of dividends to Borrower’s or any Subsidiary’s equityholders in the form of Common Stock;
(b)(i) the issuance of Qualified Capital Stock of Borrower upon the exercise of any warrants, options or rights to acquire such Qualified Capital Stock, including upon conversion of any Indebtedness that is convertible into or exchangeable for Qualified Capital Stock of Borrower, (ii) cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible or exchangeable into Capital Stock of Borrower or under an Employee Stock Purchase Plan, and (iii) the issuance of common stock of Borrower pursuant to an Employee Stock Purchase Plan;
(c)the payment of dividends or other Restricted Junior Payments by a Subsidiary of Borrower to Borrower or such Subsidiary’s direct parent company; provided that, if such Restricted Junior Payment is made by a Loan Party, such direct parent company is a Loan Party;
(d)so long as no Event of Default [***] exists or would result therefrom, the repurchase, retirement or other acquisition or retirement for value of Capital Stock (or any options or warrants or stock appreciation or similar rights issued with respect to any of such Capital Stock) held by any future, present or former employee, director, officer, vendor or consultant (or any affiliates, spouses, former spouses, other immediate family members, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) pursuant to any employee, management or director profit interests or shareholder’s or stockholder’s agreement, equity plan, employee, management or director stock option plan or any other employee, management or director benefit plan or any agreement with any employee, director, officer, vendor or consultant; provided that such payments, measured at the time made, do not exceed, in any Fiscal Year, $[***] (but with such the calculation of such limitation not to include the amount of capital securities withheld from equity awards to satisfy tax withholdings and similar obligations); provided that any unused portion for any Fiscal Year may be carried forward to the immediately succeeding Fiscal Year; and
(e)the repurchase of Qualified Capital Stock of the Borrower (or the payment of a dividend to a direct or indirect parent of the Borrower to fund such repurchase) upon (x) vesting of restricted stock, restricted stock units, performance shares units or similar equity incentives or (y) upon the vesting or exercise of any stock options or other equity awards, in each case under this clause (e) solely to satisfy tax withholding or similar tax obligations with respect thereto;
(f)[reserved];
(g)distributions made in connection with (or to induce or effectuate) the conversion of any convertible Indebtedness to the extent such distribution consists of (A) common stock or Permitted Convertible Indebtedness (subject to the cap in clause (n) of the definition of Permitted Indebtedness) or (B) cash proceeds of a substantially concurrent issuance of common stock or Permitted Convertible Indebtedness (subject to the cap in clause (n) of the definition of Permitted Indebtedness) of the Borrower;
(h)the Loan Parties may purchase, redeem, retire or otherwise acquire for value Capital Stock (and any related stock appreciation rights, plans, equity incentive or achievement plans or any similar plans) of a Person being acquired in any Permitted Acquisition or other Investment permitted by Section 6.7 in connection with such Permitted Acquisition or other Investment; provided that such purchase, redemption, retirement or acquisition shall be a part of the consideration or purchase price paid for such Permitted Acquisition (i.e. subject to any applicable caps with respect to the purchase price of such Permitted Acquisition); and
(i)so long as no Event of Default has occurred and is continuing, other Restricted Junior Payments in an aggregate amount not to exceed $[***] over the term of this Agreement.
(j)Notwithstanding anything to the contrary contained herein, no Restricted Junior Payment may be made with Core Assets to Persons other than the Borrower or a Subsidiary.
For the avoidance of doubt, nothing contained in this Section 6.5 shall prohibit or otherwise limit the entry into, exercise of its rights under, and performance by the Borrower or any applicable Subsidiary of its respective payment and other obligations under the Permitted Equity Derivatives.
[***].
Section 6.6Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Borrower or any other Subsidiary of Borrower or (b) to amend or otherwise modify any Loan Document, other than restrictions (i) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement, (ii) contained in any Loan Document (including any applicable intercreditor or subordination agreement) or in the documentation governing any Permitted Convertible Indebtedness, (iii) contained in the definitive documentation governing any Permitted Receivables Indebtedness or any Permitted Royalty Monetization Transaction, (iv) existing on the Closing Date identified on Schedule 6.6, (v) in agreements relating to Indebtedness of any Subsidiary that does not become a Loan Party in existence at the time such Subsidiary became a Subsidiary of Borrower and any amendments or modifications thereof that do not materially expand the scope of any such restriction; provided that, such restriction apply only to such Subsidiary, (vi) arising under or in connection with any agreement or instrument of any Joint Venture that is not a Loan Party (including with respect to Capital Stock therein), (vii) in any agreement governing Permitted Indebtedness; provided that such restrictions are no more restrictive, taken as a whole, than the comparable restrictions set forth in this Agreement as determined in the good faith judgment of Borrower and (viii) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i) through (viii) of this Section 6.6; provided that they are permitted hereunder and do not expand the scope of any such restriction. No Loan Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations that would prohibit a Subsidiary of Borrower from being a Loan Party.
Section 6.7Investments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including without limitation, any Joint Venture, except Permitted Investments.

Section 6.8Minimum Qualified Cash. The Loan Parties shall not permit Qualified Cash at any time, tested as of the last day of each Fiscal Quarter, to be less than $50,000,000.
Section 6.9Fundamental Changes; Disposition of Assets. No Loan Party shall, nor shall it permit any of its Subsidiaries to:
(a)enter into any merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), including by means of a division of a domestic entity into two or more new domestic entities under the Texas Business Organizations Code or any comparable transaction under any similar law, except:
(i)(x) any Subsidiary of Borrower that is a Loan Party may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; and (y) any Subsidiary of Borrower that is an Excluded Subsidiary may be merged with or into Borrower or any other Subsidiary, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any other Subsidiary; provided, that in each case of clauses (x) and (y), in the case of such merger involving Borrower, Borrower shall be the continuing or surviving Person and in the case of such merger not involving Borrower but involving a Guarantor Subsidiary, a Guarantor Subsidiary shall be the continuing or surviving person; or
(ii)in connection with or constituting Permitted Acquisitions and other Permitted Investments; or
(b)enter into or consummate any Asset Sale, in one transaction or a series of transactions, of all or any part of its business, assets or property of any kind whatsoever (including, without limitation, any Product (including, without limitation, any Intellectual Property Rights related thereto), and any Registration), whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or, except, in each case (other than in the case of any Asset Sale by a Loan Party to a Loan Party or in the case of any Asset Sale made pursuant to clauses (iv), (vi), (vii), (viii), (ix), (x), (xi), (xv), (xvi), or (xvii) of this Section 6.9(b)) pursuant to an arms’ length transaction on market terms and for fair market value:
(i)Asset Sales (other than in respect of Core Assets, other Material Intellectual Property, Key Permits, material Regulatory Authorizations or Material Contracts) by a Loan Party to a Subsidiary that is not a Loan Party in an amount not to exceed $[***];
(ii)Asset Sales involving assets existing on the Closing Date and described in Schedule 6.9(b)(ii);
(iii)Permitted Acquisitions and other Permitted Investments;
(iv)the disposition, unwinding or other termination of any Hedging Agreement or any Permitted Equity Derivative or the entry into any Permitted Equity Derivatives;
(v)Asset Sales of inventory in the ordinary course of business; provided that no Asset Sale shall be made in reliance on this clause (v) of any Core Asset;

(vi)Asset Sales of obsolete or worn out, retired or surplus property, whether now owned or hereafter acquired, in the ordinary course of business and in accordance with prudent business practices;
(vii)surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims in the ordinary course of business;
(viii)Asset Sales to a Loan Party; provided that any Asset Sale from a Subsidiary that is not a Loan Party to a Loan Party shall be for an amount not greater than the fair market value of the property disposed of;
(ix)to the extent constituting an Asset Sale, any Permitted Royalty Monetization Transaction;
(x)Asset Sales consisting of Permitted Liens (other than Permitted Liens under clause (r) of the definition thereof) and Restricted Junior Payments permitted under Section 6.5;
(xi)Asset Sales of accounts receivable in connection with the incurrence of Permitted Receivables Indebtedness or, without duplication, the collection or compromise of any receivables in the ordinary course of business and Asset Sales of Cash Equivalents for cash or other Cash Equivalents;
(xii)other Asset Sales (other than any disposition to a non-Loan Party of Core Assets) in an amount not to exceed $[***] in the aggregate in any Fiscal Year [***] so long as (x) such Asset Sales shall be for an amount not less than the fair market value of the property disposed of, (y) at least [***]% of the consideration paid in connection therewith shall be Cash or Cash Equivalents paid substantially concurrently with consummation of the transaction and (z) no Event of Default [***] is continuing at the time the definitive agreement for such Asset Sale is entered into or would result therefrom; provided that for the purposes of this clause (xii), the following shall be deemed to be Cash: (x) any securities received by the Loan Parties or any Subsidiary from such transferee that are converted by such Person into cash or Cash Equivalents upon the closing of the applicable disposition, (y) any purchase price adjustment, milestone payment, royalty, earnout, contingent payment, back-end or other deferred payment of a similar nature, and (z) any designated non-cash consideration received in respect of such disposition having an aggregate fair market value, taken together with all other designated non-cash consideration received pursuant to this clause (z) that is at that time outstanding, not to exceed $[***];
(xiii)Asset Sales of Capital Stock in any Joint Venture to the other holders of Capital Stock in such Joint Venture for fair market value or to the extent required by or made pursuant to customary buy/sell arrangements;
(xiv)other Asset Sales in an aggregate amount not to exceed $[***] during the term of this Agreement; provided that no Asset Sale of any Core Asset shall be made in reliance on this clause (xiv);
(xv)to the extent constituting an Asset Sale, any other disposition constituting the lapse, abandonment, cancellation, non-renewal or discontinuance of use of Owned Intellectual Property (other than Material Intellectual Property that is material to the Borrower and its Subsidiaries) of the Borrower or any Subsidiary, or non-exclusive licenses of Licensed Intellectual Property (other than Material Intellectual Property that is material to the Borrower and its Subsidiaries) thereof that the Borrower reasonably determines in good faith is no longer necessary or desirable in the conduct of the Borrower’s or any Subsidiary’s business, or the lapse, abandonment, cancellation, non-renewal or other discontinuance of any Owned Intellectual Property (other than Material Intellectual Property that is material to the Borrower and its Subsidiaries) that the Borrower or any Subsidiary reasonably believes will not be allowed to issue or register by any Governmental Authority that needs to be issued or registered to be of value to the Borrower and its Subsidiaries;
(xvi)(A) a disposition of Capital Stock (I) deemed to occur upon the exercise of stock options, warrants or other equity derivatives or settlement of convertible securities if such Capital Stock represents (1) a portion of the exercise price thereof or (2) withholding incurred in connection with such exercise, or (II) upon the exercise of any warrant; or (B) a disposition deemed to occur upon cancellation or forgiveness of loans and advances constituting Investments permitted by this Agreement;
(xvii)a disposition in connection with the enforcement and/or settlement of litigation, or the non-exclusive licensing of patents owned by Borrower or any of its Subsidiaries which do not impair Borrower’s or any of its Subsidiaries’ ability to carry out their respective business and do not impact the projected revenues of the Borrower and its Subsidiaries, in any material respect; and
(xviii)[***].
Notwithstanding anything to the contrary contained herein, (i) all Asset Sales by any Loan Party to any Subsidiary that is not a Loan Party shall be required to be made through the foregoing clause (b)(i), (ii) no assignment, transfer, contribution, license, sublicense or other disposition of any Core Asset [***] is permitted to be made hereunder to a non-Loan Party except as specifically permitted under this Agreement and (iii) [***].
Section 6.10[Reserved].
Section 6.11Sales and Leasebacks. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than Borrower or any of its Subsidiaries) or (b) intends to use for substantially the same purpose as any other property that has been or is to be sold or transferred by such Loan Party to any Person (other than Borrower or any of its Subsidiaries) in connection with such lease; unless (i) the sale or transfer of property thereunder is permitted by Section 6.9, (ii) any Capital Lease or related Indebtedness arising in connection therewith is permitted by Section 6.1, and (iii) any Liens arising in connection therewith is permitted by Section 6.2.
Section 6.12Transactions with Shareholders and Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service), or series of related transactions, with any Affiliate of Borrower or of any such holder with a value in excess (A) $[***] in the aggregate in any Fiscal Year and (B) $[***] in the aggregate over the term of this Agreement; provided, that the Loan Parties and their Subsidiaries may enter into or permit to exist any such transaction if Administrative Agent has consented thereto in writing prior to the consummation thereof, provided, further, that the foregoing restrictions shall not apply to any of the following:
(a)any transaction among the Borrower and its Subsidiaries expressly permitted hereunder;

(b)reasonable and customary fees and out of pocket expenses paid to, and indemnities provided to or on behalf of, current or former senior officers and the members of the Board of Directors (or similar governing body) of Borrower and its Subsidiaries;
(c)compensation and other employment agreements and arrangements (including employee benefits, compensation, equity awards and director/officer indemnification agreements and dispositions permitted by Section 6.9(b)(xvi) and fees incurred in connection with compliance with the Hart-Scott-Rodino (HSR) Act) for current and former service providers, including officers, directors and employees, of the Borrower and its Subsidiaries entered into in the ordinary course of business or that are approved by the Borrower’s Board of Directors (or by the compensation committee or audit committee thereof);
(d)transactions (or series of related transactions) on terms that are not less favorable to the Borrower or a Subsidiary in any material respect than would be obtainable by the Borrower or such Subsidiary at such time in a comparable arm’s-length transaction with a Person other than an Affiliate (as determined in good faith by the senior management or the board of directors of the Borrower);
(e)personal security services for senior management of the Borrower and its Subsidiaries;
(f)transactions in effect on the Closing Date and listed on Schedule 6.12, and continuations and renewals thereof on substantially consistent terms and other similar arrangements entered into in the ordinary course of business from time to time;
(g)to the extent applicable under this Section 6.12, transactions between or among the Borrower, the Guarantors and their wholly-owned Subsidiaries that are otherwise permitted under this Agreement;
(h)equity investments in the Borrower (including any related stockholders’ agreements);
(i)sales or issuances of Qualified Capital Stock of the Borrower to Affiliates of the Borrower which are otherwise permitted or not restricted by the Loan Documents (including any related stockholders’ agreements); and
(j)any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into Borrower or its Subsidiaries pursuant to the terms of this Agreement; provided that, such agreement was not entered into in contemplation of such acquisition or merger and such Affiliate of such Person was not an Affiliate of the Borrower prior to such acquisition or merger.
Section 6.13Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any material line of business other than the businesses engaged in by such Loan Party or its Subsidiaries on the Closing Date or any business reasonably related, complementary, incidental, ancillary thereto or any reasonable extensions thereto.
Section 6.14Changes to Organizational Documents. No Loan Party shall amend or permit any amendments to any Loan Party’s Organizational Documents in a manner that is materially adverse to the Administrative Agent or the Lenders in their capacities as such, including, without limitation, any amendment, modification or change to any of Loan Party’s Organizational Documents to effect a division of a domestic entity into two or more new domestic entities under the Texas Business Organizations Code (or any similar statute or provision under applicable law).
Section 6.15Accounting Methods. The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting except in conformity with GAAP.
Section 6.16Prepayments of Certain Indebtedness. No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, prepay, retire, defease (including in substance or legal defeasance), or make any sinking fund or similar payment with respect any principal (but not, for the avoidance of doubt, premium, scheduled interest and other amounts not constituting principal) in respect of any (a) Junior Debt that is in an aggregate principal amount outstanding in excess of $[***] prior to its scheduled due date, other than (i) converting (or exchanging) any Indebtedness to (or for) Qualified Capital Stock of Borrower, (ii) issuance of common stock (and cash in lieu of fractional shares in connection with such issuance) of the Borrower in connection with any conversion, exercise, repurchase, exchange, redemption, settlement or early termination or cancellation of Permitted Convertible Indebtedness, (iii) the issuance of Permitted Convertible Indebtedness that constitutes Permitted Refinancing Indebtedness in exchange for other Permitted Convertible Indebtedness, (iv) the redemption, purchase, exchange, early termination or cancellation of Permitted Convertible Indebtedness in an aggregate principal amount not to exceed the Net Proceeds received by the Borrower from the substantially concurrent issuance of additional Permitted Convertible Indebtedness or Capital Stock in connection with a refinancing of the Permitted Convertible Indebtedness being redeemed, purchased, exchanged, terminated or cancelled; provided that additional Permitted Convertible Indebtedness constitutes Permitted Refinancing Indebtedness, and the proceeds thereof are not applied for any other purpose and (v) as permitted under the applicable subordination agreement governing any subordinated Indebtedness or (b) any Permitted Receivables Indebtedness, other than as permitted by the applicable intercreditor agreement governing such Permitted Receivables Indebtedness.
Section 6.17Sanctions. None of the Loan Parties, nor any of their Subsidiaries or agents shall:
(a)conduct any business or engage in any transaction or dealing with any Sanctioned Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Sanctioned Person, in violation of applicable Sanctions,
(b)deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to applicable Sanctions, or
(c)engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any applicable Sanctions.
Section 6.18Anti-Corruption Laws. No Loan Party shall use, or permit any of its Subsidiaries to use, directly or indirectly, any of the proceeds of any Loan for the purpose of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Law.
Section 6.19Use of Proceeds. The Loan Parties will not and will not permit any of their Subsidiaries to use the proceeds of any Loan to directly, or to any Loan Party’s knowledge after due care and inquiry, indirectly, to make any payments to a Sanctioned Person, to fund any investments, loans or contributions in, or otherwise make such proceeds available to, a Sanctioned Person, to fund any operations, activities or business of a Sanctioned Person or in any Sanctioned Country (in each case, in violation of applicable Sanctions) or in any other manner that would result in a violation of Sanctions by any Person and no part of the proceeds of any

Loan will be used directly or, to any Loan Party’s knowledge after due care and inquiry, indirectly in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Sanctions or Anti-Corruption Laws.
Article VII

GUARANTY
Section 7.1Guaranty of the Obligations. Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”).
Section 7.2Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Guarantor for purposes of this Section 7.2, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor as of any date of determination, an amount equal to (A) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.2), minus (B) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.2 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.
Section 7.3Payment by Guarantors. Subject to Section 7.2, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right that any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors

will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest that, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.
Section 7.4Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;
(b)Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;
(c)the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions;
(d)payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations that has not been paid. Without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;
(e)any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents; and
(f)this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full in cash of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Guaranteed Obligations; (vii) any defenses (other than a defense of payment or performance), set offs or counterclaims that Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.
Section 7.5Waivers by Guarantors. To the fullest extent it can do so in accordance with applicable Requirements of Law, each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full in cash of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise that are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law (other than a defense of payment in full of the Guaranteed Obligations), that limit the liability of or exonerate guarantors or sureties or that may conflict with the terms hereof.
Section 7.6Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Guaranteed Obligations shall have been indefeasibly paid in cash in full, to the fullest extent it can do so in accordance with applicable Requirements of Law each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.
Section 7.7Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent on behalf of the Beneficiaries and, upon demand by the Administrative Agent, shall forthwith be paid over to Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of such Guarantor under any other provision hereof.
Section 7.8Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.
Section 7.9Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or agents acting or purporting to act on behalf of any of them.
Section 7.10Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by any Beneficiary.
Section 7.11Bankruptcy, Etc.
(a)So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, administration, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense that Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b)Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations that accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations that are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order that may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, administrator, debtor in possession, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.
Section 7.12Discharge of Guaranty Upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) or if such Guarantor ceases to be a Subsidiary of the Borrower, in each case, in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale; provided that (i) such Capital Stock must not have been sold or otherwise disposed of, directly or indirectly, to any Affiliate of the Borrower, (ii) such applicable transaction must be for a legitimate bona fide business purpose (other than for purposes of releasing Guaranties or Collateral hereunder) and cannot be to contravene or circumvent the Collateral and Guaranty requirements under this Agreement, and (iii) such Guarantor does not own or exclusively license any Core Asset or Material Intellectual Property.
Article VIII

EVENTS OF DEFAULT
Section 8.1Events of Default. If any one or more of the following conditions or events shall occur:
(a)Failure to Make Payments When Due. Failure by Borrower to pay (i) the principal of and premium, if any, on any Term Loan when due whether at stated maturity, by acceleration or otherwise; or (ii) within [***] when due any interest on any Term Loan or any fee or any other amount due hereunder; or
(b)Default in Other Agreements. (i) Failure of any Loan Party or any Loan Party’s Subsidiaries (other than any Immaterial Subsidiary) to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness in an individual principal amount, put price or other accelerated amount of $[***]or more or with an aggregate principal amount, put price or other accelerated amount of $[***] or more, in each case beyond the grace period, if any, provided therefor, or (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in clause (i) above, or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase or defeasance of, or to cause Borrower or any of Borrower’s Subsidiaries to make any offer to prepay, redeem, repurchase or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that this clause (b) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Asset Sale (including any casualty proceeds) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) Indebtedness for which such failure, breach or default has been cured or waived in accordance with the terms of the applicable Indebtedness or (z) any early payment requirement or unwinding or termination with respect to any Permitted Equity Derivatives; or
(c)Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.2, Section 5.1, Section 5.2, Section 5.8, Section 5.10, Section 5.11, Section 5.13, Section 5.14, or Article VI; or
(d)Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of their Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made; or
(e)Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within [***] after the earlier of (i) any Responsible Officer of such Loan Party becoming aware of such default, or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default; or
(f)Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any of its Subsidiaries ([***]) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries ([***]), or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, administrator, trustee or other custodian of Borrowers or any of its Subsidiaries ([***]) for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary), and any such event described in the foregoing clauses (i) or (ii) shall continue for [***] without having been dismissed, bonded or discharged; or
(g)Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) Borrower or any of its Subsidiaries ([***]) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, administrator, trustee or other custodian for all or a substantial part of its property; or Borrower or any of its Subsidiaries ([***]) shall make any assignment for the benefit of creditors; or (ii) Borrower or any of its Subsidiaries ([***]) shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors (or similar governing body) of Borrower or any of its Subsidiaries ([***]) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(f); or

(h)Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (a) in any individual case an amount in excess of $[***]or (b) in the aggregate at any time an amount in excess of $[***] (in any case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Borrower or any of its Subsidiaries ([***]) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of [***]; or
(i)Dissolution. Any order, judgment or decree shall be entered against the Borrower or any of its Subsidiaries ([***]) decreeing the dissolution or split up of such Loan Party or any of its Subsidiaries ([***]) and such order shall remain undischarged or unstayed for a period in excess of [***]; or
(j)Change of Control. A Change of Control shall occur; or
(k)Guaranties, Collateral Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full in cash of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full in cash of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any significant portion of the Collateral (it being understood that any Collateral with an aggregate value in excess of $[***] shall be considered significant) purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Administrative Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party; or
(l)[Reserved].
(m)ERISA. The occurrence of any ERISA Event that, individually or in the aggregate, has resulted or would reasonably be expected to result in a Material Adverse Effect; or
(n)[***].     [***].
Section 8.2Remedies. Upon the occurrence and during the continuance of any Event of Default, Administrative Agent may, and shall at the request of the Required Lenders:
(a)declare the unpaid principal amount of all outstanding Term Loans, all interest accrued and unpaid thereon, any applicable Prepayment Premium, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable; without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each Loan Party; and
(b)exercise on behalf of themselves and the Lenders all rights and remedies available to them and the Lenders under the Loan Documents or applicable law or in equity or under any other instrument, document or agreement now existing or hereafter arising;

provided, that upon the occurrence of any event specified in Section 8.1(f) or (g) above, the unpaid principal amount of all outstanding Term Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of Administrative Agent or any Lender.
Section 8.3Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.
Article IX

ADMINISTRATIVE AGENT
Section 9.1Appointment of Administrative Agent.
(a)Blue Owl is hereby appointed Administrative Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Blue Owl, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents to perform, exercise and enforce any and all other rights and remedies of the Lenders with respect to the Loan Parties, the Obligations or otherwise related to any of same to the extent reasonably incidental to the exercise by Administrative Agent of the rights and remedies specifically authorized to be exercised by Administrative Agent by the terms of this Agreement or any other Loan Parties.
(b)Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX are solely for the benefit of Administrative Agent and Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, Administrative Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrower or any of its Subsidiaries.
Section 9.2Powers and Duties. Each Lender irrevocably authorizes Administrative Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Administrative Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees Administrative Agent shall not have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Administrative Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.
Section 9.3General Immunity.
(a)No Responsibility for Certain Matters. Administrative Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Administrative Agent to Lenders or by or on behalf of any

Loan Party to Administrative Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall Administrative Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Term Loans or the component amounts thereof.
(b)Exculpatory Provisions. Neither Administrative Agent nor any of its officers, partners, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Administrative Agent under or in connection with any of the Loan Documents except to the extent caused by Administrative Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until Administrative Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.5).
(c)Notice of Default. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of the Lenders, unless Administrative Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Administrative Agent will notify the Lenders of its receipt of any such notice. Administrative Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until Administrative Agent has received any such direction, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.
Section 9.4Administrative Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Administrative Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Term Loans, Administrative Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include Administrative Agent in its individual capacity. Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.
Section 9.5Lenders’ Representations, Warranties and Acknowledgment.
(a)Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Term Loans or at any time or times thereafter, and Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.
(b)Each Lender, by delivering its signature page to this Agreement and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by Administrative Agent, Required Lenders or Lenders, as applicable on the Closing Date.
Section 9.6Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY ADMINISTRATIVE AGENT, ITS AFFILIATES AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS) OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, IN NO EVENT SHALL

THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; AND PROVIDED FURTHER, THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.
Section 9.7Successor Administrative Agent.
(a)Administrative Agent may resign at any time by giving [***] (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders and Borrower. Upon any such notice of resignation, Required Lenders shall have the right, upon [***] notice to Borrower and subject to the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed; provided that no consent of the Borrower shall be required if an Event of Default shall have occurred and be continuing), to appoint a successor Administrative Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within [***] after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall promptly (i) transfer to such successor Administrative Agent all sums, securities or Capital Stock and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent of the security interests created under the Collateral Documents, whereupon such retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent hereunder.
(b)Notwithstanding anything herein to the contrary, Administrative Agent may assign its rights and duties as Administrative Agent, as applicable, hereunder to an Affiliate of Blue Owl without the prior written consent of, or prior written notice to, Borrower or the Lenders; provided that Borrower and the Lenders may deem and treat such assigning Administrative Agent as Administrative Agent for all purposes hereof, unless and until such assigning Administrative Agent provides written notice to Borrower and the Lenders of such assignment. Upon such assignment such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent hereunder and under the other Loan Documents.
(c)Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by Administrative Agent. Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any of the Affiliates of Administrative Agent. All of the rights, benefits and privileges (including the exculpatory and indemnification provisions) of Section 9.3, Section 9.6 and of this Section 9.7 shall apply to any such sub-agent and to the Affiliates of any such sub-agent and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each permitted sub-agent appointed by Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.
Section 9.8Collateral Documents and Guaranty.
(a)Administrative Agent under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent on behalf of and for the benefit of Lenders, to be the agent for and representative of Lenders with respect to the Guaranty, the Collateral and the Collateral Documents. Subject to Section 10.5, without further written consent or authorization from Lenders, Administrative Agent may execute any documents or instruments necessary to (A) release any Lien encumbering any item of Collateral that is the subject of an Asset Sale or other sale or disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented, or (B) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.5) have otherwise consented.
(b)Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by Administrative Agent, on behalf of Lenders in accordance with the terms hereof and all powers, rights and remedies under the Collateral Documents may be exercised solely by Administrative Agent, and (ii) in the event of a foreclosure by Administrative Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Administrative Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Administrative Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Administrative Agent at such sale.
Section 9.9Agency for Perfection. Administrative Agent and each Lender hereby appoints each other Lender as agent and bailee for the purpose of perfection the security interests in and liens upon the Collateral in assets that, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and Administrative Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Lenders as secured party. Should any

Lender obtain possession or control of any such Collateral, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent’s request therefore shall deliver such Collateral to Administrative Agent or in accordance with Administrative Agent’s instructions. In addition, Administrative Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.
Section 9.10Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender:
is deemed to have requested that Administrative Agent furnish such Lender or Administrative Agent, promptly after it becomes available, a copy of each field audit or examination report with respect to Borrower or its Subsidiaries (each a “Report” and collectively, “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender with such Reports,
(a)expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,
(b)expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Borrower and its Subsidiaries and will rely significantly upon Borrower’s and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,
(c)agrees to keep all Reports and other material, non-public information regarding Borrower and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.19, and
(d)without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to Borrower, or the indemnifying Lender’s participation in, or the indemnifying Lender’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend and hold Administrative Agent, and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorneys’ fees and costs pursuant to Sections 10.2 or 10.3) incurred by Administrative Agent and any such other Lender or agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Administrative Agent.
In addition to the foregoing: (x) any Lender may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender a copy of any report or document provided by Borrower or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Borrower or such Subsidiary to such Lender, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, and (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Borrower or its Subsidiaries, any Lender may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Borrower the additional reports or information reasonably specified by such Lender, and, upon receipt thereof from Borrower or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender.
Section 9.11Protective Advances. Subject to the limitations set forth below, upon the occurrence and during the continuance of an Event of Default, Administrative Agent is authorized by Borrower and the Lenders, from time to time in Administrative Agent’s sole discretion (but Administrative Agent shall have absolutely no obligation to), to make disbursements or advances to Borrower, which Administrative Agent, in its sole discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by Borrower pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Article III have not been satisfied. The interest rate on all Protective Advances shall be at the Base Rate plus the Applicable Margin. Each Protective Advance shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Term Loan Maturity Date and the date on which demand for payment is made by Administrative Agent. Administrative Agent shall notify each Lender and Borrower in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. Without limitation to its obligations pursuant to Section 9.6, each Lender agrees that it shall make available to Administrative Agent, upon such Administrative Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Protective Advance. If such funds are not made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to Administrative Agent, at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Base Rate.
Section 9.12Erroneous Payments.
(a)If Administrative Agent (x) notifies a Lender or any Person who has received funds on behalf of a Lender (any such Lender or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from Administrative Agent) received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent pending its return or repayment as contemplated below in this Section 9.12 and held in trust for the benefit of Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter (or such later date as Administrative Agent may, in its sole discretion, specify in writing), return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender or any Person who has received funds on behalf of a Lender (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender shall (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one (1) Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 9.12(b).
For the avoidance of doubt, the failure to deliver a notice to Administrative Agent pursuant to this Section 9.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.12(a) or on whether or not an Erroneous Payment has been made.
(c)Each Lender hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Document, or otherwise payable or distributable by Administrative Agent to such Lender under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)The parties hereto agree that (x) irrespective of whether Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, to the rights and interests of such Lender, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower; provided that this Section 9.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of a payment on the Obligations.
(e)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(f)Each party’s obligations, agreements and waivers under this Section 9.12 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Article X

MISCELLANEOUS
Section 10.1Notices.
(a)Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party or Administrative Agent, shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Administrative Agent shall be effective until received by Administrative Agent.
(b)Electronic Communications.
(i)Administrative Agent and Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.
(ii)Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (A) and (B) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.
Section 10.2Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (or, in the case of costs, fees, expenses and disbursements incurred after the Closing Date, within [***] of receipt of an invoice) (a) all of Administrative Agent’s actual, reasonable and documented out-of-pocket costs and expenses of preparation, negotiation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (b) all the actual, reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to Administrative Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Borrower; (c) all the actual, reasonable and documented out-of-pocket costs and expenses of creating and perfecting Liens in favor of Administrative Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable and documented out-of-pocket fees, expenses and disbursements of counsel to Administrative Agent and of counsel providing any opinions that Administrative Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents; (d) all of Administrative Agent’s actual, reasonable and documented out-of-pocket fees, expenses for, and disbursements of any of Administrative Agent’s auditors, accountants, consultants or appraisers, and all reasonable attorneys’ fees incurred by Administrative Agent; (e) all the actual, reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Administrative Agent and its counsel (in each case, external only)) in connection with the custody or preservation of any of the Collateral; (f) all the actual, reasonable and documented out-of-pocket costs and expenses of Administrative Agent and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Loan Documents (including the meetings referred to in Section 5.7); (g) all other actual, reasonable and documented costs and expenses incurred by Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (h) after the occurrence of a Default or an Event of Default, all costs and expenses, including reasonable and documented out-of-pocket attorneys’ fees and costs of settlement, incurred by Administrative Agent and Lenders in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings. In each case, in the case of counsel, Borrower will only be required to reimburse expenses of one firm of counsel (in the absence of an actual or perceived conflict), one additional local counsel in each relevant jurisdiction, one intellectual property counsel and such other special counsel subject in the case of such other special counsel to Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed). This Section 10.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 10.3Indemnity.
IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.2, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH LOAN PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY AND HOLD HARMLESS, ADMINISTRATIVE AGENT AND LENDER, THEIR AFFILIATES AND THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES AND AGENTS OF ADMINISTRATIVE AGENT AND EACH LENDER (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER, OF THAT INDEMNITEE. TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.3 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM. THIS SECTION 10.3 SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.
(a)To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lenders, Administrative Agent and their respective Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and Borrower hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Notwithstanding any provision in this Section 10.3 to the contrary, no Loan Party shall have any liability under this Section 10.3 for any special, indirect, consequential or punitive damages (as opposed to direct or actual damages), except that, nothing in this sentence shall limit the Loan Party’s obligation to indemnify and hold harmless the Indemnitee for any claims, whether brought by third parties or by any party hereto, for which the Indemnitees are entitled to be held harmless and indemnified pursuant to this Section 10.3.
Section 10.4Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender, and their respective Affiliates is hereby authorized by each Loan Party at any time or from time to time subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender hereunder, the participations under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder, (b) the principal of or the interest on the Term Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.
Section 10.5Amendments and Waivers.
(a)Required Lenders’ Consent. Subject to Section 10.5(b), no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written consent of the Required Lenders.
(b)Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) directly affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:
(i)extend the scheduled final maturity of any Loan or Note;
(ii)waive, reduce or postpone any scheduled repayment (but not prepayment);
(iii)reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.6) or any fee payable hereunder;
(iv)extend the time for payment of any such interest or fees;
(v)reduce the principal amount of any Loan;
(vi)amend, modify, terminate or waive any provision of this Section 10.5(b);
(vii)amend the definition of “Required Lenders” or “Pro Rata Share”;
(viii)release all or substantially all or any material portion of the Collateral or all or substantially all of the Guarantors from the Guaranty, or release a material portion of the aggregate value of the Guaranty, except as expressly provided in the Loan Documents as in effect on the Closing Date;
(ix)subordinate (or authorize or permit any transaction having the effect of subordinating) (x) any of the Obligations in right of payment or otherwise (including for the avoidance of doubt, to any other Obligations) or (y) any Lien created by this Agreement or any other Loan Document, whether by amendment, waiver, exchange, refinancing, open market purchase, Dutch auction, or any other transaction or series of related transactions, except, in the case of clause (y), any transaction expressly permitted hereunder as of the Closing Date that is contemplated to have priority over the Liens securing the Obligations;

(x)consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document;
(xi)authorize the incurrence of additional Indebtedness (other than any Indebtedness that would be permitted to be incurred pursuant to the terms hereof on the Closing Date) under the Loan Documents for the purpose of influencing the voting threshold for any amendment requiring the consent of the Lenders (including Affiliates or related Persons) comprising more than the “Required Lenders” or where the affirmative consent of the Required Lenders could not have been achieved but for the issuance of such additional Indebtedness or any related transactions, in each case, without the written consent of all the Lenders;
(xii)solely with the consent of the Lenders of the applicable class of Delayed Draw Term Loan Commitments, any such agreement may waive, amend or modify any condition precedent set forth in Section 3.2 or Section 3.3 as it pertains to any borrowing of Delayed Draw Term Loans.
(c)Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall amend, modify, terminate or waive any provision of Article IX as the same applies to Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of Administrative Agent, in each case without the consent of Administrative Agent.
(d)Execution of Amendments, Etc. Administrative Agent may, but shall have no obligation to, with the consent of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.
(e) Notwithstanding the foregoing in this Section 10.5, this Agreement may be amended with the written consent of the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans of any class (such loans, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that:
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Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Borrower, the Administrative Agent and the Lenders providing the relevant Replacement Term Loans, to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Term Loans incurred pursuant thereto (including any amendments necessary to treat the loans and commitments subject thereto as a separate “tranche” and “class” of Loans, and Term Loan Commitments). It is understood that any Lender approached to provide all or a portion of Replacement Term Loans may elect or decline, in its sole discretion, to provide such Replacement Term Loans.
Section 10.6Successors and Assigns; Participations.
(a)Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.6, Indemnitees under Section 10.3, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of Administrative Agent and Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)Maintenance of the Register. Borrower, Administrative Agent and Lenders shall, in accordance with the Register provisions of Section 2.3(b), deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Term Loan Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.6(e). Prior to such recordation, all amounts owed with respect to the applicable Term Loan Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof.
(c)Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Term Loan Commitment or Loans owing to it or other Obligations (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):
(i)to any Person (other than a Disqualified Institution) meeting the criteria of clause (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent;
(ii)to any Person constituting an Eligible Assignee (other than a Disqualified Institution) [***]; and
(iii)during the continuance of an Event of Default, to any Person (including any Disqualified Institution).
Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, assignments and transfers of any rights or obligations under this Agreement and the other Loan Documents (including all or a portion of any Lender's Term Loan Commitment and the Loans at the time owing to it) among Blackstone Entities shall be freely permitted without the consent of, or any notice to, Administrative Agent, any Loan Party or any other Lender; provided, that Administrative Agent shall have received each of the items specified in Section 10.6(d) in respect of such assignment or transfer and such assignment or transfer shall only be effective to the extent provided in Section 10.6(g).

(d)Mechanics. The assigning Lender and the assignee thereof shall execute and deliver to Administrative Agent an Assignment Agreement, together with such forms or certificates with respect to tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.15(d).
(e)Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement, any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower and shall maintain a copy of such Assignment Agreement; provided that no such notice to the Borrower shall be required in connection with any assignment to an Affiliate of the assigning Lender.
(f)Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Term Loan Commitments or Loans, as the case may be; and (iii) it will make or invest in, as the case may be, its Term Loan Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Term Loan Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws.
(g)Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights that survive the termination hereof under Section 10.8) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any; and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee or assigning Lender, to such assignee or to such assigning Lender, with appropriate insertions, to reflect the new Commitments or outstanding Loans of the assignee or the assigning Lender.
(h)Participations.
(i)Each Lender shall have the right at any time to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) in all or any part of its Commitments, Loans or in any other Obligation. The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (i) extend the final scheduled maturity of any Term Loan or Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Term Loan Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this

Agreement, or (iii) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.19(c), subject to the requirements and limitations of such Sections (it being understood that the documentation required under Section 2.15(d) shall be delivered solely to the participating Lender) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.6(c); provided, a participant shall not be entitled to receive any greater payment under Section 2.14 or 2.15, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation. To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.4 as though it were a Lender, provided such participant shall be subject to Section 2.13 as though it were a Lender.
In the event that any Lender sells participations in its Commitments, Loans or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of all participants in the Commitments, Loans or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Loans or Obligations that are the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under the Internal Revenue Code or Treasury Regulations, including without limitation Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5 (and any amended or successor provisions). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. A Commitment, Loan or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide). The Participant Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. For the avoidance of doubt, Administrative Agent (in its capacity as administrative agent) shall not have any responsibility for maintaining a Participant Register. The parties intend that any interest in or with respect to the Loans under this Agreement be treated as being issued and maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2), and 881(c)(2) of the Internal Revenue Code and any regulations thereunder (and any amended or successor provisions), including without limitation under United States Treasury Regulations Section 5f.103-1(c) and Proposed Treasury Regulations Section 1.163-5 (and any amended or successor provisions).
(i)Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.6, any Lender or Administrative Agent may assign, pledge or grant a security interest in, all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or Administrative Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit or financial arrangement to or for the account of such Lender or Administrative Agent or any of its Affiliates and any agent, trustee or representative of such Person (without the consent of, or notice to, or any other action by, any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, no Lender or Administrative Agent, as between Borrower and such Lender or

Administrative Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, in no event shall such Person, agent, trustee or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or “Agent” or be entitled to require the assigning Lender or Administrative Agent to take or omit to take any action hereunder.
Section 10.7Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 10.8Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.14, 2.15, 2.19(c), 10.2, 10.3, 10.4, and 10.10 and the agreements of Lenders set forth in Section 2.13, 9.3(b) and 9.6 shall survive the payment of the Term Loans and the termination hereof.
Section 10.9No Waiver; Remedies Cumulative. No failure or delay on the part of Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to Administrative Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.
Section 10.10Marshalling; Payments Set Aside. Neither Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.
Section 10.11Severability. In case any provision in or obligation hereunder or any Note or other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.
Section 10.12Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to Section 9.8, each Lender shall be entitled to protect and enforce its rights arising under this Agreement and the other Loan Documents and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
Section 10.13[Reserved].
Section 10.14Original Issue Discount. For purposes of Sections 1272, 1273 and 1275 of the Internal Revenue Code, the Initial Term Loans and each Delayed Draw Term Loan is being issued with original issue discount; please contact the Borrower as indicated on Appendix B to obtain information regarding the issue date, issue price, the amount of original issue discount and the yield to maturity.
Section 10.15Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
Section 10.16APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.
Section 10.17CONSENT TO JURISDICTION.
(a)ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON-EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (IV) AGREES THAT ADMINISTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.
(b)EACH PARTY HERETO HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.1. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY

OTHER MEANS OR MAIL THAT REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.
Section 10.18WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.18 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 10.19Confidentiality. Administrative Agent and Lender shall hold all non-public information regarding Borrower and its Subsidiaries and their businesses identified as such by Borrower and obtained by such Lender from Borrower or its Subsidiaries confidential, it being understood and agreed by Borrower that, in any event, Administrative Agent or Lender may make (i) disclosures of such information to Affiliates of Administrative Agent or Lender and to their agents, advisors, directors, officers, and shareholders (and to other persons authorized by a Lender or Administrative Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.19), (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by any such Lender of any Loans or any participations therein, subject to such person entereing into a customary confidentiality agreement, (iii) disclosure to any rating agency when required by it, (iv) disclosure to any Lender’s financing sources, provided that prior to any disclosure, such financing source is subject to customary confidentiality obligations, (v) disclosures of such information to any actual or potential investors, members, and partners of Administrative Agent any Lender or their Affiliates, provided that prior to any disclosure, such investor or partner is informed of the confidential nature of the information, (vi) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, Administrative Agent and Lender shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, and (vii) disclosures on a confidential basis to the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency in connection with the issuance and monitoring of CUSIP numbers, Private Placement Numbers (“PPNs”) or any other similar numbers with respect to the Loans. Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitations of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent and any Lender may, at its own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media (which may include use of logos of one or more of the Loan Parties) (collectively, “Trade Announcements”). No Loan Party shall (i) issue any Trade Announcement or (ii) disclose the name of any Administrative Agent or any Lender except in the case of clause (ii) (A) disclosures required by applicable law, regulation, legal process or the rules of the Securities and Exchange Commission, (B) on a confidential basis to the Borrower’s controlled Affiliates and Subsidiaries and the Borrower’s and their controlled Affiliates’ and Subsidiaries’ Board of Directors (or equivalent governing body), employees, representatives and professional advisors, subject, in the case of this clause (B), to such person being subject to customary confidentiality obligations with respect to this Agreement, (C) to the extent such information becomes publicly available other than by reason of improper disclosure in violation of the confidentiality obligations set forth in this Section 10.19, (D) to a Tax authority, to the extent reasonably necessary in connection with the Tax affairs of the Borrower or any of its Affiliates or (E) with the prior approval of Administrative Agent and such Lender. The respective obligations of Administrative Agent and Lender under this Section 10.19 shall survive, to the extent applicable to such Person, for a period of two (2) years after the earliest of (x) the payment in full of the Obligations and the termination of this Agreement, (y) any assignment of its rights and obligations under this Agreement by such Person and (z) the resignation or removal of such Person as an Administrative Agent.
Section 10.20Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest that would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest that would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration that constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.
Section 10.21Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (including without limitation an Assignment Agreement, amendments, Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.22Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and Administrative Agent of written notification of such execution and authorization of delivery thereof.
Section 10.23PATRIOT Act Notice. Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act.
Section 10.24[Reserved].
Section 10.25Service of Process. Each Loan Party that is organized outside of the United States hereby appoints Borrower as its agent for the purpose of accepting service of any process in the United States with respect to any Loan Document and the transactions contemplated thereby.
Section 10.26Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first written above.

CARIS LIFE SCIENCES, INC., as the Borrower

By:    David Dean Halbert
Name:    David Dean Halbert
Title:    Chairman & Chief Executive Officer

CARIS MPI, INC.,
CARIS PHARMATECH, INC.,
CARIS SCIENCE, INC.,
CARIS SECURITY, LLC, and
CARIS THERAPEUTICS, INC.,
each as a Guarantor

By:    David Dean Halbert
Name:    David Dean Halbert
Title:    Chairman & Chief Executive Officer
[Signature Page to Financing Agreement]

BLUE OWL CAPITAL CORPORATION,
as Administrative Agent
By: Blue Owl Credit Advisors LLC, its Investment Advisor

By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Investment Advisor
[Signature Page to Financing Agreement]

EOS LUXEMBOURG SCSP SICAV-RAIF - NOSTRO BLACKSTONE SUB-FUND,
as a Lender
By:    /s/ Benjamin Dansart
Name:    Benjamin Dansart
Title:    Manager
By:    /s/ Gabriel Givert
Name:    Gabriel Givert
Title:    Manager

EOS LUXEMBOURG SCSP SICAV-RAIF-OPM BLACKSTONE SUB-FUND, as a Lender
By:    /s/ Benjamin Dansart
Name:    Benjamin Dansart
Title:    Manager
By:    /s/ Gabriel Givert
Name:    Gabriel Givert
Title:    Manager

[Signature Page to Financing Agreement]

BCSA - A FUND LOWER I (LUX) SCSP,
as a Lender
By:    /s/ Tony Whiteman
Name:    Tony Whiteman
Title:    Category A Manager
By:     /s/ Clodagh Brennan
Name:    Clodagh Brennan
Title:    Category B Manager

[Signature Page to Financing Agreement]

BLACKSTONE HOLDINGS FINANCE CO.
L.L.C.,
as a Lender
By:    /s/ Joe Rocco
Name:    Joe Rocco
Title:    Managing Director and Treasurer

[Signature Page to Financing Agreement]

MIZUHO CAPITAL MARKETS LLC, a Delaware limited liability company, as a Lender By: Mizuho Securities USA LLC, in its capacity as manager

By:    /s/ Michael Kowal
Name:    Michael Kowal
Title:    Managing Director

[Signature Page to Financing Agreement]

BXC ARMADILLO CO-INVESTMENT FUND-D LP, as a Lender
By: BXC Armadillo Co-Investment Fund-D GP
LLC, its general partner

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory

BLACKSTONE COF V AIV-1A LP, as a Lender
By: Blackstone Capital Opportunities Associates V LP, its general partner

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory

BXCI BXDR II SUB-UF LLC, as a Lender

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory

[Signature Page to Financing Agreement]

BLACKSTONE CREDIT ABC FUND LP, as a Lender
By: Blackstone Credit ABC Associates LLC, its
general partner

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
EMPIRE SUB LLC, as a Lender

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
EMPIRE SUB-UF LLC, as a Lender

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
BLACKSTONE CREDIT SERIES FUND-C LP SERIES A-II, as a Lender
By: Blackstone Credit Series Fund-C Associates
LLC, its general partner
By: GSO Holdings I, L.L.C., its managing member

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
BLACKSTONE CREDIT SERIES FUND-C LP SERIES B-II, as a Lender
By: Blackstone Credit Series Fund-C Associates
LLC, its general partner
By: GSO Holdings I, L.L.C., its managing member

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory

[Signature Page to Financing Agreement]

EVERLAKE LIFE INSURANCE COMPANY, as a Lender
By: Blackstone Alternative Credit Advisors LP,
pursuant to powers of attorney now and hereafter
granted to it

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
GN LOAN FUND LP, as a Lender
By: Blackstone Alternative Credit Advisors LP, its
Investment Manager

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
EMERALD DIRECT LENDING 3 LP, as a Lender
By: Blackstone Private Credit Strategies LLC, its
investment advisor

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
EMERALD CAMELLIA FUNDING LP, as a Lender
By: Emerald Camellia Funding GP LLC, its general partner
By: Emerald Aggregator Funding LP, its general partner
By: Emerald Aggregator Funding GP LLC, its general partner

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory

[Signature Page to Financing Agreement]

EMERALD MIMOSA FUNDING LP, as a Lender
By: Emerald Mimosa Funding GP LLC, its general partner
By: Emerald Aggregator Funding LP, its manager
By: Emerald Aggregator Funding GP LLC, its general partner

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
BLACKSTONE CREDIT RATED FUND TRUST SPV LP, as a Lender
By: Blackstone Credit Rated Fund Trust SPV Associates LP, as general partner
By: GSO Holdings I L.L.C., its general partner

By:    /s/ Marisa Beeney
Name:    Marisa Beeney
Title:    Authorized Signatory
[Signature Page to Financing Agreement]

Blue Owl Capital Corporation, as a Lender
By: Blue Owl Credit Advisors LLC, its Investment Advisor
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl Credit Income Corp., as a Lender
By: Blue Owl Credit Advisors LLC, its Investment Advisor
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl Diversified Lending 2020 Continuing Submaster Fund I LLC, as a Lender
By: Blue Owl Diversified Lending 2020 Master Fund LP, its sole member
By: Blue Owl Diversified Lending 2020 GP LLC, its general partner
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Owl Rock Unlevered Diversified Lending Sub-Master Fund 1, L.P., as a Lender
By: its General Partner Blue Owl Diversified Lending 2020 GP LLC
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Parliament Funding IV LLC, as a Lender
By: Series 2024-1, a series of Blue Owl Direct Lending Insurance Fund LP, its sole member
By: Blue Owl Direct Lending Insurance Fund GP LLC, its general partner
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
[Signature Page to Financing Agreement]

Blue Owl Opportunistic Lending DL (C) LP, as a Lender
By: Blue Owl Opportunistic Lending DL (C) GP LLC
Its: General Partner
By: Blue Owl Credit Private Fund Advisors LLC
Its: Sole Member
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
OR Opportunistic DL (C) Funding LLC, as a Lender
By: Blue Owl Opportunistic Lending DL (C) LP, its sole member
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl Diversified Lending (CP) I LLC, as a Lender
By: Blue Owl Diversified Lending (CP) LP
Its: Sole Member
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory

Blue Owl Diversified Lending (CP) II LLC, as a Lender
By: Blue Owl Diversified Lending (CP) LP
Its: Sole Member

By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl Technology Finance Corp., as a Lender
By: Blue Owl Technology Credit Advisors LLC, its
Investment Advisor

By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory

[Signature Page to Financing Agreement]

Blue Owl Funding Partners II LP, as a Lender
By: Blue Owl Funding Partners II GP LLC, its general partner
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl First Lien II Continuing Submaster Fund I LLC, as a Lender
By: Blue Owl First Lien Master Fund II LP, its sole member
By: Blue Owl First Lien II GP LLC, its general partner

By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl First Lien Fund II 1X Master LP, as a Lender
By: Blue Owl First Lien II 1X GP LLC, its General Partner

By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory

Blue Owl Beaufort Credit Fund LP, as a Lender
By: Blue Owl Beaufort Credit GP LLC, its General Partner
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl First Lien Fund (C) I LLC, as a Lender
By: Blue Owl First Lien Fund (C) LP, its sole member
By: Blue Owl First Lien Fund (C) GP LLC, its general partner
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
[Signature Page to Financing Agreement]

Blue Owl First Lien Fund (C) II LLC, as a Lender
By: Blue Owl First Lien Fund (C) LP, its sole member By: Blue Owl First Lien Fund (C) GP LLC, its general partner
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl First Lien Fund (O) LP, as a Lender
By: Blue Owl First Lien Fund (O) GP LLC, its
general partner
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Mangum III LLC – Series A, as a Lender
By: Blue Owl Credit Private Funds Advisors LLC, its
Collateral Manager
By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory

Blue Owl US Direct Lending SMA 2019 LP, as a Lender
By: Blue Owl US Direct Lending SMA GP Ltd, its General Partner
By: Blue Owl Credit Private Fund Advisors LLC, as Attorney-in-Fact for the General Partner

By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
Blue Owl Lending Fund (M) LP, as a Lender
By: Blue Owl Lending Fund (M) GP LLC, its General Partner

By:    /s/ Meenal Mehta
Name:    Meenal Mehta
Title:    Authorized Signatory
[Signature Page to Financing Agreement]